AMENDED AND RESTATED OMNIBUS AGREEMENT

      This Agreement ("Agreement") is made and entered into as of the ___ day of March, 2005, by and among GERALD NUDO, an individual with an office at 55 E. Jackson, Suite 500, Chicago, Illinois 60604, and LAURENCE WEINER, an individual with an office at 55 E. Jackson, Suite 500, Chicago, Illinois 60604 (collectively, the "MARC Principals"), and FIRST UNION REIT L.P. a Delaware limited partnership ("First Union").

                                   WITNESSETH:

      WHEREAS, each of the MARC Principals and First Union entered into that certain Omnibus Agreement, dated as of February 14, 2005 (the "Original Agreement"), pursuant to which they set forth certain rights with respect to the real properties identified on Schedule 1A hereto (the "Group A Properties"),
Schedule 1B hereto (the "Group B Properties"), Schedule 1C hereto (the "Group C Properties"), and Schedule 1D hereto (the "Group D Properties");

      WHEREAS, the MARC Principals and their respective Affiliates own the percentage interests in each of the Property Owners as set forth on Schedule 9.4 hereof;

      WHEREAS, First Union and the MARC Principals desire to amend and restate the Original Agreement in its entirety and to enter into certain arrangements pursuant to which, among other things, (i) First Union will provide Property Loans with respect to the Group A Properties and Group D Properties, (ii) First Union and the MARC Principals will set forth certain rights with respect to the Group B Properties and Group C Properties, and (iii) First Union and the MARC Principals will agree to make further loans with respect to certain of the Properties;

      NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 Specific Definitions. As used herein, the following terms shall have the following meanings:

Acquiring Party - as defined in Section 4.2.

Additional Rate -means in the case of all Additional Senior Loans other than the Additional Senior Loan with respect to Woodfield, a variable rate equal to the lesser of (i) 6.65% and (ii) the greater of (1) 5.5% and (2) the Prime Rate, and in the case of the Additional Senior Loan made to Woodfield, a variable rate equal to the lesser of (i) 7.25% and (ii) the greater of (1) 6.25% and (2) the Prime Rate.

Additional Senior Loan - as defined in Section 2.2

Affiliate - means, with respect to a specified Person, any other Person that (i) directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director, officer, member, or partner of such Person or (ii) with respect to individuals, the spouse, children and grandchildren, or a trust, partnership, limited liability company or other entity established to hold such Person's interest in a MARC Entity. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes hereof MARC Realty LLC shall be deemed an affiliate of the MARC Principals and the MARC Borrowers regardless of whether MARC Realty LLC would otherwise be deemed an Affiliate hereunder.

After-Acquired Calculated Equity - as defined in Section 4.2.1.

After-Acquired Due Diligence Period - as defined in Section 4.2.2.

After-Acquired Percentage - means 60% if the Non-Acquiring Party is First Union or 40% if the Non-Acquiring Party is a MARC Entity or MARC Principal.

After-Acquired Property - as defined in Section 4.2.

After-Acquired Property Closing - as defined in Section 4.2.3.

After-Acquired Property Notice - as defined in Section 4.2.1.

After-Acquired Property Purchase Agreement - means a purchase agreement for an After-Acquired Property or an interest therein subject only to those conditions as are customary for acquisitions of real property.

Agreement - as defined in the Preamble.

Asset Management Services - means the review of, and participation in the finalization of, quarterly and annual budgets, capital improvement projects and budgets and REIT compliance.

Business Day - means any day of the year on which offices of First Union or MARC Realty are not required or authorized by law to be closed for business in Chicago, Illinois. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

Capital Proceeds - means all Net Proceeds, Net Sales Proceeds and Net Refinancing Proceeds.

Chicago Business District - means the City of Chicago, Illinois, the County of Cook, Illinois and all areas within 30 miles of the boundaries thereof.

Class B Interest - as defined in Section 5.1


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

Code - means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

Covered Loan - as defined in Section 7.3.2.

Covered Loan Maturity Date - means the date that is the day immediately prior to the seventh anniversary of the date on which the Covered Loan is made.

Covered Loan Note - means a promissory note in the form of Exhibit C hereto.

Covered Loan Rate - means 8.5% per annum; provided, however, if either the MARC Principals or First Union fails to make an otherwise required Covered Loan, the Covered Loan Rate applicable only to the Covered Loan made by the party that has not failed to make the required Covered Loan shall be 12% per annum and shall entitle the maker of the Covered Loan to a 15% internal rate of return on account of such Covered Loan.

CPI - means the United States, Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers for the Chicago-Gary-Kenosha (1982-84=100).

CPI Adjustment - means the percentage determined on the 1st of each year by dividing the CPI for the immediately preceding year by the CPI for the year prior to the immediately preceding year.

Debt - means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt in the nature of that referred to in clauses (i) through (vi) above which is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D)


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

otherwise to assure a creditor against loss in respect of such Debt, (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (i) through (iv) above of any Person, either directly or indirectly, and (ix) all Debt referred to in clauses (i) through (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

Default Rate - has the meaning ascribed thereto on the TI/Cap Ex Loan Note, Reposition Loan Note, or Covered Loan Note, as applicable.

Deposit - as defined in Section 6.2.

Due Diligence Materials - means, with respect to the applicable Property to the extent in the possession of the MARC Principals or MARC Realty: (i) all Licenses and Permits; (ii) all Material Leases and a form of Lease, third party service agreements and/or other contracts or agreements, recorded or unrecorded, affecting the applicable Property, or any portion thereof; (iii) the most recent surveys, title reports and real and personal property tax bills; (iv) copies of the most recent Third Party Property Reports; (v) the past two years and year to date operating statements showing income (including tenant reimbursements), operating expenses, tenant improvement costs, capital improvements, etc.; (vi) the most recent income tax returns; (vii) all warranties still in force on the roof, HVAC systems, etc.; (viii) site plan; (ix) construction plans or "as built" plans; (x) copies of invoices for repairs, maintenance or capital improvements which costs exceed $5,000 and/or any outstanding contracts for work to be completed during the applicable Due Diligence Period; (xi) any third party property management contracts to which the applicable Property is subject; and
(xii) such other documents as First Union shall reasonably request.

Due Diligence Period - means, with respect to the applicable Property, as follows: (i) with respect to the Group A Properties and the Group D Properties, 60 days from the date hereof; (ii) with respect to the Group B Properties 60 days from the Initial Loan Advance Date; (iii) with respect to the Group C Properties, 30 days from the furnishing to First Union of the Group C Property ROFO Notice; or (iv) with respect to an After-Acquired Property, the After-Acquired Due Diligence Period.

8 S. Michigan Property - means the Property located at 8 S. Michigan, Chicago, Illinois.

Environmental Law - means any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time:
(i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. ss.9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.); (iii) the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.); (iv) the Clean Water Act (33 U.S.C. ss.1251 et seq.); (v) the Clean Air Act (42 U.S.C. ss.7401 et seq.); (vi) the Safe Drinking Water Act (21 U.S.C. ss.349; 42 U.S.C. ss.201 and ss.300f et seq.); (vii) the National Environmental Policy Act of 1969 (42 U.S.C. ss.4321); and (viii) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.).

ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

ERISA Affiliate - means each person (as defined in Section 3(9) of ERISA) which together with the MARC Entities would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

Escrow Agent - means Post Heymann & Koffler LLP or such other Person that serves as an escrow agent hereunder.

Existing Senior Loan - means a Senior Loan directly or indirectly encumbering the applicable Property on the date hereof, all as set forth on Schedule 9.15.6 hereto.

Extension Date - as defined in Section 6.2.

First Union - First Union REIT L.P., a Delaware limited partnership.

First Union After-Acquired Calculated Equity - means 60% of the After-Acquired Calculated Equity for the applicable After-Acquired Property.

First Union Amount - means with respect to each MARC Borrower an amount equal to the sum of (i) the amount actually advanced by the First Union Lender as a loan to the applicable MARC Borrower and (ii) the amount contributed by the First Union Entity to the applicable MARC Borrower for the Class B Interest as contemplated by Section 5.1.

First Union Entity - means First Union, First Union Lender and any Subsidiary of First Union that enters into an agreement contemplated by this Agreement.

First Union Lender - means the Subsidiary of First Union that makes a Property Loan.

First Union Member - means a Subsidiary of First Union that is party to an Operating Agreement.

Fiscal Year - means each twelve month period commencing on January 1 and ending on December 31.

Formation Documents - means, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws, trust agreements and any similar agreement, document or instrument of any Person.

FUR - means First Union Real Estate Equity and Mortgage Investments, together with its Subsidiaries.

Governmental Authority - means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Ground Lease - means that certain Lease, dated as of September 17, 1927, between Willoughby Tower, L.L.C., as successor-in-interest to The First National Bank of Boston as trustee under a Trust Agreement made by Willoughby J. Kingsbury and others, and 8 S. Michigan L.L.C., as successor in interest to VIII South Michigan Associates, as amended, relating to the land constituting part of the 8
S. Michigan Property.

Group A Property and Group A Properties - as defined in the first WHEREAS clause.

Group B Property and Group B Properties - as defined in the first WHEREAS clause.

Group B Properties Loan Advance Date - as defined in Section 3.2.1.

Group C Property and Group C Properties - as defined in the first WHEREAS clause.

Group C Property ROFO Notice - as defined in Section 4.1.1 hereof.

Group C Property Offer Price - as defined in Section 4.1.1 hereof.

Group C Property ROFR Notice - as defined in Section 4.1.3 hereof.

Group D Property and Group D Properties - as defined in the first WHEREAS clause.

Hazardous Materials - means and include asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

Initial Loan Advance Date - means the date on which the transactions contemplated by Section 3.1 have been consummated as agreed to by the parties hereunder subject to the conditions set forth herein.


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

Joint Venture Entity - means a Person in which both a First Union Entity and one or more MARC Principals or their Affiliates is an equity holder and which holds either (i) an After-Acquired Property or (ii) a Property from and after, but not prior to, a conversion of the Property Loan as contemplated by Article 3 of the applicable Property Loan Agreement.

Knowledge of the MARC Principals - means the current actual knowledge of Gerald Nudo or Laurence Weiner.

Lease - means a lease for space or a Property with a Person other than First Union or a MARC Entity or their respective Affiliates.

Lease Schedule - as defined in Section 9.15.5.

Legal Requirements - means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, all Environmental Laws, and those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Licenses and Permits - means all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the applicable Property.

Lien - means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

Loan Advance Date - means, as the context dictates, the Initial Loan Advance Date and/or the Group B Properties Loan Advance Date.

Loan Documents - means the Property Loan Agreements, the Property Loan Notes and such other documents as are entered into in connection with the Property Loan Agreements.

MARC After-Acquired Calculated Equity - means 40% of the After-Acquired Calculated Equity for the applicable After-Acquired Property.

MARC Borrower - means either the applicable Property Owner or a to be formed entity that will hold 100% of the MARC Principals or their Affiliates interest in the applicable Property Owner and which, in turn, will be a direct owner of the applicable Property Owner.

MARC Entities - The MARC Borrowers, the MARC Members, the Property Owners and each other Person that is owned in whole or in part by the MARC Principals and which directly or indirectly holds an ownership interest in a Property.

MARC Member(s) - means the MARC Principals and/or their relatives or Affiliates which own an ownership interest, directly or indirectly, in a Property Owner.

MARC Principals - as defined in the Preamble together with any other MARC Members who become a party hereto and their respective successors and assigns.

Material Adverse Effect - means a material adverse effect on, determined separately with respect to the applicable MARC Entity or Property, as the case may be, (i) the business, assets, prospects, operations or financial or other condition of any of the MARC Entities or Properties and/or, taken as a whole, any of the other MARC Entities or Properties, (ii) the ability of the applicable MARC Entity(ies) to perform any material obligations or to pay any obligations which it is obligated to pay in accordance with the operation of its Property or the terms hereof or of any Senior Loans, or (iii) the rights of, or benefits available to, First Union hereunder or under any Property Loan Agreement.

Material Lease - means any Lease with respect to ten percent or more of the rentable square feet at the applicable Property.

Maximum Amount - means the amount for each Property Owner set forth on Schedule
2.

Michigan 30 - means Michigan 30 LLC, an Illinois limited liability company.

Mortgage Debt Schedule - as defined in Section 9.15.6.

Net Operating Income - means for any period of determination, (i) net operating income generated by the applicable Property for such period (i.e., gross operating income, inclusive of any proceeds received under any rent loss or business interruption insurance policies, less expenses of such Property (exclusive of ownership expenses and non-reimbursable operating expenses, debt service, capital expenditures, tenant improvements and leasing commissions and vacancy allowances)), as generated by, through or under all Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Property, in all cases determined in a manner consistent with that customarily utilized by owners of office building properties. The MARC Principals shall, or shall cause each Property Owner to, provide First Union with all information and materials required by First Union necessary for the determination of Net Operating Income; provided, however, in no event shall the Property Owner be required to audit its financial statements.

Net Proceeds - means the gross proceeds received from any insurance recovery or condemnation award relating to any casualty or taking of any asset less the aggregate of (i) all reasonable costs and expenses incurred in the collection of such amounts, including, but not limited to, reasonable attorney's fees, payable to third-parties who are not a MARC Entity or an Affiliate thereof, and (ii) in the case of a casualty, amounts required to repair the Property.

Net Refinancing Proceeds - means the gross proceeds received from the closing of the financing or refinancing of a specified asset less the aggregate of (reasonable closing costs payable to third-parties who are not a MARC Entity or an Affiliate thereof other than a refinancing fee as contemplated by Section
12.2.2 hereof; provided, however, in no event shall any proceeds received from an Additional Senior Loan be considered Net Refinancing Proceeds.


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

Net Sales Proceeds - means the gross sale proceeds received from the closing of the sale of a specified asset less the aggregate of (i) usual closing adjustments, and (ii) reasonable closing costs payable to third-parties who are not a MARC Entity or an Affiliate thereof other than a disposition fee as contemplated by Section 12.2.2 hereof.

Non-Acquiring Party - as defined in Section 4.2.

Officer's Certificate - means a certificate delivered to a First Union Entity by a MARC Principal or a MARC Entity which is signed by an authorized manager or officer thereof (or an authorized officer of the direct or indirect managing person, of such MARC Entity).

Operating Agreement - as defined in Section 4.2.4.

Operating Cash Flow - means, in each calendar month, in each instance determined on an individual Property basis in a manner satisfactory to First Union consistent with that approved by First Union prior to or at the Initial Loan Advance Date, (A) (i) the Net Operating Income for such period less (ii) the sum of, without duplication, (a) non-reimbursable operating expenses at the Property, (b) ownership expenses, (c) tenant improvement costs, leasing commissions and capital expenditures to the extent funded from cash generated by the Property; provided, however, if the MARC Principals and their Affiliates do not directly or indirectly own a 100% fee title interest in the applicable Property, the foregoing amount shall be multiplied by the ownership percentage in such Property held directly or indirectly by the MARC Principals and their Affiliates less (B) the fees as contemplated by Section 12.2 hereof to the extent paid, and if applicable, the asset management fee as contemplated by
Section 12.3 hereof.

Person - means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association or limited liability company, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan - means any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) a MARC Entity or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which such Person or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

Prime Rate - means the prime rate of interest published from time to time in the Money Market Rates section of the Wall Street Journal, changing when and as said prime rate changes, if The Wall Street Journal is not then in print, such other financial newspaper as may be agreed to by the parties.

Property or Properties - means individually or collectively, as the context dictates, any or all of the Group A Properties, Group B Properties, Group C Properties, the Group D Properties and the After-Acquired Properties.

Property Loan - as defined in Section 3.1.


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

Property Loan Agreement - means a loan agreement that shall be in the form and substance of Exhibit A hereto.

Property Loan Amount - means the original principal amount of a Property Loan.

Property Manager - means MARC Realty, LLC or such other person that provides property management services to the applicable Property Owner.

Property Owners - any Person that owns a Property including those Persons set forth on such Schedule 1 hereto.

Replacement Loan - means a loan from a Third Party Lender the proceeds of which are used to satisfy an Existing Senior Loan or an Additional Senior Loan.

Reposition Amount - as defined in Section 7.2.1.

Reposition Loan - as defined in Section 7.2.1.

Reposition Loan Maturity Date - means the date that is the day immediately prior to the seventh anniversary of the date on which the Reposition Loan is made.

Reposition Loan Note - means a promissory note in the form of Exhibit C hereto.

Reposition Loan Rate - means 8.5% per annum; provided, however, if either the MARC Principals or First Union fails to make an otherwise required Reposition Loan, the Reposition Loan Rate applicable to the Reposition Loan made by the party that has not failed to make the required Reposition Loan shall be 12% per annum and shall entitle the maker of the Reposition Loan to a 15% internal rate of return on account of such Reposition Loan.

Reposition Notice - as defined in Section 7.2.1.

Reposition Property - as defined in Section 7.2.1.

Second Group C Property Notice - as defined in Section 4.1.2 hereof.

Senior Loan - means the Existing Senior Loans, Additional Senior Loans and any Replacement Loans and new senior loans placed on the After-Acquired Properties.

Shortfall Amount - as defined in Section 7.3.1.

Shortfall Notice - as defined in Section 7.3.1.

State - means the State or Commonwealth in which the subject of such reference or any part thereof is located.

Subsidiary - means, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing more than 50% of either (x) the beneficial ownership interest or (y) ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person.


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

Tax or Taxes - means all income, gains, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or changes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

Tax Returns - means returns, reports, exhibits, schedules, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination , assessment or collection of any tax.

Third Party Lender - means a bank or other lending institution that is not an Affiliate of either First Union or any of the MARC Principals.

Third Party Property Reports - means such tests and inspections as First Union deems necessary with respect to its review of a Property, including, without limitation, topographical surveys, structural and foundation surveys, roof inspections, equipment inspections and environmental inspections.

TI/Cap Ex Loan - as defined in Section 7.1.1.

TI/Cap Ex Loan Maturity Date - means the date that is the day immediately prior to the seventh anniversary of the date on which the TI/Cap Ex Loan is made.

TI/Cap Ex Loan Note - means a promissory note in the form of Exhibit C hereto.

TI/Cap Ex Loan Rate - means 8.5% per annum; provided, however, if either the MARC Principals or First Union fails to make an otherwise required TI/Cap Ex Loan, the TI/Cap Ex Loan Rate applicable to the TI/Cap Ex Loan made by the party that has not failed to make the required TI/Cap Ex Loan shall be 12% per annum and shall entitle such maker of the TI/Cap Ex Loan to a 15% internal rate of return on account of such TI/Cap Ex Loan.

TI/Cap Ex Notice - as defined in Section 7.1.2.

TI/Cap Ex Reserve - as defined in Section 12.1.1.

TI/Cap Ex Threshold - means an amount equal to $6,000,000 less the product of
(i) $100,000 and (ii) the number of full months from the Initial Loan Advance Date.

United States and U.S. - each means the United States of America.

Woodfield - means Woodfield Limited Partnership.


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

      1.2 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, and (iv) the word "including" means "including but not limited to,".

                                    ARTICLE 2

   SALES OF PROPERTIES PRIOR TO THE LOAN ADVANCE DATE; ADDITIONAL SENIOR LOANS

      2.1 Sales of Properties. In the event that prior to the Initial Loan Advance Date or, with respect to a Group B Property, the Group B Properties Loan Advance Date, the MARC Principals have sold a Group A Property, a Group B Property or a Group D Property pursuant to Section 11.1.3 below, the MARC Principals shall pay to First Union an amount, if any, equal to 40.83%, in the case of a Group A Property or Group B Property or 50% in the case of a Group D Property, of the excess, if any, of (i) the net sales proceeds (i.e. the gross sale price less any prorations and other adjustments to the buyer which are credited against the purchase price) realized for any Group A Property, Group B Property or Group D Property, inclusive of fees paid on account of the acquisition of any property management agreements, less all reasonable closing costs incurred by the applicable Property Owner in connection with such sale including a 1% disposition fee (which may be payable to a MARC Entity) over (ii) the amount set forth on Schedule 1A, Schedule 1B or Schedule 1D, as applicable, for such Property under the heading "Threshold Amount".

      2.2 Additional Senior Loans. On or before the Initial Loan Advance Date, the Property Owners listed on Schedule 2 hereto shall have the right to borrow, from either a Third Party Lender or the MARC Principals or their Affiliates, an amount equal to the Maximum Amount for such Property Owner (each an "Additional Senior Loan"). All Additional Senior Loans other than the Additional Senior Loan made with respect to Woodfield shall be "wrap loans" requiring that the lender thereunder make all payments required on Existing Senior Loans with respect to the Properties set forth on Schedule 2. All Additional Senior Loans shall be secured by either a first mortgage or junior mortgage on the applicable Property which shall be senior to the Property Loans, shall be cross-defaulted to the extent that the Property Loans are cross-defaulted, shall bear interest at the Additional Rate, require monthly payments of interest plus (except in the case of the Senior Loan made with respect to Woodfield) any principal required to be paid on the Existing Senior Loan, be prepayable as contemplated by Section 8.2.1 hereof and shall have a term of not longer than seven years.

                                    ARTICLE 3

                         COMMITEMENT TO LEND; LOAN TERMS

      3.1 Group A Properties and Group D Properties. Subject to the provisions of Article 6 hereof, on the Initial Loan Advance Date, First Union shall cause the First Union Lender to make a non-recourse loan (a "Property Loan") to (i) each MARC Borrower with respect to a Group A Property in an amount equal to the amount set forth on Schedule 1A hereto under the heading "First Union Loan" (as adjusted pursuant to Section 3.6) multiplied by the percentage interest in the Property Owner owned by the MARC Principals and their Affiliates and (ii) each MARC Borrower with respect to a Group D Property in an amount equal to 58.5% of the product of (x) the actual purchase price and costs incurred by the applicable Property Owner to acquire the Group D Property plus all costs associated therewith plus additional amounts advanced by the MARC Principals to such Property Owner from the acquisition date to the Loan Advance Date to cover any cash flow shortages, less any Operating Cash Flow distributed to the MARC Members on or prior to the Loan Advance Date, which amount is estimated to be the amount set forth on Schedule 1D hereto under the heading "First Union Loan" and (y) the percentage interest in the Property Owner owned by the MARC Principals and their Affiliates. All Property Loans made pursuant to this
Section 3.1 shall be on the terms and conditions set forth in a Property Loan Agreement, be evidenced by a non-recourse promissory note and the First Union Lender and the applicable MARC Borrower shall enter into a Property Loan Agreement and all such other documents required thereunder.

      3.2 Group B Properties.

            3.2.1 Right to Lend. Within 60 days after the Initial Loan Advance Date, First Union shall have the option, to be exercised by written notice from First Union to the MARC Principals within such 60 day period, to make Property Loans on all of the Group B Properties equal to the amount set forth on Schedule 1B hereto under the heading "First Union Loan" (as adjusted pursuant to Section 3.6) multiplied by the percentage interest in the Property Owner owned by the MARC Principals and their Affiliates, on the same terms and conditions as set forth in Section 3.1 hereof assuming all references to a Group A Property, shall be deemed references to a Group B Property. If First Union elects to make the Property Loans with respect to the Group B Properties, the Closing shall occur within fifteen
      (15) days after the exercise of First Union's option (the "Group B Properties Loan Advance Date") and all references in Section 3.1 to the Initial Loan Advance Date shall be deemed to refer to the Group B Properties Loan Advance Date. If First Union shall not elect in writing to make the Property Loans with respect to the Group B Properties as provided in the previous sentence, the Group B Properties shall automatically be deemed Group C Properties from and after the expiration of such 60-day period.

            3.2.2 Land Parcels. First Union acknowledges and agrees that the applicable Property Owner shall have the right to transfer the parcels identified on Exhibit E hereto to a separate entity and First Union shall have no rights with respect to such parcels.

      3.3 Collateral for the Property Loans. Each Property Loan shall be secured by either (i) a mortgage on the applicable Property, which mortgage shall be subordinate to any Senior Loan or (ii) if the holder of the Existing Senior Loan does not consent to the granting of a junior mortgage on the applicable Property, the MARC Principals and their Affiliates shall transfer 100% of their ownership interest in the applicable Property Owner to a newly formed limited liability company which entity will be the MARC Borrower, will own all of the interest in the Property Owner previously owned by the MARC Principals and their Affiliates and will grant to the First Union Lender a first priority security interest in the ownership interest in the Property Owner, and will obtain the agreement of the other equity holders in the Property Owner, if any, that upon a default and foreclosure they will not oppose First Union Lender's admission as an equity holder of the Property Owner.

      3.4 Cross-Default. Each of the Property Loans made with respect to a Group A Property will be cross-defaulted with each other Property Loan made with respect to a Group A Property. Each of the Property Loans made with respect to a Group B Property, if any, will be cross-defaulted with each other Property Loan made with respect to a Group B Property. The Property Loans made with respect to the Woodfield and Crossroads Properties will be cross-defaulted with each other. The Property Loan made with respect to the Enterprise Center Property will not be cross-defaulted with any other Property Loan.

      3.5 MARC Equity. The MARC Members, in the aggregate, shall be deemed to have an equity interest in the applicable Property Owner equal to the amount set forth under the heading "MARC Equity" on Schedules 1A, 1B and 1D as applicable, subject to adjustment.

      3.6 Adjustments. The "First Union Loan" and the "MARC Equity" of the Group A Properties and the Group B Properties shall be adjusted as follows:

                  (a) Tenant Improvements and Leasing Commissions. Increased by
            49% with respect to the "First Union Loan" and 51% with respect to the "MARC Equity") of the amount that all non-reimbursable expenses to the extent actually incurred and paid prior to the applicable Loan Advance Date associated with leasing commissions or tenant improvements for a Lease at the Group A Properties or Group B Properties which were not in effect at December 1, 2004 exceed $2,000,000. Any such increase shall be allocated among the applicable Properties in an amount equal to (i) the excess over $2,000,000 multiplied by (ii) a fraction, the numerator of which is the total tenant improvements and leasing commissions at such Property which are included in the amount determined pursuant to this Section 3.6(a) and the denominator of which is the total tenant improvements and leasing commissions at all Properties which are included in the amount determined pursuant to this Section 3.6(a).

                  (b) Capital Expenditures. Increased by 49% with respect to the
            "First Union Loan" and 51% with respect to the "MARC Equity") of all capital expenditures at the applicable Group A Property or Group B Property since December 1, 2004.

                  (c) Senior Loans. Increased or decreased, as the case may be,
            49% with respect to the "First Union Loan" and 51% with respect to the "MARC Equity") to the extent that on the Initial Closing Date the outstanding principal balance on the Existing Senior Loan for the applicable Group A Property or Group B Property is less or more than the amount of set forth on Schedule 9.15.6 hereto for such Group A Property or Group B Property.

                                    ARTICLE 4

                GROUP C PROPERTIES AND AFTER-ACQUIRED PROPERTIES

      4.1 Group C Properties.

            4.1.1 Right of First Offer. At all times as this Agreement is in effect, if a MARC Entity elects to sell or enter into a loan, directly or indirectly, with respect to at least 49% of its interests in a Group C Property, the applicable MARC Entity shall give written notice (the "Group C Property ROFO Notice") thereof to First Union which Group C Property ROFO Notice shall set forth the price expected to be received from such sale or loan for the Group C Property (the "Group C Property Offer Price"). First Union shall then have the right to elect to acquire the Group C Property (or the interest being sold in the Group C Property) or provide a loan to the Group C Property Owner subject to due diligence within the applicable Due Diligence Period by giving written notice thereof to the MARC Entity within five Business Days of receipt of the Group C Property ROFO Notice, which acquisition or loan shall be on such terms and conditions as the parties shall agree and as are customary for transactions of the nature thereof and consistent with the terms of this Agreement.

            4.1.2 Election Not to Acquire Interest in Group C Property. If First Union does not exercise its rights under Section 4.1.1 hereof, then the applicable MARC Entity shall have the right to enter into the proposed transaction for the applicable Group C Property with a third party at any time within the 180 day period following the date of the Group C Property ROFO Notice for a purchase price or amount not less than 97% of the Group C Property Offer Price and on the terms and conditions set forth in the Group C Property ROFO Notice. If the applicable MARC Entity receives an offer to purchase a Group C Property (or the interest being sold in the Group C Property) for a purchase price or loan amount of less than 97% of the Group C Property Offer Price, the applicable MARC Entity can elect to either not sell or obtain the loan on the Group C Property (or the interest being sold in the Group C Property) or, if it desires to sell or obtain the loan on the Group C Property for a price or amount less than 97% of the Group C Property Offer Price within such 180 day period, the applicable MARC Entity shall give notice thereof to First Union (the "Second Group C Property Notice"), which notice shall constitute an offer to First Union pursuant to this Section 4.1.2 at the reduced purchase price or loan amount and First Union shall have a period of 5 Business Days from receipt of the Second Group C Property Notice to make the election set forth in Section 4.1.1 based on the reduced purchase price or loan amount. If a Group C Property is not sold or the loan not made in the applicable 180 day period, any subsequent sale or loan of the Group C Property will be subject to Section 4.1.1.

            4.1.3 Right of First Refusal. At all times as this Agreement is in effect, if a MARC Entity shall receive a bona fide offer to purchase, directly or indirectly, at least a 49% interest in a Group C Property or from any person or entity the applicable MARC Entity shall give written notice (the "Group C Property ROFR Notice") thereof to First Union together with a copy of said offer (the "Purchase Offer"). First Union may upon written notice to the MARC Principals, at First Union's option and within five (5) Business Days after receipt of the Group C Property ROFR Notice and the Purchase Offer to purchase the Group C Property (or the interest being sold in the Group C Property) at the price and upon the terms and conditions as are contained in the Purchase Offer and subject to completion of its due diligence review within the due diligence period, if any, set forth in the Purchase Offer, in which event the applicable MARC Entity shall sell the Group C Property (or the interest being sold in the Group C Property) to First Union upon said terms and conditions and said price. The MARC Principals covenant that they shall accept no such Purchase Offer or convey a Group C Property until they have complied with the terms of this Section 4.1.3. If First Union has not sent its written notice of election to purchase the Property (or the interest being sold in the Group C Property) covered by the Purchase Offer within said five (5) Business Days then First Union shall conclusively be deemed to have waived its right of first refusal with respect to that particular Purchase Offer and the applicable MARC Entity may enter into the Purchase Offer free and clear of any rights or claims on the part of First Union; provided, however, that if the purchaser under such Purchase Offer fails to close on the purchase of the Group C Property for the purchase price or on the material terms and conditions set forth in the Purchase Offer or the Purchase Offer is otherwise terminated, the terms and provisions of this
      Section 4.1.3 shall again become applicable. The right of first refusal contained in this Section 4.1.3 shall not be applicable to any offer for a Group C Property permitted under Section 4.1.2 hereof.

      4.2 After-Acquired Properties. At all times as this Agreement is in effect, if a MARC Entity or a First Union Entity enters into an After-Acquired Property Purchase Agreement with respect to an office building property (an "After-Acquired Property") in the Chicago Business District (the acquiring party being hereinafter referred to in this Section 4.2 as the "Acquiring Party" and either the MARC Principals and/or the MARC Entities or First Union Entity, as the case may be, being hereinafter referred to in this Section 4.2 as the "Non-Acquiring Party"), pursuant to which: (i) if the Acquiring Party is directly or indirectly one or more MARC Principals, either (x) the acquisition of a 30% or greater interest in such After-Acquired Property, (y) the acquisition of a 15% or greater direct or indirect interest by any one MARC Principal or (z) the direct or indirect acquisition of management control by one or more MARC Principals of such After-Acquired Property (provided, that the entry into by MARC Realty of a property management agreement shall not, in and of itself, be deemed the acquisition of management control); or (ii) if the Acquiring Party is directly or indirectly First Union, either (x) the acquisition of a 30% or greater interest in such After-Acquired Property or (y) the acquisition of management control of such After-Acquired Property, then the following provisions shall apply.

            4.2.1 After Acquired Property Notice. The Acquiring Party shall give notice (the "After-Acquired Property Notice") to the Non-Acquiring Party within five Business Days of the entering into of the After-Acquired Property Purchase Agreement which notice shall set forth the total purchase price and costs and expenses incurred or to be incurred by the Acquiring Party in connection with the acquisition of the After-Acquired Property and any Debt obtained, or to be obtained, in connection therewith (unless such expenses are deducted from the Debt proceeds), the net proceeds from any Debt obtained, or to be obtained, with respect to such After-Acquired Property and the amount of equity that will be required to acquire the After Acquired Property (the "After-Acquired Calculated Equity"). In addition, the Acquiring Party shall simultaneously with the delivery of the After-Acquired Property Notice, or promptly upon receipt by the Acquiring Party, deliver to the Non-Acquiring Party the After-Acquired Property Purchase Agreement and all Due Diligence Materials, title reports, surveys and any Third Party Property Reports then in the possession of the Acquiring Party, and any updates thereto with respect to the After-Acquired Property.

            4.2.2 Option. The Non-Acquiring Party will have the option, which option shall be exercisable within the later of (i) 30 days following the After-Acquired Property Notice and, (ii) five days prior to the expiration of the due diligence period provided for in the After-Acquired Property Purchase Agreement so long as the Acquiring Party has promptly delivered to the Non-Acquiring Party all Due Diligence Materials, title reports, surveys and any Third Party Property Reports then in the possession of the Acquiring Party and updates thereto with respect to the After-Acquired Property (the "After-Acquired Due Diligence Period"), to elect, to either acquire from the Acquiring Party a direct or indirect interest in the After-Acquired Property equal to the After-Acquired Percentage or if the Acquiring Party is acquiring the After-Acquired Property in connection with a tax-free exchange under Section 1031 of the Code, make a Property Loan, in either case for a price or in an amount, as applicable, equal to the After-Acquired Calculated Equity multiplied by the After-Acquired Percentage.

            4.2.3 Closing. The closing (the "After-Acquired Property Closing") of the acquisition of any interest in an After-Acquired Property shall take place at the offices of the Acquiring Party, or such other location as the parties may agree, on a date and time mutually agreed to by the Acquiring Party and the Non-Acquiring Party but in no event after the later of (i) 30 days following the expiration of the After-Acquired Due Diligence Period relating to such After-Acquired Property or (ii) the closing date of the acquisition of the After-Acquired Property.

            4.2.4 Operating Agreement. If the Non-Acquiring Party elects to acquire an interest in the After-Acquired Property, the Acquiring Party and the Non-Acquiring Party shall form a limited liability company to hold the interests of the Acquiring Party and the Non-Acquiring Party in such After-Acquired Property and shall enter into an operating agreement in the form of and on the terms and conditions set forth in Exhibit B hereto (the "Operating Agreement") with such changes thereto as may be required for the applicable After-Acquired Property.

                                    ARTICLE 5

              ACQUISITION OF EQUITY INTEREST IN EACH MARC BORROWER

      5.1 Acquisition of Equity Interest. Simultaneous with the consummation of each Property Loan, First Union, or its Subsidiary, shall make a capital contribution to the applicable MARC Borrower in an amount equal to (i) with respect to a Group A Property the amount set forth on Schedule 1A hereto under the heading "First Union Equity" multiplied by the percentage interest in the MARC Borrower owned by the MARC Principals and their Affiliates, (ii) with respect to a Group D Property the amount set forth on Schedule 1D hereto under the heading "First Union Equity" multiplied by the percentage interest in the MARC Borrower owned by the MARC Principals and their Affiliates and (iii) if First Union or its Affiliate elects to make Property Loans with respect to the Group B Properties, with respect to a Group B Property the amount set forth on
Schedule 1B hereto under the heading "First Union Equity" multiplied by the percentage interest in the MARC Borrower owned by the MARC Principals and their Affiliates.

      5.2 Issuance of Equity Interest. In consideration of the capital contribution contemplated by Section 5.1, the applicable MARC Borrower shall issue to the First Union Entity that makes such capital contribution, an equity interest in the MARC Borrower (the "Class B Interest") and the applicable Formation Documents of the MARC Borrower shall be amended and restated to read in its entirety as set forth on Exhibit D hereto with such changes therein as may be necessary for the applicable MARC Borrower.

                                    ARTICLE 6

           DUE DILIGENCE; CLOSING DATES; CONDITIONS TO PROPERTY LOANS

      6.1 Due Diligence.

            6.1.1 Delivery of Due Diligence Materials. Within two Business Days or as soon thereafter as is practicable, of (i) the date hereof with respect to the Group A Properties, the Group B Properties and the Group D Properties, or (ii) the Group C Property ROFO Notice or the Group C Property ROFR Notice, with respect to a Group C Property, or at such other times as set forth in this Agreement with respect to the After-Acquired Properties, the applicable MARC Entity shall deliver to First Union copies of all Due Diligence Materials, and any existing Third Party Property Reports it has in its possession relating to the applicable Property(ies), to the extent not already provided. First Union acknowledges that by making the Due Diligence Materials available to First Union, the MARC Principals have not made, and do not make, any representation or warranty, expressed or implied, as to the accuracy or completeness of the Due Diligence Materials except as set forth in this Agreement. In the event the transactions contemplated hereby are not consummated, First Union will, upon request by the MARC Principals, promptly return to the MARC Principals any of the Due Diligence Materials which may have been delivered to First Union.

            6.1.2 Third Party Property Reports; Due Diligence. During the applicable Due Diligence Period, First Union and its accountants, lenders, attorneys or other representative(s) shall have the right, during regular business hours and upon reasonable notice, to:

                  (a) interview the applicable MARC Entity's management agent regarding the management or operation of the applicable Properties and other parties who have knowledge of the applicable Properties and to inspect records and files of the applicable Properties that are in the manager's possession or control;

                  (b) inspect the books, records and files relating to the
            condition or operation of the applicable Properties that are in the possession or control of the applicable MARC Entity;

                  (c) at First Union's sole risk and expense, inspect the
            applicable Properties and improvements located thereon and obtain such Third Party Property Reports as it deems advisable; provided, however, First Union shall make no Phase II environmental investigations without the consent of the applicable MARC Entity, which may be withheld in its sole discretion. First Union shall exercise (and cause its agents and employees to exercise) due care and ordinary prudence in obtaining such Third Party Property Reports and shall not exercise such right in a manner that unreasonably interferes with the operation of the applicable Property. The applicable MARC Entity shall have the right to disapprove of First Union's agents and/or methods of the proposed Third Party Property Reports on the grounds that such proposed Third Party Property Reports are overly invasive and/or intrusive which disapproval must be on a reasonable basis. First Union, at its own cost and expense, promptly shall repair any damage to a Property resulting from such Third Party Property Reports to the applicable MARC Entity's reasonable satisfaction. First Union shall indemnify, defend, save and hold harmless the applicable MARC Entity from and against any and all claims, liens (including, without limitation, mechanic's and materialman's liens), actions, suits, proceedings, costs, expenses, damages or other liabilities, including, without limitation, reasonable attorneys' fees and court costs, all as incurred, arising out of the rights granted to First Union pursuant to the terms of this Section 6.1.2. The indemnifications contained herein shall survive the termination or consummation of this transaction.

                  (d) First Union, its contractors and representatives shall keep confidential any and all information, documents and reports obtained or prepared by them relating to the Properties. At the applicable MARC Entity's request, First Union shall furnish to such MARC Entity true and correct copies of all Third Party Property Reports undertaken and completed in connection with such inspections.

            6.1.3 Intentionally Deleted.

            6.1.4 Condition of Properties.

                  (a) With respect to the Group A Properties and the Group D
            Properties, in the event that during the Due Diligence Period for the Group A Properties and the Group D Properties, First Union disapproves of the Group A Properties or the Group D Properties, First Union, in its sole and absolute discretion, may elect not to effect the transactions with respect to the Group A Properties or the Group D Properties contemplated by Section 3.1 hereof; provided, however, if First Union elects not to proceed with the transactions contemplated by Section 3.1 hereof with respect to less than all of the Group A Properties, then the MARC Principals shall have the right to terminate this Agreement and the Deposit shall be returned to First Union.

                  (b) With respect to a Group B Property, First Union shall have the rights set forth in Section 3.2.1 hereof.

                  (c) With respect to a Group C Property, First Union shall have the rights set forth in Section 4.1.1 hereof.

                  (d) With respect to an After-Acquired Property, First Union or the MARC Principals, as applicable, shall have the rights set forth in Section 4.2.2 hereof.

      6.2 Deposit. First Union has delivered to the Escrow Agent, as escrow agent, the sum of Three Million Dollars ($3,000,000) (the "Deposit"). The Deposit will be held in an interest bearing account. First Union may elect to extend the Loan Advance Date for the Group A Properties and the Group D Properties for an additional 30 day period (the "Extension Date") in which case First Union shall deliver to the Escrow Agent an additional One Million Dollars ($1,000,000), which amount shall then constitute part of the Deposit. The Escrow Agent is hereby authorized to disburse the Deposit as follows: (i) to the MARC Principals, if they shall have terminated this Agreement pursuant to Section 13.2(d); or (ii) in all other cases or upon the consummation of the transactions contemplated by Section 3.1, to First Union.

      6.3 First Union's Conditions to Making the Property Loans. Upon satisfaction of each of the following conditions (unless waived by First Union) and provided that First Union is otherwise obligated to make the Property Loans, First Union shall be required to make, or cause the First Union Lender to make, the Property Loans with respect to the Group A Properties and Group D Properties on the Initial Loan Advance Date, and the Group B Properties on the Group B Properties Loan Advance Date, if applicable.

            6.3.1 No Default. No breach of any material covenant or obligation of a MARC Entity hereunder nor a Default under the applicable Property Loan Agreement shall exist on the applicable Loan Advance Date or will exist as a result of the transactions to be consummated on the applicable Loan Advance Date.

            6.3.2 Representations and Warranties. All the representations and warranties of the MARC Principals contained in this Agreement shall be accurate in all material respects with respect to the MARC Principals and the applicable MARC Entities and the Group A Properties and the Group D Properties at and as of the Loan Advance Date, and, with respect to the Group B Properties, on the Group B Properties Loan Advance Date, as though such representations and warranties were made at and as of such time, except for such changes therein as are contemplated by this Agreement.

            6.3.3 Covenant Compliance. No breach of any covenants imposed upon the MARC Principals hereunder or the applicable MARC Borrowers under the Property Loan Agreement shall exist on the Loan Advance Date or be created by the transactions to be consummated on the Loan Advance Date.

            6.3.4 Officer's Certificate. First Union shall have received an Officer's Certificate of the applicable MARC Borrower, dated the Loan Advance Date, certifying as to the fulfillment of the conditions specified in Sections 6.3.1, 6.3.2 and 6.3.3 hereof.

            6.3.5 Ownership Structure; Formation Documents and Entity Agreements. First Union shall have received an Officer's Certificate certifying as to (a) the Formation Documents of each entity in the ownership structure of the applicable Property having been duly executed, delivered and filed and remaining in full force and effect and unmodified as of the date of such certificate (and annexing a copy thereof), (b) due authorization, execution and delivery by the applicable MARC Entities of the Loan Documents, to which it is a party and attaching copies of the applicable authorizing resolutions thereto, and (c) such MARC Entities being in good standing and authorized to do business in each jurisdiction where the ownership of its assets and operation of its business requires such qualification.

            6.3.6 Satisfactory Loan Documents . Each of the Loan Documents shall be satisfactory in form, content and manner of execution and delivery to First Union and all Loan Documents shall be in full force and effect including, without limitation, the documents contemplated by Section 3.3 hereof.

            6.3.7 Financial Information; No Material Change.

                  (a) No change shall have occurred in the financial condition, business, affairs, operations or control of the applicable MARC Borrowers or the applicable Properties since the date of their respective financial statements or financial projections most recently delivered to First Union, which change has had or could reasonably be expected to have a Material Adverse Effect; and the applicable MARC Borrowers shall have furnished First Union such other financial information, projections, and certifications as reasonably requested by First Union.

                  (b) The MARC Principals shall have provided to First Union a copy certified by the manager of the Property Owner of its balance sheet after giving effect to, as applicable, any Existing Senior Loans, to evidence that the Property Owner is solvent, has assets having a fair market value in excess of the amount required to pay the Property Owner's probable liabilities on the Property Owner's existing Debts as such become absolute and mature, and has adequate capital for the conduct of the Property Owner's business and the ability to pay the Property Owner's Debts from time to time incurred in connection therewith as such Debts mature

            6.3.8 Litigation. Except as set forth on Schedule 6.3.8, there shall not be any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to the Knowledge of the MARC Principals, threatened with respect to the transactions contemplated hereby or any documentation executed in connection therewith, or in connection with a MARC Borrower, which the First Union shall determine in good faith is likely to have a Material Adverse Effect.

            6.3.9 No Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance by the applicable MARC Principal, MARC Borrower, Property Owner or First Union of their respective obligations hereunder, nor shall there be pending any suit, action or proceeding requesting such relief or remedy.

            6.3.10 Compliance with Laws. There are no Legal Requirements which prohibit or adversely limit the capacity or authority of the applicable MARC Principal or the applicable MARC Borrower to enter into the transactions contemplated hereby, by the Property Loan Agreement or to execute the Loan Documents, to which it is a party, and perform the obligations of such Person with respect thereto.

            6.3.11 Consents. The transactions to be consummated on the applicable Loan Advance Date will not create a breach or default of any agreement, rule, regulation, or ordinance to which a MARC Principal, a MARC Borrower or First Union is party or subject unless the necessary consents have been obtained or waived, except for any breach or default under an Existing Senior Loan caused solely by the transactions contemplated hereby, which are hereby waived by First Union.

            6.3.12 Condition of the Property. There shall have been no uninsured, unrepaired, or unrestored damage or destruction by fire or otherwise to any of the real or tangible personal property comprising or intended to comprise the applicable Property which could reasonably be expected to have a Material Adverse Effect.

            6.3.13 Legal Opinions. First Union shall have received and approved legal opinion letters from counsel representing the MARC Principals and the MARC Borrowers which meet First Union's legal opinion requirements and covering such matters incident to the transactions contemplated herein, as the First Union may reasonably request.

            6.3.14 Insurance. First Union shall have been provided with evidence that the Properties and Property Owners maintain insurance with such carriers, in such amounts and for such risks as it deems necessary.

            6.3.15 Qualified REIT Asset. Each Property Loan shall qualify as a "real estate asset" within the meaning of Section 856(c)(5)(B). At least 95% of each MARC Borrower's gross income shall consist (and shall be expected to continue to exist) of income that is described in Section 856(c)(3) of the Code.

            6.3.16 Sale Payment. The MARC Principals shall have paid to First Union the amount, if any, required by Section 2.1 hereof.

            6.3.17 Class B Interest. The transactions contemplated by Article 5 shall have been consummated.

      6.4 MARC's Conditions to the Property Loans. Upon satisfaction of each of the following conditions (unless waived by the MARC Principals) and provided that the MARC Principals are otherwise obligated to enter into the transactions contemplated hereby, the MARC Principals shall be required, and shall cause the applicable MARC Borrowers to, consummate the transactions contemplated hereby on the applicable Loan Advance Date.

            6.4.1 No Default. No breach of any covenant or obligation of First Union hereunder shall exist on the applicable Loan Advance Date or will exist as a result of the transactions to be consummated on the applicable Loan Advance Date.

            6.4.2 Representations and Warranties. All the representations and warranties of First Union contained in this Agreement shall be accurate in all material respects at and as of the Loan Advance Date as though such representations and warranties were made at and as of such time, except for such changes therein as are contemplated by this Agreement.

            6.4.3 Covenant Compliance. No breach of any covenants imposed upon First Union hereunder shall exist on the Loan Advance Date or be created by the transactions to be consummated on the Loan Advance Date.

            6.4.4 Officer's Certificate. The MARC Principals shall have received a certificate of an officer of FUR, dated the Loan Advance Date, certifying on behalf of First Union as to the fulfillment of the conditions specified in Sections 6.4.1, 6.4.2 and 6.4.3 hereof.

            6.4.5 Satisfactory Loan Documents . Each of the Loan Documents shall be satisfactory in form, content and manner of execution and delivery to the MARC Principals and all Loan Documents shall be in full force and effect.

            6.4.6 Litigation. There shall not be any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) pending or, to First Union's knowledge, threatened with respect to the transactions contemplated hereby or any documentation executed in connection therewith, or in connection with a First Union Entity, which the MARC Principals shall determine in good faith is likely to have a Material Adverse Effect.

            6.4.7 No Injunctions. No court, agency or other authority shall have issued any order, decree or judgment to set aside, restrain, enjoin or prevent the performance by the applicable MARC Borrower or First Union of their respective obligations hereunder, nor shall there be pending any suit, action or proceeding requesting such relief or remedy.

            6.4.8 Compliance with Laws. There are no Legal Requirements which prohibit or adversely limit the capacity or authority of First Union to enter into the transactions contemplated hereby or to execute the Loan Documents, to which it is a party, and perform the obligations of such Person with respect thereto.

            6.4.9 Consents. The transactions to be consummated on the applicable Loan Advance Date will not create a breach or default of any agreement, rule, regulation, or ordinance to which a MARC Principal, MARC Borrower or First Union is party or subject unless the necessary consents have been obtained or waived, except for any breach or default under an Existing Senior Loan caused solely by the transactions contemplated hereby, which are hereby waived by the MARC Principals.

            6.4.10 Class B Interest. The transactions contemplated by Article 5 shall have been consummated.

                                    ARTICLE 7

                                ADDITIONAL LOANS

      7.1 TI/Cap Ex Loans.

            7.1.1 Commitment Amount. From and after the Initial Loan Advance Date until this Agreement is terminated, the MARC Principals and First Union shall be obligated to make loans ("TI/Cap Ex Loans") of up to an aggregate of $15 million collectively to be used to finance leasing commissions, tenant improvements or capital expenditures required to be made to a Property to maintain it in the manner in which the Property has historically been maintained and enable the Property to comply with applicable ADA requirements and building codes and ordinances, and which have been provided for in the Approved Budget for such Property or, in the case of the balance of the year in which the Loan Advance Date occurs, as agreed to by the parties, all on the conditions set forth herein.

            7.1.2 TI/Cap Ex Notice. At such time as a Property Owner shall determine that a TI/Cap Ex Loan is advisable, such Property Owner shall deliver to First Union and the MARC Principals a notice (a "TI/Cap Ex Notice"), which TI/Cap Ex Notice shall set forth the amount requested for such TI/Cap Ex Loan, the applicable Property Owner and Property, the purpose of the TI/Cap Ex Loan and a budget for the applicable leasing commissions, tenant improvements or capital expenditures.

            7.1.3 TI/Cap Ex Loan Advances. Not later than 30 days following the receipt of the TI/Cap Ex Notice and all other information required to be delivered in connection therewith, the MARC Principals and First Union (or their respective Affiliates) shall cause to be made a TI/Cap Ex Loan to the applicable Property Owner, in an amount equal to the product of (i) the amount of the TI/Cap Ex Loan requested or portion thereof then being requested and (ii) either (x) in the case of Joint Venture Entity, the direct or indirect ownership interest of the MARC Entity or First Union, as applicable, in the applicable the Joint Venture Entity, (y) in the case of a TI/Cap Ex Loan made to a Property Owner of a Group A or Group B Property for which a Property Loan is then outstanding, 49%, in the case of First Union, and 51%, in the case of the MARC Principals, or (z) in the case of a TI/Cap Ex Loan made to a Property Owner of a Group D Property for which a Property Loan is then outstanding, 60%, in the case of First Union, and 40%, in the case of the MARC Principals. The parties acknowledge that the funds in the TI/Cap Ex Reserve shall initially be disbursed to the parties in an amount equal to the proportionate share required to be funded by such parties pursuant to this Section 7.1.3.

            7.1.4 Interest Rate. Each TI/Cap Ex Loan will bear interest in arrears at the TI/Cap Ex Loan Rate, unless the Default Rate is applicable.

            7.1.5 Payments. Interest and principal shall be payable solely from Operating Cash Flow and Capital Proceeds as set forth in Section 5.1 and
      Section 7.18 of the applicable Property Loan Agreement or, with respect to TI/Cap Ex Loan made to a Joint Venture Entity, as set forth in Article 8 hereof.

            7.1.6 Maturity. At the TI/Cap Ex Loan Maturity Date for any given TI/Cap Ex Loan, all accrued interest, principal and other charges due with respect to such TI/Cap Ex Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

            7.1.7 Prepayment. A TI/Cap Ex Loan shall be prepayable in whole or in part to the extent permitted or required by Section 5.1 of the applicable Property Loan Agreement or, with respect to TI/Cap Ex Loan made to a Joint Venture Entity, as set forth in Article 8 hereof.

            7.1.8 Collateral. TI/Cap Ex Loans shall be secured by junior mortgages on the applicable Property, which mortgages shall not be recorded without the consent of the applicable Property Owner unless there is a default under the applicable TI/Cap Ex Loan.

            7.1.9 TI/Cap Ex Note. Each TI/Cap Ex Loan shall be evidenced by a TI/Cap Ex Loan Note from the applicable Property Owner to the lenders thereof.

      7.2 Reposition Loans.

            7.2.1 Reposition Loan Request. From and after the Initial Loan Advance Date until this Agreement is terminated, at such time as a Property Owner desires to obtain funds to "reposition" or "upgrade" a Property (the "Reposition Property") which secures, directly or indirectly, a Property Loan or in which First Union then holds an indirect interest, such Property Owner shall give notice thereof to First Union (the "Reposition Notice") which notice shall identify the Property, set forth the amount of funds required to reposition the Property (the "Reposition Amount"), provide a budget with respect to the Reposition Amount and set forth a financial projection of the future impact of such repositioning on the operations and value of the Property. Within five Business Days of each request by the Property Owner but in no event earlier than 30 days following the delivery of the Reposition Notice, the MARC Principals or their Affiliates, collectively, and First Union or its Affiliate shall have the right to make loans (the "Reposition Loans") in an amount equal to the product of (i) the Reposition Amount or portion thereof then being requested and (ii) either (x) in the case of Joint Venture Entity, the direct or indirect ownership interest of the MARC Entity or First Union, as applicable, in the applicable Joint Venture Entity, (y) in the case of a Reposition Loan made to a Property Owner of a Group A or Group B Property for which a Property Loan is then outstanding, 49%, in the case of First Union, and 51%, in the case of the MARC Principals, or (z) in the case of a Reposition Loan made to a Property Owner of a Group D Property for which a Property Loan is then outstanding, 60%, in the case of First Union, and 40%, in the case of the MARC Principals.

            7.2.2 Condition to Reposition Loan. The right of First Union and the MARC Principals to make, or cause their respective Affiliates to make, a Reposition Loan shall be conditioned upon receipt of satisfactory evidence of the expenditures incurred or to be incurred.

            7.2.3 Interest Rate. Each Reposition Loan will bear interest at the Reposition Loan Rate, unless the Default Rate is applicable.

            7.2.4 Payments. Interest and principal shall be payable solely from Operating Cash Flow and Capital Proceeds as set forth in Section 5.1 and
      Section 7.18 of the applicable Property Loan Agreement or, with respect to Reposition Loan made to a Joint Venture Entity, as set forth in Article 8 hereof.

            7.2.5 Maturity. At the Reposition Loan Maturity Date for any given Reposition Loan, all accrued interest, principal and other charges due with respect to such Reposition Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

            7.2.6 Prepayment. A Reposition Loan shall be prepayable in whole or in part to the extent permitted or required by Section 5.1 of the applicable Property Loan Agreement or, with respect to Reposition Loan made to a Joint Venture Entity, as set forth in Article 8 hereof.

            7.2.7 Collateral. Reposition Loans shall be secured by junior mortgages on the applicable Property, which mortgages shall not be recorded without the consent of the applicable Property Owner unless there is a default under the applicable Reposition Loan.

            7.2.8 Reposition Note. Each Reposition Loan shall be evidenced by a Reposition Loan Note made by the applicable Property Owner to the lenders thereof.

      7.3 Covered Loans.

            7.3.1 Cash Shortfall Notice. From and after the Initial Loan Advance Date until this Agreement is terminated, at such time or times as the Property Owner of a Property which secures, directly or indirectly, a Property Loan or in which First Union then holds an indirect interest, is experiencing a cash shortfall which in the Property Owner's opinion will result in the Property Owner defaulting on a Senior Loan encumbering such Property, such Property Owner shall give notice thereof to First Union (the "Shortfall Notice") which notice shall identify the Property and set forth the amount of funds required to satisfy the anticipated shortfall (the "Shortfall Amount").

            7.3.2 Covered Loan Advances. Within 15 Business Days of each Shortfall Notice, the MARC Principals or their Affiliates, collectively, and First Union or its Affiliate shall have the right to make loans (the "Covered Loans") in an amount equal to the product of (i) the Shortfall Amount or portion thereof then being requested and (ii) either (x) in the case of Joint Venture Entity, the direct or indirect ownership interest of the MARC Entity or First Union, as applicable, in the applicable Joint Venture Entity, (y) in the case of a Covered Loan made to a Property Owner of a Group A or Group B Property for which a Property Loan is then outstanding, 49%, in the case of First Union, and 51%, in the case of the MARC Principals, or (z) in the case of a Covered Loan made to a Property Owner of a Group D Property for which a Property Loan is then outstanding, 60%, in the case of First Union, and 40%, in the case of the MARC Principals.

            7.3.3 Interest Rate. Each Covered Loan will bear interest in arrears at the Covered Loan Rate, unless the Default Rate is applicable.

            7.3.4 Payments. Interest and principal shall be payable solely from Operating Cash Flow and Capital Proceeds as set forth in Section 5.1 and
      Section 7.18 of the applicable Property Loan Agreement or, with respect to Covered Loan made to a Joint Venture Entity, as set forth in Article 8 hereof.

            7.3.5 Maturity. At the Covered Loan Maturity Date for any given Covered Loan all accrued interest, principal and other charges due with respect to such Covered Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

            7.3.6 Prepayment. A Covered Loan shall be repayable in whole or in part or to the extent permitted or required by Section 5.1 of the applicable Property Loan Agreement or, with respect to Covered Loan made to a Joint Venture Entity, as set forth in Article 8 hereof.

            7.3.7 Collateral. Covered Loans shall be secured by junior mortgages on the applicable Property, which mortgages shall not be recorded without the consent of the applicable Property Owner unless there is a default under the applicable Covered Loan.

            7.3.8 Covered Note. Each Covered Loan shall be evidenced by a Covered Loan Note from the applicable Property Owner to the lenders thereof.

                                    ARTICLE 8

      APPLICATION OF OPERATING CASH FLOW; CAPITAL PROCEEDS; PROPERTY LOANS

      8.1 Operating Cash Flow.

            8.1.1 Joint Venture Entity Assets. Operating Cash Flow for each Property held directly or indirectly by a Joint Venture Entity, shall be applied on a monthly basis as set forth in Section 9.4(a)(i) of the applicable Operating Agreement or such other Formation Document that provides for the application of Operating Cash Flow.

            8.1.2 Property Loans. Operating Cash Flow for each Group A Property, Group D Property and, if a Property Loan is made with respect to the Group B Properties, each Group B Property shall be applied as set forth in the applicable Property Loan Agreement until Conversion, at which time Operating Cash Flow will be applied as set forth in Section 8.1.1 hereof.

      8.2 Capital Proceeds.

            8.2.1 Joint Venture Entity Assets. Capital Proceeds for each Property held directly or indirectly by a Joint Venture Entity, shall be applied on a monthly basis as set forth in Section 9.4(a)(ii) of the applicable Operating Agreement or such other Formation Document that provides for the application of Capital Proceeds.

            8.2.2 Property Loans. Capital Proceeds for each Group A Property, Group D Property and, if a Property Loan is made with respect to the Group B Properties, each Group B Property shall be applied as set forth in the applicable Property Loan Agreement until Conversion, at which time Operating Cash Flow will be applied as set forth in Section 8.2.1 hereof.

                                    ARTICLE 9

              REPRESENTATIONS AND WARRANTIES OF THE MARC PRINCIPALS

      The MARC Principals jointly and severally represent and warrant to First Union as of the date hereof with respect to the Group A Properties, Group B Properties and Group D Properties, as follows:

      9.1 Formation. Each of the MARC Entities has been duly formed and is validly existing and in good standing as a corporation, partnership, limited liability company or land trust, as the case may be, under the laws of the State of its formation. Each of the MARC Entities has the requisite corporate, partnership or company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Transfer Document to which it is a party. Each of the MARC Entities is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

      9.2 Proceedings; Enforceability. Each of the MARC Entities has taken all requisite corporate, partnership or company action, as applicable, to authorize the execution, delivery and performance by such Person of the Transfer Document to which it is a party. Each Transfer Document to which it is a party which is required to be executed and delivered has been duly authorized, and when executed and delivered will constitute the legal, valid and binding obligation of each of the MARC Entities which is a party thereto, enforceable against each such Person in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      9.3 Conflicts. Except as set forth in Schedule 9.3, neither the execution, delivery and performance of this Agreement or any of the other Transfer Documents by each of the MARC Entities or compliance by any such Person with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants or conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any such Person is a party or by which it or any of its properties or assets is bound or to which it may be subject other than the documents evidencing the Existing Senior Loans, or (iii) will violate any provision of any Formation Document of any such Person other than documents executed in connection with the Existing Senior Loans.

      9.4 Ownership.

                  (a) All of the direct and indirect partners, owners,
            stockholders, beneficiaries and members, respectively and as may be applicable, of each of the Properties (other than After-Acquired Properties) and their respective ownership interests are listed in
            Schedule 9.4 hereof and such interests are held by such Persons free and clear of all Liens other than for mortgage liens on the Properties created by Existing Senior Loans.

                  (b) Except as set forth on Schedule 9.4, the MARC Principals do not directly or indirectly hold any interest, direct or indirect, in a Property or any stock, membership, partnership or ownership interest in any other Person that holds directly or indirectly an interest in a Property.

      9.5 Litigation. Except as set forth on Schedule 6.3.8, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority by any entity (private or governmental) pending or, to the Knowledge of the MARC Principals, threatened with respect to a Property, a MARC Entity, this Agreement or the transactions contemplated by this Agreement, or any documentation executed in connection herewith, which could reasonably be expected to have a Material Adverse Effect.

      9.6 Information. To the Knowledge of the MARC Principals and except as set forth in Section 6.1.1, all factual information furnished by or on behalf of the MARC Entities to a First Union Entity (including, without limitation, all information contained herein or in any other document delivered in connection herewith) is, and all other such factual information hereafter furnished by or on behalf of the MARC Entities to a First Union Entity will be, true and accurate in all material respects on the date as of which such information is dated or certified and to the Knowledge of the MARC Principals , not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      9.7 [intentionally omitted]

      9.8 Financial Information. To the Knowledge of the MARC Principals, the financial statements of the Properties and the Property Owners listed on
Schedule 9.8 hereto present fairly the financial conditions of each at the dates of such statements of financial condition and the results of operations for the periods covered thereby. Since the dates of the relevant financial statements, no change has occurred which could have or reasonably be expected to have a Material Adverse Effect.

      9.9 Management Agreements. Except as set forth on Schedule 9.9 hereof, there are no other management agreements or asset management agreements respecting the management of the Properties.

      9.10 Control Provisions.

                  (a) Except with respect to Michigan 30, the MARC Principals control, directly or indirectly, and without the requirement for consent of any other Person, the management of each Property and Property Owner.

                  (b) There are no provisions in any limited partnership
            agreement, operating agreement, certificate of incorporation, bylaws or any other agreement or instrument to which a MARC Principal or MARC Entity is party, under which any Person (other than a MARC Principal or a MARC Entity) has the right to exercise the management or control rights, powers or authority currently belonging to a MARC Principal or a MARC Entity, except for independent directors in connection with the Existing Senior Loans or as set forth in any mortgage, deed of trust or similar security agreement encumbering any Property upon exercise of the rights and remedies upon default set forth in any of the foregoing.

      9.11 Bankruptcy Filings. None of the MARC Principals nor any MARC Entity is contemplating either a filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and to the Knowledge of the MARC Principals no Person is contemplating the filing of any such petition against any of the MARC Principals nor any MARC Entity.

      9.12 Options. No Person holds a right of first refusal or option to purchase, directly or indirectly, with respect to any interest in a Property Owner, a MARC Member or the Property.

      9.13 Investment Company. None of the MARC Entities is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      9.14 Holding Company. None of the MARC Entities is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      9.15 Individual Properties.

            9.15.1 To the Knowledge of the MARC Principals, each of the Property Owners possesses such Licenses and Permits issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to own and operate each Property, except where the failure to possess any such License or Permit would not have a Material Adverse Effect. To the Knowledge of the MARC Principals, the Property Owners are in material compliance with the terms and conditions of all such Licenses and Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. To the Knowledge of the MARC Principals, all of the Licenses and Permits are valid and in full force and effect, except where the invalidity of such Licenses and Permits or the failure of such Licenses and Permits to be in full force and effect would not result in a Material Adverse Effect. Neither a MARC Principal nor a MARC Entity has received any notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Any written notice received by a Property Owner or MARC Realty of a violation of Legal Requirements which has not been corrected will not have a Material Adverse Effect.

            9.15.2 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) each Property Owner has fee simple title to its respective Property except for the 8 S. Michigan Property in which the Property Owner owns a leasehold estate and (ii) the interests of each Property Owner in its respective Property are not subject to any Liens securing the repayment of money except for those securing the repayment of the Existing Senior Loans, as set forth in
      Schedule 9.15.6.

            9.15.3 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) to the knowledge of the MARC Principals and except as otherwise disclosed in Third Party Property Reports and except for asbestos containing materials which are or may be located on certain of the Properties, each Property is free of any Hazardous Materials in violation of any Environmental Laws applicable to such Property; (ii) no MARC Entity has received any notice of a claim under or pursuant to any Environmental Laws applicable to a Property or under common law pertaining to Hazardous Materials on or originating from any Property; and (iii) no MARC Entity has received any notice from any Governmental Authority claiming any material violation of any Environmental Laws that is uncured or unremediated as of the date hereof.

            9.15.4 Except as set forth on Schedule 9.15.4 none of the Debt to which a Property Owner is subject is cross-defaulted or cross-collateralized to any Debt of another Property Owner.

            9.15.5 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) with respect to the each Property, each Material Lease and the Ground Lease is in full force and effect, (ii) except as set forth in Schedule 9.15.5, to the Knowledge of the MARC Principals, (x) none of the Property Owners is in default in the performance of any material obligation under any Material Lease or the

      Ground Lease and (y) no circumstances exist which, with the passage of time or the giving of notice, or both, would constitute an event of default by any party under any of the Material Leases or the Ground Lease,
      (iii) except as set forth in Schedule 9.15.5, to the Knowledge of the MARC Principals, no tenant is in monetary default beyond 30 days or material non-monetary default under a Material Lease or the Ground Lease, (iv) except as otherwise expressly set forth in Schedule 9.15.5, to the Knowledge of the MARC Principals, there are no actions, voluntary or involuntary, pending against any tenant under a Material Lease under any bankruptcy or insolvency laws, (v) neither the Ground Lease, any of the Material Leases nor the rents or other amounts payable thereunder has been assigned, pledged or encumbered by any of the Property Owners or any other Person, except in connection with financing secured by the applicable Property, and (vi) the basic terms and conditions of the Ground Lease and each Material Lease are set forth in Schedule 9.15.5 (the foregoing schedule, as updated from time to time as provided herein, being referred to herein as the "Lease Schedule").

            9.15.6 Schedule 9.15.6 accurately details in all material respects the approximate amount, term, and interest rate applicable to each Existing Senior Loan encumbering a Property (the foregoing schedule, as updated from time to time as provided herein, the "Mortgage Debt Schedule"). Except as noted on Schedule 9.15.6, no notice of default thereunder has been sent or received by a MARC Entity which has not been cured or waived prior to the date hereof, and to the Knowledge of the MARC Principals, there does not exist with respect to any Existing Senior Loan any default by any Property Owners or any event (exclusive of the transaction contemplated by this Agreement) which merely with notice or lapse of time or both, would constitute such a default by any of the Property Owners. No MARC Entity or Affiliate thereof owns, directly or indirectly, any material interest in any Existing Senior Loan.

            9.15.7 Each of the Property Owners of the Group A Properties is treated as a partnership for federal income tax purposes and does not constitute a publicly traded partnership within the meaning of Section 7704 of the Code.

            9.15.8 Each of the Property Owners possesses valid owner's policy of title insurance from title insurers of recognized financial responsibility on each individual Properties in amounts not less than the original purchase price of such properties, and such title insurance is in full force and effect.

      9.16 No Plan Assets. Except as set forth on Schedule 9.16, with respect to each MARC Entity, (i) no MARC Entity is or will be an "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) none of the assets of a MARC Entity constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) none of the MARC Entities is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with a MARC Entity are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. Except as set forth on Schedule 9.16, as of the date hereof, no MARC Entity nor any member of a "controlled group of corporations" (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of
Section 3(37)(A) of ERISA).

      9.17 Assets. No Property Owner owns any assets other than its respective Property.

      9.18 Taxes. Each Property Owner and each Borrower has prepared and filed on a timely basis (taking into account applicable extensions) with all appropriate federal, state, local and foreign governmental authorities all material returns in respect of Taxes it is required to file. All such Tax Returns are or will be complete and correct in all material respects. All of the Taxes required to have been paid on or prior to the date hereof have been paid in full. The applicable Property Owner or Borrower has withheld from each payment made to any of its present or former employees, officers, directors or other parties all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. There are no assessments against a Property Owner or Borrower with respect to Taxes that have been issued and are outstanding. No Property Owner or Borrower is a party to, or bound by, nor does it have any formal obligation under any Tax sharing or Tax indemnification agreement, provision or arrangement. There is no Tax deficiency outstanding or assessed or, to the knowledge of the MARC Principals, proposed against a Property Owner or Borrower or a Property that is not reflected as a liability on the financial statements of the applicable Property Owner or Borrower, nor has a Property Owner or Borrower executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

Except as otherwise set forth in this Agreement, First Union acknowledges that the condition of each Property is in an "AS IS, WHERE IS" CONDITION AND "WITH ALL FAULTS" as of the date of this Agreement and of the applicable Loan Advance Date. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by the MARC Principals or by any partner, officer, person, firm, agent, attorney, or representative acting or purporting to act on behalf of the MARC Principals as to the condition or repair of the Properties or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Properties or the condition, repair, value, expense of operation or income potential of the Properties or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto.

In the event that, prior to a Loan Advance Date, First Union obtains knowledge that, as of the Loan Advance Date, the MARC Principals are in breach of any of the representations and warranties set forth herein, or the MARC Principals otherwise disclose to First Union facts that are inconsistent with or different from the information set forth in the representations and warranties herein, and the applicable Property Loan is made, then the representations and warranties herein shall be deemed to be modified or superseded by such certificates or other documents (and, in such event, the MARC Principals shall no longer have any liability hereunder with respect to the portion of representation or warranty modified or superseded herein, as applicable).

                                   ARTICLE 10

                  REPRESENTATIONS AND WARRANTIES OF FIRST UNION

      First Union represents and warrants to the MARC Principals and the MARC Borrowers as of the date hereof as follows:

      10.1 Formation. First Union has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware. First Union has the requisite partnership power and authority to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Transfer Document to which it is a party. First Union is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

      10.2 Proceedings; Enforceability. Subject to obtaining the consent of the Board of Trustees of First Union, First Union has taken all requisite partnership action to authorize the execution, delivery and performance by First Union of the Transfer Documents to which it is a party. Subject to obtaining the consent of the Board of Trustees of First Union, each Transfer Document to which it is a party which is required to be executed and delivered has been duly authorized, and when executed and delivered will constitute the legal, valid and binding obligation of each First Union Entity that is party thereto, enforceable against each such Person in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      10.3 Conflicts. Neither the execution, delivery and performance of this Agreement or any of the other Transfer Documents by each of the First Union Entities that is party thereto or compliance by any such Person with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants or conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any such Person is a party or by which it or any of its properties or assets is bound or to which it may be subject or (iii) will violate any provision of any Formation Document of any such Person.

      10.4 Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority by any entity (private or governmental) pending or, to the best of First Union's knowledge, threatened with respect to this Agreement or the transactions contemplated by this Agreement, or any documentation executed in connection herewith, which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 11

                                    COVENANTS

      11.1 Covenants of the MARC Principals.

            11.1.1 Conduct of Business. Prior to the applicable Loan Advance Date, the MARC Principals will, and will cause each Property Owner to, (a) conduct its business and operate its respective Property only in the ordinary course of business; and (b) use its reasonable efforts to preserve intact its current business organization, retain the services of its present officers, employees, and agents, and preserve the relations and goodwill with its suppliers, customers, creditors, employees, agents and others having business relations with the MARC Entities.

            11.1.2 Required Approvals. As promptly as practicable after the date of this Agreement, the MARC Principals will, and will cause each Property Owner to, make all filings required by Legal Requirements to be made by them in order to consummate the contemplated transactions.

            11.1.3 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Article 13, the MARC Principals will not, nor will they permit any other MARC Entity or any of their respective representatives to, directly or indirectly provide any non-public information to, or enter into any agreement or letter of intent with any Person other than First Union, relating to any transaction involving the direct or indirect sale, merger or other disposition or monetization of all or a substantial portion (Properties having gross purchase prices, inclusive of debt assumption, of more than $60 million in the aggregate) of the MARC Principals interest in the Group A Properties, and Group D Properties.

            11.1.4 Additional Information. The MARC Principals shall promptly furnish to First Union all such financial and operating reports with respect to each Property and Property Owner as may be prepared with respect to a Property or Property Owner from time to time between the date hereof and the Loan Advance Date as First Union may reasonably request. The MARC Principals shall make available to First Union information with respect to any document, event, transaction or condition entered into or occurring after the date hereof which, had it occurred or been in effect on or prior to the date hereof, would have been included on the Schedules to this Agreement, and any such information which would have been included on a Schedule shall be deemed to amend the relevant Schedule when so provided.

            11.1.5 Reasonable Efforts. The MARC Principals will use their reasonable efforts to effectuate the transactions hereby contemplated.

      11.2 Covenants of First Union.

            11.2.1 Required Approvals. As promptly as practicable after the date of this Agreement, First Union will make all filings required by Legal Requirements to be made by them in order to consummate the contemplated transactions.

            11.2.2 Reasonable Efforts. First Union will use its reasonable efforts to effectuate the transactions hereby contemplated.

                                   ARTICLE 12

                        JOINT COVENANTS; OTHER AGREEMENTS

      12.1 TI/Cap Ex Reserve Account.

            12.1.1 Deposit. On the Initial Loan Advance Date, First Union and the MARC Principals shall deposit into an escrow account mutually satisfactory to First Union and the MARC Principals to be disbursed on the joint direction of First Union and the MARC Principals $2,940,000 and $3,060,000, respectively (the "TI/Cap Ex Reserve") for the purposes of funding the first $6,000,000 of the $15,000,000 commitment set forth
      Section 7.1.1 hereof.

            12.1.2 Purpose. All amounts held in the TI/Cap Ex Reserve shall be used solely to make TI/Cap Ex Loans.

            12.1.3 Funding. On each monthly anniversary of the Initial Loan Advance Date, First Union and the MARC Principals shall:

                  (a) to the extent that the TI/Cap Ex Reserve amount exceeds the TI/Cap Ex Threshold, cause such excess to be distributed to First Union and the MARC Principals in proportion to the amounts then contributed by First Union and the MARC Principals to the TI/Cap Ex Reserve; or

                  (b) to the extent that the TI/Cap Ex Reserve amount is less than the TI/Cap Ex Threshold, make additional contributions to the TI/Cap Ex Reserve in amount equal to the deficiency multiplied by their proportion of the total contributions to the TI/Cap Ex Reserve.

      12.2 Affiliate Transactions. No Joint Venture Entity or Property Owner shall be permitted to enter into a transaction with an Affiliate of a MARC Principal or First Union without the consent of both the MARC Member or MARC Borrower, on the one hand, and the First Union Member or the First Union Lender, on the other hand, except for the following:

            12.2.1 Property Management. Property Manager shall be retained as the property manager for each Property; provided, however, with respect to each Joint Venture Entity, the Property Manager shall be retained pursuant to a property management agreement in the form of Exhibit F hereto.

            12.2.2 Acquisition, Disposition and Financing Fees. The MARC Principals or their Affiliates shall be entitled to receive a fee of 1% of
      (i) the gross purchase or sale price of all After-Acquired Property acquisitions and all Property dispositions, other than a disposition to a MARC Principal, a MARC Entity or an Affiliate thereof or First Union or its Affiliate and (ii) the gross loan amount for all loans obtained from a Third Party Lender by a Property Owner not in connection with an acquisition for which the MARC Principals or their Affiliates provide mortgage brokerage services; provided, however, in no event shall all MARC Entities be entitled to receive annual fees under this Section 12.2.2 in excess of $600,000, subject to adjustment based on the CPI Adjustment.

            12.2.3 Design Fees. A MARC Entity shall be entitled to receive a design fee for space plans and revisions and mechanicals with respect to each Property equal to $0.10 per square foot for such Property and construction documents of $1.50 per square foot for such Property, subject to adjustment based on the CPI Adjustment.

            12.2.4 Lease Administration. Internal legal fees of the MARC Entities shall be reimbursable at a reasonable hourly rate but in no event shall the total fee paid be in excess of $1,500 for a Lease renewal and $5,000 for a new Lease; provided, however, if any third-party legal fees relating to such Lease renewal or new Lease shall be payable by the Property Owner, such amount otherwise payable for internal legal fees shall be 50% of the foregoing amounts, in each case, subject to adjustment based on the CPI Adjustment.

            12.2.5 Construction Management. A MARC Entity shall be permitted to receive a fee for construction management services actually performed at a Property equal to (i) 8% for the first $250,000 of construction costs during the applicable Property Owner's Fiscal Year, (ii) 7% for the next $750,000 of construction costs during the applicable Property Owner's Fiscal Year and (iii) 6% for all construction costs over $1,000,000 during the applicable Property Owner's Fiscal Year. All self-performed painting and carpeting costs of tenant spaces only shall not be included in construction costs.

            12.2.6 Purchasing and Engineering Fee. So long as MARC Realty is the property manager at the applicable Property, MARC Realty shall be entitled to an annual fee of $8,000 per Property, subject to the CPI Adjustment, from such Property Owner for providing purchasing and engineering services.

            12.2.7 Asset Management Agreement. An asset management agreement as contemplated by Section 12.3 hereof, if applicable.

      12.3 Asset Management Agreement. So long as Property Manager or an Affiliate of the MARC Principals is the property manager of a Joint Venture Entity's Property, such Joint Venture Entity shall retain an Affiliate of First Union to provide Asset Management Services to the applicable Property for a fee equal to 1% of the gross revenues of such Property. In no event shall First Union or its Affiliate be entitled to an asset management fee with respect to a Property for which a Property Loan is then outstanding.

      12.4 Transaction Costs. Each party hereto shall bear the costs of their respective agents, attorneys, and accountants.

      12.5 Existing Senior Loans. All costs incurred in connection with obtaining the consent of the holders of any Existing Senior Loans and/or all costs incurred in connection with the acceleration of any Existing Senior Loans arising out of a breach of the applicable "due on sale" clauses or a breach of a no further financing covenant caused by a Property Loan including, but not limited to, default interest or prepayment or defeasance costs associated with satisfying any Existing Senior Loans in connection with the transactions contemplated by Section 3.1 hereof shall be borne 60% by First Union and 40% by the MARC Principals without regard to any payments made by or required under any guarantees of such Senior Loan.

      12.6 Brokerage Fees. First Union and the MARC Principals represent and warrant to each other that the only brokers involved in the transactions contemplated by this Agreement are Friedman Billings and BBT. First Union and the MARC Principals (collectively) shall bear 60% and 40%, respectively, of all fees due Friedman Billings and BBT, which amounts shall not be paid until after the Initial Loan Advance Date. Except as otherwise provided in this Section 12.5, each party agrees to otherwise satisfy and hold each other harmless from and against any and all claims and liabilities for brokerage commissions and finders fees to any Person claiming by, through, or under such party which commissions and fees are related in any way to the transactions contemplated by this Agreement.

                                   ARTICLE 13

                            TERMINATION OF AGREEMENT

      13.1 Mandatory Termination. Unless otherwise previously terminated, this Agreement shall automatically terminate at such time as there are no longer any outstanding obligations between a MARC Entity, on the one hand, and a First Union Entity, on the other hand, with respect to any Group A Property, Group B Property or Group D Property.

      13.2 Voluntary Termination. This Agreement may be terminated;

                  (a) at any time prior to the Initial Loan Advance Date by
            mutual consent of the MARC Principals and First Union;

                  (b) by either the MARC Principals or First Union, if the
            Initial Loan Advance Date has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations) on or before April 30, 2005, or, if later, the Extension Date;

                  (c) by First Union or the MARC Principals as contemplated by
            Article 6 hereof;

                  (d) at any time prior to the Initial Loan Advance Date by the
            MARC Principals, if there has been a material violation or breach by First Union of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived by the MARC Principals;

                  (e) at any time by the MARC Principals if the satisfaction of any condition to the obligations of a MARC Principal hereunder becomes impossible, for any reason outside the control of the MARC Principals;

                  (f) at any time prior to the Initial Loan Advance Date by
            First Union, if there has been a material violation or breach by the MARC Principals of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived by First Union; or

                  (g) at any time by First Union if the satisfaction of any
            condition to the obligations of First Union hereunder becomes impossible, for any reason outside the control of First Union.

The MARC Principals agree that if First Union has the right to terminate this Agreement pursuant to Section 13.2(f) or the applicable MARC Members or MARC Principals shall intentionally or willfully fail to consummate the transactions contemplated by Section 3.1 hereof , First Union's sole remedy shall be to either (i) terminate this Agreement in which event the MARC Principals shall immediately pay to First Union all of First Union's third party out of pocket expenses incurred in connection with the transactions contemplated hereby up to $500,000 in immediately available funds (and in no event shall First Union be entitled to recover money damages against the MARC Principals) or (ii) seek, within 90 days thereof, either a decree or order of specific performance or mandamus to enforce the observance and performance of the terms and conditions of this Agreement or an injunction restraining such breach or threatened breach in which event the MARC Principals agree to such remedy and further agree to indemnify First Union for all costs associated with seeking such remedy; provided that First Union prevails in any such proceeding.

                                   ARTICLE 14

                                 INDEMNIFICATION

      14.1 Indemnity by the MARC Principals. Subject to the limitation set forth in Section 14.2 hereof, the MARC Principals shall, and shall cause the applicable MARC Members to, jointly and severally, at all times, both before and after the consummation of the transactions contemplated hereby, at their sole cost and expense defend, indemnify, exonerate and save harmless First Union and each other First Union Entity and all those claiming by, through or under First Union ("Indemnified Party") (to the extent not paid by a MARC Principal or MARC Entity in this Section 14.1 or under the applicable provisions of this or any other Transfer Document) against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind whatsoever (a "Claim"), including, without limitation, attorneys' fees and experts' fees and disbursements, which may at any time be imposed upon, incurred by or asserted or awarded against the Indemnified Party and arising from or out of:

                  (a) claims of mechanics and materialmen based on work
            performed on or contracted for a Property prior to the applicable Loan Advance Date;

                  (b) any third party tort claim with respect to a Property or
            Property Owner that arises or arose as the result of any injury or damage occurring on or prior to the applicable Loan Advance Date for the applicable Property;

                  (c) claims under the Leases or any other contracts or
            agreements relating to a Property or a Property based on events occurring and/or causes of action arising prior to the applicable Loan Advance Date other than the litigation set forth on Schedule 6.3.10;

                  (d) claims with respect to a Property or Property Owner by any
            Governmental Authority with respect to Taxes or License and Permit fees for periods prior to the applicable Loan Advance Date; and

                  (e) the breach or inaccuracy of any material representation or warranty made by the MARC Principals in this Agreement or the applicable Assignment Agreement or any other agreement entered into in connection herewith or therewith provided that any Claim under this subparagraph (e) is brought within the period set forth in
            Section 15.7 below.

Notwithstanding the foregoing, an Indemnified Party shall not be entitled to indemnification in respect of (i) claims arising from acts of its own gross negligence or willful misconduct to the extent that such gross negligence or willful misconduct is determined by the final judgment of a court of competent jurisdiction, not subject to further appeal, in proceedings to which such Indemnified Party is a proper party or (ii) obligations that First Union has specifically agreed to assume in this Agreement or another document entered into in connection herewith or claims arising out of any matter that has been disclosed to First Union in this Agreement, any of the Due Diligence Materials or any document entered into in connection therewith.

      14.2 Limitation on Indemnification. Except as provided in the last sentence of this Section 14.2, the liability of the MARC Principals or any MARC Member to indemnify an Indemnified Party shall be limited to, and First Union's sole recourse for any amounts due it pursuant to Section 14.1 hereof, shall be limited to the applicable MARC Member's ownership interests in the Property Owner underlying the applicable Claim. Notwithstanding the foregoing, Gerald Nudo and Laurence Weiner agree that they shall be personally liable for the difference, if any, in the amount due First Union pursuant to Section 14.1 hereof and the amount recovered by First Union pursuant the first sentence of this Section 14.2 up to $5,000,000, in the aggregate, on account of all Claims.

                                   ARTICLE 15

                               GENERAL PROVISIONS

      15.1 Notices. Any notice or other communication in connection with this Agreement shall be in writing, and (i) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (ii) sent by facsimile transmission if a FAX Number is designated below addressed:

      If to MARC Principals or
      a MARC Entity:

                        55 East Jackson
                        Chicago, Illinois 60604
                        Attention: Gerald Nudo
                                   Steve Higdon
                                   Elliot Weiner
                        FAX Number: (312) 884-5373

      with copies by regular mail or such hand delivery or facsimile transmission to:

                        Weinberg Richmond LLP
                        333 W. Wacker Drive
                        # 1800
                        Chicago, Illinois 60606
                        Attention: Arnold Weinberg, Esquire
                        FAX Number: (312) 807-3903

      If to First Union:

                        Two Jericho Plaza, Wing A, Suite 111
                        Jericho, New York 11753
                        Attention: Peter Braverman, President
                        FAX Number: (516) 433-2777

                        and

                        7 Bulfinch Place, Suite 500, P.O. Box 9507
                        Boston, Massachusetts 02114
                        Attention: Carolyn Tiffany, Chief Operating Officer FAX Number: (617) 570-4710

      with copies by regular mail or such hand delivery or facsimile transmission to:

                        Post Heymann & Koffler LLP
                        Two Jericho Plaza, Wing A, Suite 111
                        Jericho, New York 11753
                        Attention: David J. Heymann, Esquire
                        FAX Number: (516) 433-2777

      Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

      A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (ii) if so delivered, upon actual receipt, or (iii) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

      15.2 Limitations on Assignment. The MARC Entities may not assign this Agreement or the monies due hereunder without the prior written consent of First Union in each instance.

      15.3 Further Assurances. The parties shall upon request from another party from time to time execute, seal, acknowledge and deliver such further instruments or documents which such party may reasonably require to better perfect and confirm its rights and remedies hereunder.

      15.4 Parties Bound. The provisions of this Agreement and of each of the other agreements contemplated hereby shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other agreements contemplated hereby. This Agreement is a contract by and among the MARC Principals, and First Union for their mutual benefit, and no third person shall have any right, claim or interest against any of them by virtue of any provision hereof including, without limitation, upon the acquisition by a third party of any interest in a Joint Venture Entity or a Property.

      15.5 Governing Law; Service of Process. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

            ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST FIRST UNION OR A MARC PRINCIPAL ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN COOK COUNTY, ILLINOIS AND EACH OF THE PARTIES WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

      15.6 Trial by Jury. EACH OF THE MARC PRINCIPALS AND FIRST UNION HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER TRANSFER DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE MARC PRINCIPALS AND FIRST UNION, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

      15.7 Survival. The representations and warranties of the parties set forth in Articles 9 (other than Section 9.18) and 10 hereof shall survive for a period of one year from and after the consummation of the transfer of the applicable interests in the applicable Property Owner and with respect to the representation and warranty set forth in Section 9.18, until the expiration of the applicable statute of limitation.

      15.8 Cumulative Rights. All of the rights of the parties hereunder and under any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as such party may determine in its sole good faith judgment.

      15.9 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of its or their provisions.

      15.10 Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of this Agreement is sought.

      15.11 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Transfer Document.

      15.12 No Oral Change. This Agreement and each of the other Transfer Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Transfer Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Agreement or any of the other Transfer Documents.

      IN WITNESS WHEREOF this Agreement has been duly executed and delivered as of the date first written above.

                                   FIRST UNION REIT L.P.

                                   By: First Union Real Estate Equity and
                                       Mortgage Investments, its General Partner


                                       By_______________________________________
                                         Peter Braverman
                                         President


                                   _____________________________________________
                                   GERALD NUDO


                                   _____________________________________________
                                   LAURENCE WEINER

                                                                       Schedules

                             [intentionally omitted]

                                    Exhibit A

                             PROPERTY LOAN AGREEMENT

                                 LOAN AGREEMENT

      This Loan Agreement ("Loan Agreement") is made and entered into as of the ___ day of ______, 20__, by and among _________________ (the "Borrower") and
FT-MARC Loan LLC, a Delaware limited liability company (the "First Union
Lender").

                                   WITNESSETH:

      WHEREAS, the First Union Lender is a wholly-owned subsidiary of First Union REIT L.P., a Delaware limited liability company ("FUR LP");

      WHEREAS, the Borrower is directly or indirectly controlled by Gerald Nudo and/or Laurence Weiner (the "MARC Principals");

      WHEREAS, the Borrower [is the sole owner of _____________ ("Property Owner"), the entity that] owns fee simple title to that certain real property located at ____________ and more fully described on Exhibit A hereto (the "Property");

      WHEREAS, pursuant to that certain Amended and Restated Omnibus Agreement, dated as of __________, 200_, among the MARC Principals and FUR LP (the "Omnibus Agreement"), the First Union Lender has elected to make a Loan to the Borrower with respect to the Property;

      NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 Specific Definitions. Unless otherwise defined below, capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Omnibus Agreement. As used herein, the following terms shall have the following meanings:

[Additional Senior Loan - means the loan made to the Borrower pursuant to
Section 2.2 of the Omnibus Agreement in the original principal amount of $_________.]

Annual Budget - as defined in Section 7.17(a).

Approval Lease - Any Lease for space at the Property that (i) is for more than 3,000 rentable square feet, (ii) provides for a rental rate of less than 92.5% of the Approved Rental Rate, or (iii) provides for the total cost of tenant improvements and leasing commissions in excess of 150% of the first year's base rent, which base rent shall equal (x) the aggregate base rent to be received under the Lease for the term divided by the term of the Lease in months (including any free rental periods) multiplied by (y) 12.

Approved Annual Budget - as defined in Section 7.17(a).

Approved Rental Rate - means the per square foot rental rate for the Property as set forth in the Approved Annual Budget.

Borrower - as defined in the Preamble.

Borrower Equity - $______ [the amount set forth on Schedule 1A, 1B or 1D to the Omnibus Agreement under the heading MARC Equity, as adjusted pursuant to the terms of the Omnibus Agreement] reduced by (i) any funds retained by the Borrower pursuant to Section 9.4(a)(ii)(9) of the Operating Agreement and (ii) the Subsequent Amount, if advanced by the First Union Lender.

Borrower's Knowledge - means the current actual knowledge of Gerald Nudo or Laurence Weiner.

Business Day - means any day of the year on which offices of the First Union Lender or Borrower are not required or authorized by law to be closed for business. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

Capital Proceeds - means all Net Proceeds, Net Sales Proceeds and Net Refinancing Proceeds.

Code - means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Loan Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

Collateral - as defined in Section 4.1.

Debt - means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of the Property), (v) all obligations of such Person under leases which have been, or should be, in accordance with generally accepted accounting principles, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all Debt in the nature of that referred to in clauses (i) through (vi) above which is guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether the property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, (viii) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any indebtedness referred to in clause (i) through (iv) above of any Person, either directly or indirectly, and (ix) all Debt referred to in clauses (i) through (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

Default - as defined in Section 9.1.

Default Rate - as defined in Section 2.6.

Deferment Cap - means 25% of the total interest payable during any calendar quarter under this Loan Agreement and all Other Loan Agreements without taking into account any permitted deferral of interest.

Environmental Law - means any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time:
(i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. ss.9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.); (iii) the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.); (iv) the Clean Water Act (33 U.S.C. ss.1251 et seq.); (v) the Clean Air Act (42 U.S.C. ss.7401 et seq.); (vi) the Safe Drinking Water Act (21 U.S.C. ss.349; 42 U.S.C. ss.201 and ss.300f et seq.); (vii) the National Environmental Policy Act of 1969 (42 U.S.C. ss.4321); and (viii) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.).

ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Loan Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

ERISA Affiliate - means each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of a Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

Event of Default - as defined in Section 9.1.

Existing Senior Loan - means [the Additional Senior Loan and] loans directly or indirectly encumbering the Property on the date hereof, as set forth on Schedule
6.15.6 hereto.

Formation Documents - means, singly and collectively, the partnership agreements, joint venture agreements, limited partnership agreements, limited liability company or operating agreements and certificates of limited partnership and certificates of formation, articles (or certificate) of incorporation and by-laws, trust agreements, and any similar agreement, document or instrument of any Person.

FUR - means First Union Real Estate Equity and Mortgage Investments, together with its subsidiaries.

Governmental Authority - means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Guaranty - as defined in Section 4.1.3

Hazardous Materials - means and include asbestos, flammable materials, explosives, radioactive substances, polychlorinated biphenyls, radioactive substances, other carcinogens, oil and other petroleum products, pollutants or contaminants that could be a detriment to the environment, and any other hazardous or toxic materials, wastes, or substances which are defined, determined or identified as such in any past, present or future federal, state or local laws, rules, codes or regulations, or any judicial or administrative interpretation of such laws, rules, codes or regulations.

Interest Rate - means 7.65% per annum.

Initial Amount - $_________ [the amount set forth on Schedule 1A, 1B or 1D to the Omnibus Agreement under the heading First Union Loan, as adjusted pursuant to the terms of the Omnibus Agreement]

Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms), or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Late Charge - as defined in Section 2.7.

Lease - means a lease for space at the Property with a Person other than the First Union Lender, Borrower or their respective Affiliates.

Lease Schedule - as defined in Section 6.15.5.

Legal Requirements - means all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, all Environmental Laws, and those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Licenses and Permits - means all licenses, permits, authorizations and agreements issued by or agreed to by any governmental authority, including, but not limited to, building permits, occupancy permits and such special permits, variances and other relief as may be required pursuant to Legal Requirements which may be applicable to the Property.

Lien - means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic's, materialmen's and other similar liens and encumbrances.

Loan - means the loans to be made pursuant to Section 2.1.

Loan Amount - means (i) the Initial Amount plus (ii) the Original Issue Discount plus (iii) Subsequent Amount, if made, less (iv) any principal payments made hereunder.

Loan Advance Date - means the date hereof.

Loan Agreement - as defined in the Preamble.

Loan Documents - means this Loan Agreement, the Loan Note, the Security Documents and all other agreements, documents, guarantees or certificates evidencing or entered into in connection with the Loan.

Loan Maturity Date - means the date that is the day immediately prior to the seventh anniversary of the Loan Advance Date.

Loan Note - means a note evidencing the Loan in the form of Exhibit B hereof.

MARC Entities - The Borrower, the Property Owner and each other Person that is owned in whole or in part by a MARC Principal or their respective Affiliates and which directly or indirectly holds an ownership interest in a Group A Property, Group B Property or Group D Property.

Material Adverse Effect - means a material adverse effect on, determined separately with respect to the Borrower, the Property Owner or the Property, as the case may be, (i) the business, assets, prospects, operations or financial or other condition of any of the Borrower, the Property Owner or the Property and/or, taken as a whole, any of the other Borrower, the Property Owner or the Property, (ii) the ability of the Borrower to perform any material Obligations or to pay any Obligations which it is obligated to pay in accordance with the terms hereof or of any other Loan Document, (iii) the rights of, or benefits available to, the First Union Lender under any Loan Document or (iv) any Lien given to a the First Union Lender Entity on any material portion of the Collateral or the priority of any such Lien.

Material Lease - means any Lease with respect to ten percent or more of the rentable square feet at the Property.

Mortgage - as defined in Section 4.1.1.

Mortgage Debt Schedule - as defined in Section 6.15.6.

Net Operating Income - means for any period of determination, (i) net operating income generated by the Property for such period (i.e., gross operating income, inclusive of any proceeds received under any rent loss or business interruption insurance policies, less expenses of the Property (exclusive of ownership expenses and non-reimbursable operating expenses, debt service, capital expenditures, tenant improvements and leasing commissions and vacancy allowances)), as generated by, through or under all Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Property, in all cases determined in a manner consistent with that customarily utilized by owners of office building properties. The Borrower shall provide the First Union Lender with all information and materials required by the First Union Lender necessary for the determination of Net Operating Income; provided, however, in no event shall the Borrower or the Property Owner be required to audit its financial statements.

Net Proceeds - means the gross proceeds received from any insurance recovery or condemnation award relating to any casualty or taking of any asset less the aggregate of (i) all reasonable costs and expenses incurred in the collection of such amounts, including, but not limited to, reasonable attorney's fees, payable to third-parties who are not a MARC Entity or an Affiliate thereof, and (ii) in the case of a casualty, amounts required to repair the Property.

Net Refinancing Proceeds - means the gross proceeds received from the closing of the financing or refinancing of a specified asset less the aggregate of reasonable closing costs payable to third-parties who are not a MARC Entity or an Affiliate thereof other than a refinancing fee as contemplated by Section
12.2.2 of the Omnibus Agreement; provided, however, in no event shall any proceeds received from an Additional Senior Loan be considered Net Refinancing Proceeds.

Net Sales Proceeds - means the gross sale proceeds received from the closing of the sale of a specified asset less the aggregate of (i) usual closing adjustments, and (ii) reasonable closing costs payable to third-parties who are not a MARC Entity or an Affiliate thereof other than a disposition fee as contemplated by Section 12.2.2 of the Omnibus Agreement.

Obligations - means all indebtedness, obligations and liabilities of the Borrower to the First Union Lender existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, assignment, operation of law or otherwise, arising or incurred under this Loan Agreement, the Loan Note, or any of the other Loan Documents.

Officer's Certificate - means a certificate delivered to the First Union Lender by the Borrower or the Property Owner which is signed by an authorized manager or officer thereof (or an authorized officer of the direct or indirect managing person, of the Borrower).

Omnibus Agreement - as defined in the fourth WHEREAS clause.

Operating Agreement - means [INSERT DESCRIPTION OF BORROWER'S OPERATING AGREEMENT ON THE LOAN ADVANCE DATE]

Operating Cash Flow - means, in each calendar month, in each instance determined in a manner satisfactory to the First Union Lender consistent with that approved by the First Union Lender prior to or at the date hereof, (i) the Net Operating Income for such period less (ii) the sum of, without duplication, (a) non-reimbursable operating expenses at the Property, (b) ownership expenses, (c) tenant improvement costs, leasing commissions and capital expenditures to the extent funded from cash generated by the Property, and (d) fees as contemplated by Section 12.2 of the Omnibus Agreement, to the extent paid.

Original Issue Discount - $_________ [the amount set forth on Schedule 1A, 1B or 1D to the Omnibus Agreement under the heading First Union Equity, as adjusted pursuant to the terms of the Omnibus Agreement]

Other Group [A][B][D] Loan Agreements - means all Property Loan Agreements (as defined in the Omnibus Agreement) with respect to [all other Group A Properties and Group B Properties][Woodfield/Crossroads] other than this Loan Agreement.

Other Loan Agreements - means all Property Loan Agreements (as defined in the Omnibus Agreement) other than this Loan Agreement.

Permitted Investments - as defined in Section 8.16.

Permitted Liens - as defined in Section 8.2.

Permitted Transferee - means, with respect to a member of the Borrower, the other members and their respective spouses, children and grandchildren, or a trust, partnership, limited liability company or other entity established to hold such member's interest in the Property, the sole equityholders of which are members of the Borrower and/or their respective spouses, children and grandchildren.

Person - means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association or limited liability company, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan - means any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) a MARC Entity or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which such Person or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

Pledge Agreement - shall mean a pledge agreement in the form of Exhibit D hereto which grants a first priority Lien in favor of the First Union Lender in Borrower's right, title, and interest in the Property Owner.

Post-Conversion Operating Agreement - means an operating agreement in the form of Exhibit E annexed hereto

Post-Conversion Ownership Percentage - the ownership interest of the First Union Lender in the Borrower following a conversion contemplated by Article 3 hereof.

Property - as defined in the third WHEREAS clause.

Property Manager - means MARC Realty, LLC or such other person that provides property management services to the Borrower.

Property Owner - as defined in the third WHEREAS clause.

Quarterly Capital Expenditure Budget - as defined in Section 7.17(b).

Replacement Loan - means a loan from a Third Party Lender, the proceeds of which are used to satisfy an Existing Senior Loan or the Additional Senior Loan.

Reporting Requirements - as defined in Section 7.2.

Security Documents - means any and/or all agreements, documents, certificates and filings to evidence the grant of a Lien in favor of the First Union Lender contemplated by Article 4 hereof including, without limitation the Mortgage, all Pledge Agreements and UCC Financing Statements.

Senior Loan - means the Existing Senior Loan and any Replacement Loan.

State - means the State or Commonwealth in which the subject of such reference or any part thereof is located.

Subsequent Amount - means an amount equal to 11% of the sum of (i) the then Loan Amount and (ii) the then Borrower Equity.

Subsidiary - means, with respect to any Person, any corporation, association, limited liability company, partnership or other business entity of which securities or other ownership interests representing more than 50% of either (x) the beneficial ownership interest or (y) ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person.

Third Party Lender - means a bank or other lending institution that is not an Affiliate of either the First Union Lender or any of the MARC Principals.

Third Party Property Reports - means such tests and inspections as the First Union Lender deems necessary with respect to its review of the Property, including, without limitation, topographical surveys, structural and foundation surveys, roof inspections, equipment inspections and environmental inspections.

UCC or the Uniform Commercial Code means the Uniform Commercial Code in effect in a State.

United States and U.S. - each means the United States of America.

      1.2 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Loan Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Loan Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, and (iv) the word "including" means "including but not limited to,".

                                    ARTICLE 2

                                      LOAN

      2.1 Loan Advances.

            2.1.1 Initial Amount. Subject to the terms and conditions set forth herein, the First Union Lender agrees to make a loan to the Borrower on the Loan Advance Date in an amount equal to the Initial Amount.

            2.1.2 Subsequent Amount. From and after the fourth anniversary of the date hereof through the sixth anniversary of the date hereof, so long as (x) the Loan has not then been satisfied, (y) no Default or Event of Default shall have occurred and be continuing as of the date such notice is given and (z) the electing party has made the election under Section
      2.1.2 of the Other Loan Agreements, within ten Business Days of the written request by either (i) the Borrower provided to the First Union Lender or (ii) the First Union Lender provided to the Borrower, the First Union Lender shall make, and the Borrower shall accept, the Subsequent Amount, which shall be subject to all of the terms and provisions of this Loan Agreement.

      2.2 Loan Interest Rate and Payment Terms. The Loan shall be payable as to interest and principal in accordance with the provisions of this Loan Agreement and the Loan Note. This Loan Agreement also provides for interest at a Default Rate, Late Charges, additional payments and prepayment rights and fees.

            2.2.1 Interest Rate and Payments. The Loan will bear interest at the Interest Rate, unless the Default Rate is applicable. Commencing on the first day of the month immediately following the Loan Advance Date, the Borrower shall pay interest in arrears on the first day of every calendar month in the amount of all interest accrued and unpaid on the Loan Amount; provided, however, that twice during the term of the Loan the Borrower shall have the right to defer the payment of interest on the Loan Amount for the lesser of (i) six months or (ii) until December 15 of the year in which the deferment is made at which time the Borrower shall be required to pay all deferred interest, which shall be compounded monthly at the Interest Rate during the period for which interest was deferred; provided, further, however, that no such deferment shall be permitted if such deferment would cause the total interest deferred hereunder and under the Other Loan Agreements to exceed the Deferment Cap.

            2.2.2 Principal. At the Loan Maturity Date the outstanding principal balance of the Loan Amount and all accrued interest and other charges due with respect to the Loan shall be due and payable in full and, if not paid, the principal balance and such other charges, but not unpaid interest, shall bear interest at the Default Rate until so paid.

            2.2.3 Prepayment. The Loan may not be prepaid in whole or in part by the Borrower except from Capital Proceeds as required by Section 5.1(f) or pursuant to Article 3.

            2.2.4 Subordination. The Loan will be subordinate, without any further action being required on the part of the Borrower or the First Union Lender, to all Senior Loans and the First Union Lender agrees to enter into a customary intercreditor agreement with the holder of the Existing Senior Loan and any Replacement Loan . The Borrower acknowledges and agrees that any intercreditor agreement entered into between the First Union Lender and the holder of a Senior Loan will be solely for the benefit of the First Union Lender and the holder of a Senior Loan, and that neither the Borrower or any of their equityholders shall be intended third-party beneficiaries of any of the provisions therein, shall have any rights thereunder or shall be entitled to rely on any of the provisions contained therein.

            2.2.5 Loan Note. The Loan shall be evidenced by the Loan Note.

      2.3 Interest Calculation. All interest provided for herein shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

      2.4 Method of Payment; Date of Credit. All payments of interest, principal and fees shall be made in lawful money of the United States, without counterclaim or set off and free and clear, and without any deduction or withholding for, any taxes (other than income taxes or franchise taxes of the First Union Lender) or other payments by check or wire transfer to the First Union Lender at such bank or address as the First Union Lender may designate in a written notice to the Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to 2:00 p.m. Eastern Time; payments received after 2:00 p.m Eastern Time shall be credited to the Loan on the next Business Day; payments which are by check, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to the First Union Lender, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payer bank.

      2.5 Billings. The First Union Lender may submit monthly billings reflecting payments due from the Borrower; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of the First Union Lender to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of the Borrower's payment obligations when due.

      2.6 Default Rate. The First Union Lender shall have the option of imposing, and the Borrower shall pay upon billing therefor, an interest rate which is four percent (4%) per annum above the interest rate otherwise payable ("Default Rate"): (a) following any Event of Default, unless and until the Event of Default is cured or waived; and (b) after the Loan Maturity Date.

      2.7 Late Charges. The Borrower shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any regularly scheduled payment of interest, which is not paid within ten (10) days of the due date thereof (other than with respect to any payment as to which the said ten (10) day period expires after the implementation of the Default Rate). Late charges are: (a) except as provided above, payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate the First Union Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

      2.8 Acceleration. Upon an acceleration of the Loan as permitted by Article 10 hereof, all principal, accrued interest and costs and expenses shall be due and payable together with interest on such principal at the Default Rate.

      2.9 Original Issue Discount. The Loan Note is being issued with original issue discount in the amount set forth therein.

      2.10 Debt of the Borrower. The Borrower and the First Union Lender agree to treat the Loan as debt for federal, state and local income and franchise tax purposes. Each party shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding such characterization.

                                    ARTICLE 3

                               CONVERSION OF LOAN

      3.1 Option to Convert. Each of (i) the First Union Lender at any time after the first anniversary of the Loan Advance Date or (ii) the Borrower at any time after the third anniversary of the Loan Advance Date so long as there is then no Event of Default for which the First Union Lender has the right to exercise the remedies set forth in Section 10.1.2, and, in each case so long as such party is making the election under Section 3.1 of the Other Loan Agreements, shall have the right to cause the Loan to be satisfied in full in exchange for an ownership interest in the Borrower, when added to all other ownership interests in the Borrower held by the First Union Lender or its Affiliate, shall entitle the First Union Lender to the allocation of profit and loss and distributions as provided for in Article 9 of the Post-Conversion Operating Agreement. The First Union Lender or the Borrower, as the case may be, shall exercise the option granted pursuant to this Section 3.1 by delivering a notice (the "Conversion Notice") to the Borrower or the First Union Lender, as applicable, which notice shall set forth the then Loan Amount and the closing date for such transaction, which date shall in no event be more than 30 days following the date of the Conversion Notice.

      3.2 Acquisition. On the closing date set forth in the Conversion Notice or such other date as the parties shall agree, the applicable parties shall effect the following transactions:

                  (a) The First Union Lender shall pay to the Borrower, for
            distribution to the members of the Borrower other than the First Union Lender, which distribution shall be a special distribution to such members as contemplated by Section 9.4(h) of the Post-Conversion Operating Agreement, or, if such amount is a negative number, the Borrower shall make an additional payment to the First Union Lender, in an amount determined as follows:

                        (i) all amounts then held in an escrow account
                  maintained with the lender of the Senior Loan or held by the Borrower or the Property Owner in a segregated account for the benefit of the lender of the Senior Loan multiplied by (ii) the Post-Conversion Ownership Percentage;

                        (ii) plus, if such date occurs after the payment of the
                  first installment but prior to June 30, an amount equal to the product of (x) the amount of the first installment real estate tax bill paid by the Property Owner and (y) a fraction, the numerator of which is 181 less the number of days from and including January 1 of such year to the conversion date, and the denominator of which is 181;

                        (iii) minus, if such date occurs prior to the payment of
                  the first installment real estate tax bill, an amount equal to
                  (x) the amount of the first installment real estate tax bill payable by the Property Owner and (y) a fraction, the numerator of which is 181 less the number of days from and including the conversion date until June 30, and the denominator of which is 181;

                        (iv) plus, if such date occurs after the payment of the
                  second installment real estate tax bill, an amount equal to the product of (x) the amount of the second installment real estate tax bill paid by the Property Owner and (y) a fraction, the numerator of which is number of days from July 1 to the conversion date, and the denominator of which is 181;

                        (v) minus, if such date occurs after July 1 but prior to
                  the payment of the second installment real estate tax bill , an amount equal to (x) the amount of the first installment real estate tax bill paid by the Property Owner and (y) a fraction, the numerator of which is the number of days from July 1 and including the conversion date until December 31, and the denominator of which is 181;

                  (b) The Borrower shall issue, or be deemed to have issued, to the First Union Lender an interest in the Borrower sufficient to vest in the First Union Lender the Post-Conversion Ownership Percentage;

                  (c) The Loan shall be deemed satisfied and the First Union
            Lender shall cause the necessary documents to be recorded or filed to evidence the release of its Lien on the Collateral;

                  (d) The First Union Lender and the Borrower shall cause the
            Formation Document of the Borrower to be amended and restated in its entirety to be in the form and substance of the Post-Conversion Operating Agreement, with such changes therein as may be necessary

      3.3 Conversion Date Obligations/Cash. The Borrower and the First Union Lender agree that immediately prior to the conversion contemplated hereby, the Borrower shall cause the amount of any deficiency in the security deposit account to be satisfied from the cash reserves of the Borrower and, if necessary the payment made pursuant to Section 3.2(a), and all remaining cash of the Borrower, except those relating to income attributable for periods after the conversion date, and the payment made pursuant to Section 3.2(a) shall be distributed to the members of the Borrower other than the First Union Lender or its Affiliate in accordance with the terms of the Operating Agreement.

                                    ARTICLE 4

                  SECURITY FOR THE LOAN AND SECURITY DOCUMENTS

      4.1 Security for Loan. The Loan, together with interest thereon and all other charges and amounts payable by, and all other Obligations of, the Borrower to the First Union Lender, shall be secured by the following collateral (the "Collateral") which the Borrower agrees to provide and maintain, or cause to be provided and maintained (whether provided for each in separate agreements or combined with various other agreements):

            4.1.1 Mortgages. To the extent permitted by the applicable Senior Loans, a mortgage with respect to the Property subordinate only to the Senior Loans (a "Mortgage").

            4.1.2 Pledge Agreements. If a Mortgage pursuant to Section 4.1.1 is not permitted, Borrower shall execute and deliver to the First Union Lender a Pledge Agreement and agreements of the other members of the Property Owner, if any, to admit the First Union Lender as a member following such foreclosures defined in Section 4.1.2.

            4.1.3 Guaranties. Each of the MARC Principals shall deliver to First Union a guaranty which provides for the guaranty of all Obligations in the event that the payments required hereunder are not made if any of the following shall have occurred: (i) the involuntary bankruptcy of the Borrower or MARC Principal which involves the collusion of the Borrower or its Affiliate, and (ii) the voluntary bankruptcy of the Borrower or a MARC Principal (singly and collectively the "Guaranty").

                                    ARTICLE 5

              MANDATORY PREPAYMENT; APPLICATION OF CAPITAL PROCEEDS

      5.1 Mandatory Prepayment; Application of Capital Proceeds. All Capital Proceeds shall be applied within five Business Days of the receipt by the Borrower of such Capital Proceeds as set forth in Section 9.4(a)(ii) of the Operating Agreement.

                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      The Borrower represents and covenants to the First Union Lender as of the date hereof as follows:

      6.1 Formation. Each of the Borrower and the Property Owner has been duly formed and is validly existing and in good standing as a limited liability company, under the laws of the State of its formation. Each of the Borrower and the Property Owner has the requisite company power and authority, as applicable, to own its assets and conduct its businesses as currently conducted and owned, and to enter into and perform its obligations under each Loan Document to which it is a party. Each of the Borrower and the Property Owner is in good standing and authorized to do business in each jurisdiction where the ownership of its assets and/or the conduct of its business requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

      6.2 Proceedings; Enforceability. Each of the Borrower and the Property Owner has taken all requisite company action, as applicable, to authorize the execution, delivery and performance by such Person of the Loan Documents to which it is a party. Each Loan Document to which it is a party which is required to be executed and delivered has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the applicable MARC Entity which is a party thereto, enforceable against each such Person in accordance with its respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      6.3 Conflicts. Except as set forth in Schedule 6.3, neither the execution, delivery and performance of this Loan Agreement or any of the other Loan Documents by each of the MARC Entities or compliance by any such Person with the terms and provisions thereof (including, without limitation, the granting of Liens pursuant to the Security Documents), (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants or conditions of, or constitute a default under, or result in the creation or imposition (or the obligation to create or impose) of any Lien (except pursuant to the Security Documents) upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which any such Person is a party or by which it or any of its properties or assets is bound or to which it may be subject other than the documents evidencing the Existing Senior Loans, or (iii) will violate any provision of any Formation Document of any such Person.

      6.4 Ownership and Taxpayer Identification Numbers.

                  (a) All of the direct and indirect partners, owners,
            stockholders, beneficiaries and members, respectively and as may be applicable, of the Property and their respective ownership interests are listed in Schedule 6.4 hereof and such interests are held by such Persons free and clear of all Liens. [The exact correct name and organizational number(s) and federal employer identification number(s) of all of such Persons are accurately stated in Schedule
            6.4 hereof.]

                  (b) Except as set forth on Schedule 6.4, the MARC Principals do not directly or indirectly hold any interest, direct or indirect, in the Property or any stock, membership, partnership or ownership interest in any other Person that holds directly or indirectly an interest in the Property.

                  (c) The Borrower's sole asset is its [100%] membership
            interest in the Property Owner.

      6.5 Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or other agency or regulatory authority by any entity (private or governmental) pending or, to the Borrower's Knowledge, threatened with respect to the Property, the Property Owner, the Borrower, this Loan Agreement or the transactions contemplated by this Loan Agreement, or any documentation executed in connection herewith, which could reasonably be expected to have a Material Adverse Effect.

      6.6 Information. To the Borrower's Knowledge, and except as set forth in
Section 6.1.1 of the Omnibus Agreement, all factual information furnished by or on behalf of the Borrower to the First Union Lender (including, without limitation, all information contained herein or in a Loan Document) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the First Union Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and to the Borrower's Knowledge, not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      6.8 Financial Information. To the Borrowers Knowledge, the financial statements of the Properties and the Borrower listed on Schedule 6.8 hereto present fairly the financial conditions of each at the dates of such statements of financial condition and the results of operations for the periods covered thereby. Since the dates of the relevant financial statements, no change has occurred which could have or reasonably be expected to have a Material Adverse Effect.

      6.9 Management Agreements. Except as set forth on Schedule 6.9 hereof, there are no other management agreements or asset management agreements respecting the management of the Property.

      6.10 Control Provisions.

                  (a) The MARC Principals and its Affiliates control, directly or indirectly, and without the requirement for consent of any other Person, the management of the Borrower, the Property Owner and the Property.

                  (b) There are no provisions in any limited partnership
            agreement, operating agreement, certificate of incorporation, bylaws or any other agreement or instrument to which a MARC Principal, the Borrower or the Property Owner is party, under which any Person (other than a MARC Principal, the Borrower or the Property Owner) has the right to exercise the management or control rights, powers or authority currently belonging to a MARC Principal, the Borrower or the Property Owner, except [for independent directors in connection with a Senior Loan or] as set forth in any mortgage, deed of trust or similar security agreement with respect to a Senior Loan upon exercise of the rights and remedies upon default set forth in any of the foregoing.

      6.11 Bankruptcy Filings. None of the MARC Principals, the Borrower nor the Property Owner is contemplating either a filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and to the Borrower's Knowledge no Person is contemplating the filing of any such petition against any of the MARC Principals, the Borrower nor the Property Owner.

      6.12 Options. No Person holds a right of first refusal or option to purchase, directly or indirectly, with respect to any item of Collateral or the Property.

      6.13 Investment Company. Neither the Borrower nor the Property Owner is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      6.14 Holding Company. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      6.15 The Property.

            6.15.1 To Borrower's Knowledge, the Borrower possess such Licenses and Permits issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to own and operate the Property, except where the failure to possess any such License or Permit would not have a Material Adverse Effect. The Borrower is in material compliance with the terms and conditions of all such Licenses and Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. To Borrower's Knowledge, all of the Licenses and Permits are valid and in full force and effect, except where the invalidity of such Licenses and Permits or the failure of such Licenses and Permits to be in full force and effect would not result in a Material Adverse Effect. Neither the Borrower, the Property Owner nor the Property Manager has received any notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Borrower, the Property Owner nor the Property Manager has received any written notice that the Property fails to comply with all Legal Requirements except where the failure to so comply would not have a Material Adverse Effect.

            6.15.2 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) the Borrower has fee simple title to the Property and (ii) the interests of the Borrower in the Property are not subject to any Liens securing the repayment of money except for those securing the repayment of the first mortgage Debt, as set forth in Schedule 6.15.6;

            6.15.3 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) to the Borrower's Knowledge and except as otherwise disclosed in Third Party Property Reports and except for asbestos containing materials which may be located at the Property, the Property is free of any Hazardous Materials in violation of any Environmental Laws applicable to the Property; (ii) neither the Borrower, the Property Owner nor the Property Manager has received any notice of a claim under or pursuant to any Environmental Laws applicable to the Property or under common law pertaining to Hazardous Materials on or originating from any Property; and (iii) neither the Borrower, the Property Owner nor the Property Manager has received any notice from any Governmental Authority claiming any material violation of any Environmental Laws that is uncured or unremediated as of the date hereof;

            6.15.4 Except as set forth on Schedule 6.15.4, none of the Debt to which the Borrower or Property Owner is subject is cross-defaulted or cross-collateralized to any Debt of another Person;

            6.15.5 Except to the extent the failure of the following to be true would not result in a Material Adverse Effect, (i) with respect to the Property, each Material Lease is in full force and effect, (ii) except as set forth in Schedule 6.15.5, to the Borrower's Knowledge, neither the Borrower nor the Property Owner is in default in the performance of any material obligation under any Material Lease and neither the Borrower nor the Property Owner has knowledge of any circumstances which, with the passage of time or the giving of notice, or both, would constitute an event of default by any party under any of the Materials Leases, (iii) except as set forth in Schedule 6.15.5, to the Borrower's Knowledge, no tenant is in monetary default beyond 30 days or material non-monetary default under a Material Lease, (iv) except as otherwise expressly set forth in Schedule 6.15.5, to the Borrower's Knowledge, there are no actions, voluntary or involuntary, pending against any tenant under a Material Lease under any bankruptcy or insolvency laws, (v) none of the Material Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered by the Borrower or the Property Owner or any other Person, except in connection with financing secured by the Property, and (vi) the basic terms and conditions of each Material Lease are set forth in Schedule 6.15.5 (the foregoing schedule, as updated from time to time as provided herein, being referred to herein as the "Lease Schedule").

            6.15.6 Schedule 6.15.6 accurately details in all material respects the approximate amount, term, and interest rate applicable to each Existing Senior Loan encumbering the Property (the foregoing schedule, as updated from time to time as provided herein, the "Mortgage Debt Schedule"). Except as noted on Schedule 6.15.6, no notice of default thereunder has been sent or received by the Borrower, the Property Owner or their agent which has not been cured or waived prior to the date hereof, and to the Borrower's Knowledge, there does not exist with respect to any Existing Senior Loan any default by the Borrower or the Property Owner or party liable thereunder or any event which merely with notice or lapse of time or both, would constitute such a default by the Borrower or the Property Owner or party liable thereunder. No MARC Entity or Affiliate thereof owns, directly or indirectly, any material interest in any Existing Senior Loan.

            6.15.7 The Borrower and [Property Owner] [INCLUDE ONLY IF PROPERTY OWNER IS LESS THAN 100% OWNED BY BORROWER] is treated as a partnership for federal income tax purposes and does not constitute a publicly traded partnership within the meaning of Section 7704 of the Code.

            6.15.8 The Borrower and Property Owner possesses a valid owner's policy title insurance from a title insurer of recognized financial responsibility on the Property in an amount not less than the original purchase price of the Property, and such title insurance is in full force and effect.

      6.16 No Plan Assets. Except as set forth on Schedule 6.16, with respect to the Borrower, (i) the Borrower is not nor will be an "employee benefit plan," as defined in Section 3(3) of ERISA, (ii) none of the assets of a the Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) the Borrower is not nor will be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with the Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither the Borrower nor any member of a "controlled group of corporations" (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA).

      6.17 Taxes. The Property Owner and the Borrower has prepared and filed on a timely basis (taking into account applicable extensions) with all appropriate federal, state, local and foreign governmental authorities all material returns in respect of Taxes it is required to file. All such Tax Returns are or will be complete and correct in all material respects. All of the Taxes required to have been paid on or prior to the date hereof have been paid in full. The Property Owner and Borrower has withheld from each payment made to any of its present or former employees, officers, directors or other parties all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities. There are no assessments against the Property Owner or the Borrower with respect to Taxes that have been issued and are outstanding. Neither the Property Owner nor the Borrower is a party to, or bound by, nor does it have any formal obligation under any Tax sharing or Tax indemnification agreement, provision or arrangement. There is no Tax deficiency outstanding or assessed or, to the Borrower's Knowledge, proposed against the Property Owner, the Borrower or the Property that is not reflected as a liability on the financial statements of the Property Owner or the Borrower nor has the Property Owner or the Borrower executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

Except as otherwise set forth in this Loan Agreement, the First Union Lender acknowledges that the condition of the Property is in an "AS IS, WHERE IS" CONDITION AND "WITH ALL FAULTS" as of the date hereof. Except as expressly set forth in this Loan Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by the Borrower or by any partner, officer, person, firm, agent, attorney, or representative acting or purporting to act on behalf of the Borrower as to the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof.

In the event that, the First Union Lender has knowledge that, as of the date hereof, the Borrower is in breach of any of the representations and warranties set forth herein, or the Borrower or its Affiliate otherwise disclose to the First Union Lender facts that are inconsistent with or different from the information set forth in the representations and warranties herein, then the representations and warranties herein shall be deemed to be modified or superseded by such certificates or other documents (and, in such event, the Borrower shall no longer have any liability hereunder with respect to the portion of representation or warranty modified or superseded herein, as applicable).

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that from the date hereof and so long as any indebtedness is outstanding hereunder, or any of the Obligations remain outstanding, as follows:

      7.1 Notices. The Borrower shall, with reasonable promptness, but in all events within five days after it has actual knowledge thereof, notify the First Union Lender in writing of the occurrence of any act, event or condition which constitutes a Default or Event of Default under any of the Loan Documents. Such notification shall include a written statement of any remedial or curative actions which the Borrower proposes to undertake and/or to cause any of the other MARC Entities to undertake to cure or remedy such Default or Event of Default.

      7.2 Securities Exchange Act. The Borrower acknowledges that the financial statements of the First Union Lender are consolidated with those of FUR and that FUR is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Reporting Requirements"). The Borrower shall permit, and shall cause the Property Owner to permit, the officers, agents and representatives of FUR (including its attorneys and accountants) to have unfettered access to such financial and other information for each of the Borrower and the Property Owner at such times as such officer, agent or representatives may reasonably request to enable FUR to obtain the information required in order to timely comply with the Reporting Requirements. Each of the Borrower and the Property Owner shall institute such reasonable internal accounting controls as may be requested by the First Union Lender, including, without limitation, those which are necessitated by Sarbanes-Oxley Act of 2002, as amended; provided, however that the First Union Lender shall bear all material costs associated with such compliance.

      7.3 Financial Statements; Reports; Officer's Certificates. The Borrower shall furnish or cause to be furnished to the First Union Lender as set forth herein from time to time, the following financial statements, reports, certificates, and other information, all in form, manner of presentation and substance reasonably acceptable to the First Union Lender with respect to the Property Owner and the Borrower:

            7.3.1 Annual Statements. At such times as may be required by the terms of the Management Agreement or any agreement evidencing a Senior Loan but in no event later February 15 of each calendar year, the statements of the financial condition of the Borrower or Property Owner and other financial reports as are required by the terms of the Management Agreement and any Senior Loan.

            7.3.2 Periodic Statements. At such times as may be required by the terms of the Management Agreement or any agreement evidencing a Senior Loan but in no event later than 15 days after the each calendar month, the statements of the financial condition of the Borrower or Property Owner and other financial reports as are required by the terms of the Management Agreement and any Senior Loan.

            7.3.3 Data Requested. Within a reasonable period of time and from time to time such other financial data or information as the First Union Lender may reasonably request with respect to the Property, the Property Owner, or the Borrower, including, but not limited to, rent rolls, aged receivables, aged payables, leases, budgets, forecasts, reserves, cash flow projections, deposit accounts, mortgage information, physical condition of the Property and pending lease proposals.

            7.3.4 Tax Returns. Copies of all federal and state tax returns filed by the Borrower and Property Owner, if any, respectively.

            7.3.5 Lease Notices. With respect to all Material Leases, concurrently with the giving thereof, and within 10 Business Days of receipt thereof, copies of all notices of default given to a tenant or notices received from tenants indicating that they will be or are in default under its Lease.

            7.3.6 Senior Loan Notices. Concurrently with the giving thereof, and within 10 Business Days of receipt thereof, copies of all notices, other than routine correspondence, given or received by the Property Owner or the Borrower with respect to any Senior Loan.

            7.3.7 Property Acquisition or Sale. Within 10 Business Days of receipt thereof, copies of all proposed contracts, agreements, or offers in any way relating to a proposed sale or acquisition of any material asset by the Borrower or the Property Owner.

            7.3.8 Third Party Default Notices. Immediately upon notice or receipt thereof by the Borrower or the Property Owner, or its or their agent, copies of all notices of default, other non-performance, and/or exercise (or intended exercise) relating in any way to any agreement to which the Property Owner or the Borrower is a party.

            7.3.9 Notice of Litigation. Promptly, and in any event within 10 Business Days after the Borrower obtains knowledge thereof, written notice of any pending or, to the best of the Borrower's knowledge, threatened action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority by any entity (private or governmental) relating in any way to this Loan Agreement, a Loan Document or the transactions contemplated hereby or thereby, or relating to the Property, the Property Owner or the Borrower, which could reasonably be expected to have a Material Adverse Effect.

            7.3.10 Notice of Hazardous Materials. Promptly, and in any event within 10 Business Days after the Borrower obtain knowledge thereof, written notice of (i) any release or threat of release of Hazardous Materials on, in, under or affecting all or any portion of the Property or
      (ii) the violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect.

            7.3.11 Operating Cash Flow. Within 20 days after the end of each calendar month, a certification of the Operating Cash Flow for the month then ended.

      7.4 Existence. The Borrower shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect (x) the existence of the Borrower and the Property Owner and all other MARC Entities party to a Loan Document and (y) the material rights, licenses, permits and franchises of the Borrower and the Property Owner and all other MARC Entities party to a Loan Document, (ii) comply with all laws and other Legal Requirements applicable to it and its assets, business and operations and each MARC Entity that is party to a Loan Document, and (iii) to the extent applicable, at all times maintain, preserve and protect all material franchises and trade names and all the remainder of its property used or useful in the conduct of its business, and keep its assets in good working order and repair, ordinary wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto.

      7.5 Payment of Taxes. The Borrower shall, and shall cause the Property Owner to, pay all taxes, assessments, impositions and other governmental charges as the same become due and payable, and deliver to the First Union Lender receipts for payment or other evidence satisfactory to the First Union Lender that the taxes, assessments, impositions and other governmental charges have been so paid. The Borrower shall, and shall cause the Property Owner to, promptly pay for all franchise fees, income taxes and other impositions and taxes imposed by a Governmental Authority on the Borrower or the Property Owner. The Borrower shall not and shall cause the Property Owner to not suffer and shall promptly cause to be paid and discharged any Lien against the Property, the Property Owner or the Borrower except for Permitted Liens.

      7.6 Insurance; Casualty, Taking.

            7.6.1 The Borrower shall at all times maintain or cause the Property Owner to maintain in full force and effect those policies of insurance and the terms and limits thereof as are in effect on the date hereof at the Property with insurers of recognized financial responsibility. It being acknowledged that the amounts and limits of all such policies are set forth on the insurance certificates being delivered to the First Union Lender pursuant to Section 6.3.14 of the Omnibus Agreement.

            7.6.2 In the event of any damage or destruction to the Property (or to the extent now or hereafter applicable, any Collateral) by reason of fire or other hazard or casualty, the Borrower shall give immediate written notice thereof to the First Union Lender. If there is any condemnation for public use of the Property (or to the extent now or hereafter applicable, any Collateral), the Borrower shall give immediate written notice thereof to the First Union Lender. Further, the Borrower shall provide to the First Union Lender with a report as to the status of any insurance adjustment, condemnation claim, or restoration resulting from any casualty or taking.

      7.7 Inspection. The Borrower shall cause the Property Owner to permit the First Union Lender and its agents, representatives and employees to inspect the Property and the Collateral at reasonable hours upon reasonable notice, except to the extent expressly prohibited or otherwise limited in the Leases.

      7.8 Loan Documents. The Borrower shall, and shall cause each other MARC Entity that is party to a Loan Document to, observe, perform and satisfy all the terms, provisions, covenants and conditions to be performed by it under, and to pay when due all costs, fees and expenses, and other Obligations of such MARC Entity to the extent required under, the Loan Documents.

      7.9 Further Assurances. The Borrower shall and shall cause the MARC Entities to execute and deliver to the First Union Lender such documents, instruments, certificates, assignments and other writings, and do such other acts, necessary or desirable in the reasonable judgment of the First Union Lender, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and do and execute all and such further lawful acts, conveyances and assurances as the First Union Lender may reasonably require for the better and more effective carrying out of the intents and purposes of this Loan Agreement and the other Loan Documents.

      7.10 Books and Records. The Borrower shall, and shall cause the Property Owner to, keep and maintain in accordance with an accounting basis reasonably acceptable to the First Union Lender, proper and accurate books, records and accounts reflecting all of the financial affairs of such Person and all items of income and expense in connection with their respective business and operations and in connection with any services, equipment or furnishings provided in connection with the operation of the business of such Person, whether such income or expense is realized thereby or by any other Person.

      7.11 Business and Operations. The Borrower and the Property Owner shall
(i) continue to engage in the type of businesses presently conducted by them as of the Loan Advance Date, as and to the extent the same are necessary for the ownership of, and preservation of the value and utility of, the Collateral and the Property, subject in all events to the Loan qualifying as a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code and compliance with Section 8.18 hereof, and, and (ii) be qualified to do business and in good standing under the laws of each jurisdiction, and otherwise to comply with all Legal Requirements, as and to the extent the same are required for the ownership, maintenance, management and operation of the assets of such Person except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. At the First Union' Lender's request, Borrower shall provide the First Union Lender with evidence reasonably satisfactory to the First Union Lender that at least 95% of the Operating Cash Flow consists, and is expected to continue to consist, of rents from real property within the meaning of Section 856(d)(1) of the Code.

      7.12 Title. The Borrower shall and shall cause the Property Owner to warrant and defend (x) the title to each item of Collateral owned by such Person and every part thereof, subject only to the Liens (if any) permitted hereunder,
(y) the validity and priority of the Liens and security interests held by the First Union Lender pursuant to the Security Documents, in each case against the claims of all Persons whomsoever, and (z) the title to and in the Properties, subject only to the Senior Loans and any liens granted to the First Union Lender.

      7.13 Estoppel. The Borrower shall, within 10 days after a request therefor from the First Union Lender, which request shall not be made by the First Union Lender more than once each quarter during each calendar year, furnish to the First Union Lender a statement, duly acknowledged and certified, setting forth
(i) the amount then owing by the Borrower in respect of its Obligations, (ii) the date through which interest has been paid, (iii) any offsets, counterclaims, credits or defenses to the payment by the Borrower to the Obligations and (iv) whether any written notice of Default from the First Union Lender to the Borrower is then outstanding and acknowledging that this Loan Agreement and the other Loan Documents to which such Borrower is a party are in full force and effect and unmodified, or if modified, giving the particulars of such modification.

      7.14 Repairs; Maintenance and Compliance. The Borrower shall cause the Property Owner to at all times maintain, preserve and protect all franchises and trade names, and the Borrower shall cause the Property Owner to maintain the Property in a good and safe condition and repair and shall not (and shall not permit the Property Owner to) remove, demolish or alter the improvements or equipment (except for alterations performed in accordance with Section 7.15 and normal replacement of equipment with equipment of equivalent value and functionality). The Borrower shall cause the Property Owner to promptly comply with all Legal Requirements and immediately cure (or cause the Property Owner to cure) properly any violation of a Legal Requirement unless the same is being contested by the Property Owner in good faith. The Borrower shall (or shall cause the Property Owner to) promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall (or shall cause Property Owner to) complete and pay for any improvements at any time in the process of construction or repair.

      7.15 Alterations. Subject to Section 7.17, the Borrower may, without the First Union Lender's consent, perform alterations to the improvements and equipment unless such alterations are not permitted under the terms of an agreement with respect to a Senior Loan.

      7.16 Leasing Matters. The Borrower shall not, nor shall it permit the Property Owner to, enter into any Approval Lease without the prior written consent of the First Union Lender. With respect to any Approval Lease, the Borrower shall cause to be sent to the First Union Lender, at a minimum , the deal summary sheet which shall include the terms set forth on Exhibit C hereto. The First Union Lender shall have three Business Days following receipt of the foregoing information to either approve or disapprove of the entering into the Approval Lease. If the First Union Lender fails to respond to any such request within such prescribed time period, such request shall be deemed approved by the First Union Lender. All requests to be made hereunder shall be made to those Persons designated from time to time by the First Union Lender. The First Union Lender hereby designates each of Michael Ashner, John Alba and Mark Smith as the Persons to whom a request for an Approval Lease is to be made.

      7.17 Budgets.

                  (a) The Borrower shall cause the Property Owner to prepare and submit to the First Union Lender by November 30th of each year during which any amounts under Article 5 hereof are still payable to the First Union Lender, for approval by the First Union Lender, which approval shall not be unreasonably withheld, conditioned or delayed, a proposed pro forma budget for the Property for the succeeding calendar year (the "Annual Budget", and each Annual Budget approved by the First Union Lender is referred to herein as the "Approved Annual Budget"), and, promptly after preparation thereof, any revisions to such Annual Budget. The Annual Budget shall consist of an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of the Borrower's or Property Owner's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder. Until such time that any Annual Budget has been approved by the First Union Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by the First Union Lender (including increases for any non-discretionary expenses)).

                  (b) The Borrower shall prepare and submit to the First Union
            Lender on a quarterly basis, for approval by the First Union Lender, which approval shall not be unreasonably withheld, conditioned or delayed, a proposed pro forma budget which shall set forth in reasonable detail each line item of anticipated capital expenses for the next succeeding calendar quarter (the "Quarterly Capital Expenditure Budget"). The Borrower shall be authorized to permit the Property Owner to make any capital expenditures (i) budgeted for in the Quarterly Capital Expenditure Budget approved by the First Union Lender to the extent the cost will not exceed 105% of the budgeted cost, (ii) required to be made as a result of an emergency situation; provided, however, that the Borrower shall cause prompt notice to be given to the First Union Lender of such emergency situation, and (iii) not provided for in the Quarterly Capital Expenditure Budget approved by the First Union Lender which do not have a cost in excess of $10,000, in the aggregate for any calendar quarter.

      7.18 Application of Operating Cash Flow. The Borrower shall apply all Operating Cash Flow on a monthly basis as set forth in Section 9.4(a)(i) of the Operating Agreement.

      7.19 Replacement Documentation. Upon receipt of an affidavit of an officer of the First Union Lender as to the loss, theft, destruction or mutilation of the Loan Note or any other Security Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Loan Note or other Security Document, the Borrower will issue, in lieu thereof, a replacement Loan Note or other security document in the same principal amount and otherwise of like tenor upon receipt by the applicable MARC Entity of a suitable indemnity.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

      The Borrower covenants and agrees that from the date hereof and so long as any Obligations remain outstanding hereunder, the Borrower shall not and shall not suffer or permit the Property Owner to:

      8.1 No Changes to a Borrower . Without the prior written consent of the First Union Lender, which consent will not be unreasonably withheld, after not less than 10 days' prior written notice (with reasonable particularity of the facts and circumstances attendant thereto): (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change the organizational number (if any) assigned by its jurisdiction of formation or its federal employer identification number (if any).

      8.2 Restrictions on Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible, including, without limitation, the Property), whether now owned or hereafter acquired, or sell the Property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase the Property or assets (including sales of accounts receivable with recourse) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, or grant rights with respect to, or otherwise encumber or create a security interest in, the Property or assets (including, without limitation, any item of Collateral) or any portion thereof or any other revenues therefrom or the proceeds payable upon the sale, transfer or other disposition of the Property or asset or any portion thereof, or permit or suffer any such action to be taken, except the following (singly and collectively, "Permitted Liens"):

            8.2.1 Liens created by the Loan Documents;

            8.2.2 Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings, if (x) reasonable reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been established in a manner reasonably satisfactory to the First Union Lender or deposited in cash (or cash equivalents) with the First Union Lender to be held during the pendency of such contest, or such contested amount shall have been duly bonded in accordance with applicable law, (y) no risk of sale, forfeiture or loss of any interest in the Property or the Collateral or any part thereof arises during the pendency of such contest and (z) such contest does not have and could not reasonably be expected to have a Material Adverse Effect;

            8.2.3 Liens in respect of property or assets imposed by law, which were incurred in the ordinary course of business and do not secure Debt, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of any property or assets or have, and could not reasonably be expected to have, a Material Adverse Effect or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            8.2.4 Liens existing as of the Loan Advance Date in favor of the holders of the Existing Senior Loans

            8.2.5 Liens created in connection with a Replacement Loan; and

            8.2.6 Liens created by Debt permitted by Section 8.4 hereof.

      8.3 Consolidations, Mergers, Sales of Assets, Issuance and Sale of Equity.
(i) Dissolve, terminate, liquidate, consolidate with or merge with or into any other Person, (ii) issue, sell, triple net lease, transfer or assign to any Persons or otherwise dispose of (whether in one transaction or a series of transactions) the Property (or any portion thereof) or portion of its assets (whether now owned or hereafter acquired) necessary for the operation of the Property or any direct or indirect interest therein, (iii) withdraw from or resign as general partner or managing member of any Person, including, without limitation, any withdrawal or resignation of: (x) the Borrower as a member of the Property Owner, or (y) a MARC Principal as a member, partner or stockholder of the Borrower, (iv) permit another Person to merge with or into it, (v) acquire all or substantially all the capital stock, membership or partnership interests or assets of any other Person, or (vi) take any action which could have the effect, directly or indirectly, of diluting the economic interest of the current members of the Borrower in the Borrower or the Property Owner to less than 100%; except a transfer by a current member of the Borrower of its interest in the Borrower to a Permitted Transferee.

      8.4 Restrictions on Debt. Directly or indirectly create, incur or assume any indebtedness other than Senior Loans, the Loan, the TI/Cap Ex Loan, Covered Loan, Reposition Loan, accruals of fees permitted under Section 12.2 of the Omnibus Agreement or unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, the Property Owner or the Borrower. Amend, prepay or otherwise modify any provision of a Senior Loan except as permitted hereunder.

      8.5 Respecting the Property. Initiate or consent to (or permit the Property Owner to initiate or consent to) any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or, except to the extent the Property is currently a non-conforming use, use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of the First Union Lender, which consent shall not be unreasonably withheld.

      8.6 Other Business. Enter into any line of business or make any change in the nature of its business, purposes or operations, except as otherwise specifically permitted by this Loan Agreement.

      8.7 Forgiveness of Debt. Cancel or otherwise forgive or release any Debt owed to it by any Person which would have a Material Adverse Effect, except upon receipt of adequate consideration or as otherwise approved by the First Union Lender.

      8.8 Affiliate Transactions. Except as permitted under the Omnibus Agreement, enter into, or be a party to, any transaction with any Person who is an Affiliate of the MARC Principals.

      8.9 Amendments; Terminations of Related Documents. Except as provided in
Section 11.1, enter into, acquiesce in, suffer or permit any amendment, restatement or other modification or termination of any agreement evidencing a Senior Loan, without the express prior written consent of the First Union Lender.

      8.10 Formation Documents. Amend or modify the Formation Documents of the Borrower or the Property Owner except as may be required by the terms of any Senior Loans.

      8.11 Bankruptcy Filings. File a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property.

      8.12 Investment Company. Become an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      8.13 Holding Company. Become a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      8.14 Use of Proceeds. Permit the proceeds of the Loan, or any other accommodation at any time made hereunder, to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve.

      8.15 Advances and Loan. Except as contemplated herein, directly or indirectly, lend money or credit or make advances to any Person.

      8.16 Restrictions on Investments. Make or permit to exist or to remain outstanding any Investment except which is or results in ("Permitted Investments"):

            8.16.1 marketable direct or guaranteed general obligations of the United States of America which mature within one year from the date of purchase;

            8.16.2 bank deposits, certificates of deposit and banker's acceptances, or other obligations in or of banks located within and chartered by the United States of America or a state and having assets of over $500,000,000.00; and

            8.16.3 a MARC Entity, subject in all instances to the terms of this Loan Agreement; and

            8.16.4 the acquisition of any asset related to the operation, ownership or management of the Property Owner or the Property.

      8.17 Negative Pledges, etc. Enter into any agreement subsequent to the Loan Advance Date (other than a Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, (b) specifically prohibits the amendment or other modification of this Loan Agreement or any other Loan Document, or (c) could reasonably be expected to have a Material Adverse Effect.

      8.18 No Inventory. Engage in any activity relating to the Property or any other assets of the Property Owner or the Borrower that would cause the Property or assets to be treated for federal income tax purposes as property described in
Section 1221(1) of the Code or that would cause any proceeds from the sale or other disposition of the Property or assets to be treated as proceeds from a sale or other disposition of property described in Section 1221(1) of the Code.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

      The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of the First Union Lender Entities following an Event of Default.

      9.1 Default and Events of Default. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default. The occurrence of any of the following events, respectively, shall, subject to the giving of any notice or the expiration of any applicable grace period referred to in
Section 9.2 without the cure thereof, constitute an "Event of Default" herein.

            9.1.1 Failure to Pay the Loan. The failure by the Borrower to pay when due any principal of, interest on, or fees in respect of, the Loan.

            9.1.2 Default on a Senior Loans, TI/Cap Ex Loans, Covered Loans or Shortfall Loans. The failure by the Borrower or Property Owner to make any required payment on a Senior Loan, TI/Cap Ex Loan, Covered Loan or Shortfall Loan except, in the case of an Existing Senior Loan, a payment required to be made solely as a result of the transactions contemplated hereby.

            9.1.3 Loan Note, Security Documents, and Other Loan Documents. Any other default in the performance of any term or provision of the Loan Note, or of a Security Document, or of any of the other Loan Documents, or a breach, or other failure to satisfy, any other term, provision, condition or warranty under the Loan Note, a Security Document, or any other Loan Documents, and the specific grace period, if any, allowed for the default in question shall have expired without such default having been cured.

            9.1.4 Representations and Warranties. If any representation or warranty made by the Borrower or other MARC Entity in a Loan Document when made was untrue or misleading in a manner which could reasonably be expected to have a Material Adverse Effect.

            9.1.5 Affirmative Covenants. The breach of any covenant contained in Sections Article 7 herein; provided, however, with respect to a breach under Section 7.16, such breach shall not be deemed a Default with respect to a Lease of less than 3,000 square feet shall unless the First Union Lender shall have notified the Borrower in writing of its failure to comply with Section 7.16 after the First Union Lender becomes aware of the third violation thereof and the Borrower fails to cure such violations and further fails to comply with such provision on two additional occasions in any calendar year and shall have received written notice thereof and had the opportunity to cure as provided in Section 9.2.2(c) below.

            9.1.6 Negative Covenants. The breach of any covenant contained in
      Article 8 herein.

            9.1.7 Financial Status and Insolvency.

                  (a) the Borrower shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;
            (iii) make an assignment for the benefit of creditors; (iv) consent to, or acquiesce in, the appointment of a receiver, liquidator or trustee of itself or of the whole or any substantial part of its properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law; (vi) have a court of competent jurisdiction enter an order, judgment or decree appointing a receiver, liquidator or trustee of the Borrower, or of the whole or any substantial part of the property or assets of the Borrower, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for sixty (60) days; (vii) have a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal Bankruptcy laws or any other applicable law and such petition shall remain undismissed for sixty (60) days; (viii) have, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction assume custody or control of the Borrower or of the whole or any substantial part of its respective property or assets and such custody or control shall remain unterminated or unstayed for sixty (60) days; or (ix) have an attachment or execution levied against any substantial portion of the property of the Borrower or against any substantial portion of the Collateral which is not discharged or dissolved by a bond within thirty (30) days; or

                  (b) any such event set forth in subsection (i) above shall occur with respect to any Subsidiary of the Borrower, including the Property Owner.

            9.1.8 Loan Documents. If any Loan Document for any reason other than the satisfaction in full of all Obligations shall cease to be in full force and effect (other than in accordance with its terms), thereby preventing the First Union Lender from obtaining the practical realization of the benefits thereof, or if any Loan Document shall be declared null and void or the Borrower or the Property Owner shall claim or declare any such Loan Document to no longer be in full force and effect (other than in accordance with its terms) or is null and void, or if the Liens and security interests purported to be created by any of the Loan Documents shall cease to be valid, perfected Liens to the extent required under this Loan Agreement.

            9.1.9 Judgments. One or more judgments or decrees shall be entered against the Borrower, the Property Owner involving a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive days, and the aggregate amount of all such judgments exceeds $75,000.00.

            9.1.10 Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, a MARC Principal, the Borrower, the Property Owner, or any other MARC Entity under any applicable law where the relief, penalties, or remedies sought or available include the forfeiture of any their respective properties and/or the imposition of any stay or other order, the effect of which could reasonably be expected to have a Material Adverse Effect.

            9.1.11 Default under an Other Property Loan Agreement. A default under an Other Loan Agreement which has not been cured within the applicable grace period or waived.

            9.1.12 Default of Other Specified Debt and Related Documents. If a Default or Event of Default (regardless of how or if defined) shall occur under any Senior Loan as to which Default or Event of Default the holder has accelerated the obligations due thereunder and commenced exercising its rights upon such Default or Event of Default except a default caused by the transactions contemplated by this Loan Agreement.

            9.1.13 Termination of Guaranty. The termination or attempted termination of any Guaranty by any Guarantor thereunder.

      9.2 Grace Periods and Notice. As to each of the foregoing events the following provisions relating to grace periods and notice shall apply:

            9.2.1 Monetary Defaults. All monetary defaults, which shall include defaults under Section 9.1.2, shall have a 10 Business Day grace period following written notice from the First Union Lender.

            9.2.2 Nonmonetary Defaults.

                  (a) As to non-monetary default under Section 7.6, or with
            respect to the breach of any of the negative covenants set forth in
            Article 8 (other than Section 8.3), there shall be a 10 Business Day grace period following written notice from the First Union Lender of such default;

                  (b) As to a default under Section 8.3, there shall be no grace period;

                  (c) As to any other non-monetary default except Section 9.1.7, unless there is a specific shorter or longer grace period provided for in this Loan Agreement or in another Loan Document, there shall be a 30 day grace period following written notice from the First Union Lender or, if such default would reasonably require more than 30 days to cure or remedy, such longer period of time as may be reasonably required so long as the Borrower or the Property Owner shall commence reasonable actions to remedy or cure the default within 30 days following such notice and shall diligently prosecute such curative action to completion. However, where there is an emergency situation in which there is danger to person or property such curative action shall be commenced as promptly as possible. As to breaches of warranties and representations there shall be a 30 day grace period following notice from the First Union Lender.

                  (d) As to a default under Section 9.1.7, there shall be no grace period.

                                   ARTICLE 10

                                    REMEDIES

      10.1 Remedies. Upon the occurrence and during the continuance of an Event of Default, whether or not the indebtedness evidenced by the Loan Note and secured by the Security Documents shall be due and payable or the First Union Lender shall have instituted any foreclosure or other action for the enforcement of the Security Documents or the Loan Note, the First Union Lender may, in addition to any other remedies which the First Union Lender may have hereunder or under the other Loan Documents, or otherwise, and not in limitation thereof, and in the First Union Lender's sole and absolute discretion:

            10.1.1 Accelerate Debt. So long as the Event of Default is due to a default under Sections 9.1.1, 9.1.2, 9.1.7 or a default caused by a breach of Sections 7.11, 8.6 or 8.18, the First Union Lender may declare the indebtedness evidenced by the Loan Note and secured by the applicable Security Documents immediately due and payable (provided that in the case of a voluntary petition in bankruptcy or an involuntary petition in bankruptcy (after expiration of the grace period, if any, set forth in Section 9.1.7), such acceleration shall be automatic).

            10.1.2 Pursue Remedies. So long as the Event of Default is due to a default under Sections 9.1.1, 9.1.2, 9.1.7 or a default caused by a breach of Sections 7.11, 8.6 or 8.18, the First Union Lender's sole remedies against the Borrower shall be those provided for under the [Pledge Agreement/Mortgage] or to pursue a civil action for monetary damages.

            10.1.3 Monetary Damages. With respect to an Event of Default under any Section other than (i) Sections 9.1.1, 9.1.2, 9.1.7 or (ii) a default caused by a breach of Sections 7.11, 8.6 or 8.18, then the First Union Lender's sole remedy shall be to bring a civil action for monetary damages.

      10.2 Written Waivers. If a Default or an Event of Default is waived by the First Union Lender, in its sole discretion, pursuant to a specific written instrument executed by an authorized officer of the First Union Lender, the Default or Event of Default so waived shall be deemed to have never occurred.

                                   ARTICLE 11

                         COVENANTS OF FIRST UNION LENDER

      11.1 Personally Guaranteed Senior Loans. In the event that a holder of Senior Loan is seeking to foreclose on the Property as a result of a payment default thereunder and the amounts due on the Senior Loan has been unconditionally guaranteed by a member of the Borrower and a Covered Loan has not, or is not expected to be, made, then, unless the First Union Lender agrees to indemnify the guarantors for 49% or, if the Subsequent Amount has been advanced, 60% any payments required under the applicable guaranty, then notwithstanding anything herein to the contrary, the Borrower shall be permitted to deed the Property to the holder of the Senior Loan in satisfaction of the Senior Loan so long as the Borrower shall have given the First Union Lender at least 30 days prior written notice thereof.

                                   ARTICLE 12

                               GENERAL PROVISIONS

      12.1 Notices. Any notice or other communication in connection with this Agreement shall be in writing, and (i) hand delivered by any commercially recognized courier service or overnight delivery service such as Federal Express, or (ii) sent by facsimile transmission if a FAX Number is designated below addressed:

      If to the Borrower or
      a Property Owner:

                        55 East Jackson
                        Chicago, Illinois 60604
                        Attention: Gerald Nudo
                                   Steve Higdon
                                   Elliot Weiner
                        FAX Number: (312) 884-5373

      with copies by regular mail or such hand delivery or facsimile transmission to:

                        Weinberg Richmond LLP
                        333 W. Wacker Drive # 1800
                        Chicago, Illinois 60606
                        Attention: Arnold Weinberg, Esquire
                        FAX Number: (312) 807-3903

      If to the First Union Lender:

                        Two Jericho Plaza, Wing A, Suite 111
                        Jericho, New York 11753
                        Attention: Peter Braverman, President
                        FAX Number: (516) 433-2777

                        and

                        7 Bulfinch Place, Suite 500, P.O. Box 9507
                        Boston, Massachusetts 02114
                        Attention: Carolyn Tiffany, Chief Operating Officer FAX Number: (617) 570-4710

      with copies by regular mail or such hand delivery or facsimile transmission to:

                        Post Heymann & Koffler LLP
                        Two Jericho Plaza, Wing A, Suite 111
                        Jericho, New York 11753
                        Attention: David J. Heymann, Esquire
                        FAX Number: (516) 433-2777

      Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

      A notice shall be deemed to have been given, delivered and received upon the earliest of: (i) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (ii) if so delivered, upon actual receipt, or (iii) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

      12.2 Limitations on Assignment. The Borrower may not assign this Loan Agreement or the monies due hereunder without the prior written consent of the First Union Lender in each instance.

      12.3 Further Assurances. The parties shall upon request from another party from time to time execute, seal, acknowledge and deliver such further instruments or documents which such party may reasonably require to better perfect and confirm its rights and remedies hereunder.

      12.4 Parties Bound. The provisions of this Loan Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise prohibited by this Loan Agreement or any of the other Loan Documents. This Loan Agreement is a contract by and among the Borrower and the First Union Lender for their mutual benefit, and no third person shall have any right, claim or interest against any of them by virtue of any provision hereof.

      12.5 Governing Law; Service of Process. THIS LOAN AGREEMENT WAS NEGOTIATED IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS LOAN AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS LOAN AGREEMENT, THE NOTES AND ANY OTHER LOAN DOCUMENT.

      ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST FIRST UNION OR THE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN COOK COUNTY, ILLINOIS AND EACH OF THE PARTIES WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

      12.6 Trial by Jury. EACH OF THE BORROWER AND THE FIRST UNION LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE BORROWER AND FIRST UNION, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

      12.7 Survival. The representations and warranties of the parties set forth in Articles 6 (other than Section 6.18) hereof shall survive for a period expiring on [ONE YEAR FROM DATE OF OMNIBUS AGREEMENT] hereby and with respect to the representation and warranty set forth in Section 6.18, until the expiration of the applicable statute of limitation.

      12.8 Cumulative Rights. All of the rights of the First Union Lender hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as the First Union Lender may determine in its sole good faith judgment.

      12.9 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of the Borrower and the Property Owner under the Loan Documents shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents to which such Person is a party under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which such Person may have at any time against the First Union Lender whether in connection with a Loan or any unrelated transaction.

      12.10 Table of Contents, Title and Headings. Any Table of Contents, the titles and the headings of sections are not parts of this Loan Agreement or any other Loan Document and shall not be deemed to affect the meaning or construction of any of its or their provisions.

      12.11 Counterparts. This Loan Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.

      12.12 Time Of the Essence. Time is of the essence of each provision of this Loan Agreement and each other Loan Document.

      12.13 No Oral Change. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

      IN WITNESS WHEREOF this Loan Agreement has been duly executed and delivered as of the date first written above.

                                              FT-MARC LOAN LLC


                                              By________________________________

                                              [THE BORROWER]

                                    Exhibit A

                                    Property

                             [intentionally omitted]

                                    Exhibit B

                                    LOAN NOTE

                                  FACE OF NOTE

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE FOLLOWING INFORMATION IS BEING PROVIDED PURSUANT TO TREASURY REGULATION SECTION 1.1275-3:

            ISSUE PRICE:          [price paid for the Note]

            AMOUNT OF OID:        [stated redemption price less the issue price]

            ISSUE DATE:           [Date on which Note is issued]

            YIELD TO MATURITY:    [to be calculated]

                                      NOTE

                              LOAN PROMISSORY NOTE

$_____________________                                 ___________________, 200_

1.    Promise To Pay.

      FOR VALUE RECEIVED, [MARC BORROWER], a ___________________________________
having an address at _____________________________________________ ("Borrower"),
promises to pay to the order of [FIRST UNION LENDER], a ________________________ having an address at Two Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753 ("Lender"), the principal sum of ____________________ ($____________), with interest thereon at the rate of 7.65% per annum, until such principal sum shall be fully paid.

2.    Loan Agreement.

      This Note is issued pursuant to Section 2.2.5 of, and shall be on the terms, provisions and conditions of, that certain Loan Agreement (the "Loan Agreement") dated as of _____________________ between Borrower and Lender, and evidences among other things the obligations of Lender to make the Loan, made pursuant thereto. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

3.    Payments.

      Interest shall be payable monthly on the Loan Amount at a rate of 7.65% per annum subject to deferment as contemplated by Section 2.2.1 of the Loan Agreement. The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on [Day prior to 7th Anniversary] ("Maturity Date"), and is subject to acceleration, in accordance with the Loan Agreement pursuant to which this Note has been issued. The Loan Amount shall be prepaid as required by Section 5.1 of the Loan Agreement.

4.    Acceleration; Event of Default.

      At the option of the holder, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time of any one or more of the following events, each of which shall be an "Event of Default" hereunder and under the Loan Agreement and each other Loan Document: (i) an Event of Default as defined in or as set forth in the Loan Agreement or any other Loan Document, each as the same may from time to time hereafter be amended; or (ii) an event which pursuant to any express provision of the Loan Agreement, or of any other Loan Document, gives Lender the right to accelerate the Loan evidenced hereby. Upon the occurrence and during the continuance of an Event of Default, Lender shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Loan Agreement.

5.    Certain Waivers, Consents and Agreements.

      Except as specifically provided otherwise in the Loan Agreement, each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable costs and expenses incurred by Lender or any other holder of this Note in connection with the indebtedness evidenced hereby pursuant to the Loan Agreement, including, without limitation, all reasonable attorneys' fees and costs, for the closing of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Loan Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Loan Agreement, or any one or more of the other Loan Documents.

6.    Delay Not A Bar.

      No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

7.    Partial Invalidity.

      The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan evidenced hereby shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

8.    Compliance With Usury Laws.

      All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby without any prepayment fees or charges and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower and Lender.

9.    Use of Proceeds.

      All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

10.   Security.

      This Note is secured by all or a portion of the Collateral as set forth in the Loan Agreement.

11.   Notices.

      Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

12.   Governing Law and Consent to Jurisdiction.

      12.1. Place of Delivery. Borrower agrees to furnish to Lender at Lender's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

      12.2. Governing Law. This Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflicts of law.

      12.3. Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the State of Illinois.

13.   No Oral Change.

      This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

14.   Rights of the Holder.

      This Note and the rights and remedies provided for herein may be enforced by Lender or any subsequent holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to Lender or the then holder of this Note.

15.   Survival.

      This Note shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Obligations in the event that Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances but such survival and continuation shall be limited to the amount of such disgorgement or return and shall terminate upon payment thereof by Borrower.

      IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument.

                                             [Borrower]


                                             By:________________________________

                                    Exhibit C

                                  DEAL SUMMARY

                             [intentionally omitted]

                                    Exhibit D

                                PLEDGE AGREEMENT

                             [intentionally omitted]

                                    Exhibit E

                       POST-CONVERSION OPERATING AGREEMENT

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                                     XXX LLC
                                  [CONVERSION]

      THIS AMENDED AND RESTATED OPERATING AGREEMENT of XXX LLC is made as of _____________ ______, 200_ by and among [First Union Entity], a ________________
("First Union"), [FIRST UNION CLASS B HOLDER], a______________ (the "Class B Member"), _______________ ("Aaa"), _______________ ("Bbb"), ______________
("Ccc") and _____________ ("Ddd").

                                   WITNESSETH:

      WHEREAS, Aaa, Bbb, Ccc and Ddd (collectively, the "MARC Members") and the Class B Member previously formed a limited liability company under the laws of the State of Illinois known as Xxx LLC (the "Company"),

      WHEREAS, the MARC Members and the Class B Member are party to that certain Operating Agreement, dated as of __________, among the MARC Members and the Class B Member, as amended (the "Original Agreement");

      WHEREAS, simultaneously herewith First Union is acquiring an ownership interest in the Company in consideration for the satisfaction of its loan made pursuant to that certain Loan Agreement dated as of ___________, 2005, between the Company, as borrower, and First Union, as lender (the "Loan Agreement");

      WHEREAS, simultaneously herewith, First Union is acquiring all of the right, title and interest of the Class B Member in the Company;

      WHEREAS, the parties desire to set forth certain understandings relating to the Company and amend and restate the Original Agreement in its entirety;

      NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the Original Agreement in its entirety to read as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1   General Terms

      The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

            (a) "Act" shall mean the Illinois Limited Liability Company Act at 805 ILCS 180/1-1, et seq., as amended from time to time.

            (b) "Adjusted Capital Account Deficit" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account that amount which such
            Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in Partnership Minimum Gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                  (ii) debit to such Capital Account the items described in
            Sections 1.704 l(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

      This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and will be interpreted consistently with those provisions.

            (c) "Adjusted Percentage Interest" for each Member shall equal:

                  (i) with respect to each of the MARC Members, [the product of
            (a) such MARC Member's Percentage Interest and (b) [either (I) 50% Call-Option Closing or Put-Option Closing (as such terms are defined in the Put-Call Agreement) has occurred or (II) 59.1667% if the Call-Option Closing or Put-Option Closing has not occurred][IF A GROUP D PROPERTY OR THE SUBSEQUENT ADVANCE HAS BEEN MADE - 50%]; and

                  (ii) with respect to First Union, [either (a) 50%, if the
            Call-Option Closing or Put-Option Closing has occurred or (b) 40.8333% if the Call-Option Closing or Put-Option Closing has not occurred][IF A GROUP D PROPERTY OR THE SUBSEQUENT ADVANCE HAS BEEN MADE - 50%].

            (d) "Adjusted Purchase Price" means the product of (i) the Sale Purchase Price and (ii) 95% if the Sale Closing Date occurs prior to the second anniversary of the Closing Date or 85% if the Sale Closing Date occurs from the second anniversary of the Closing Date and prior to the fourth anniversary of the Closing Date.

            (e) "Affiliate" shall mean with respect to a specified Person, any other Person that (i) directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director, officer, member, or partner of such Person or (ii) with respect to individuals, the spouse, children and grandchildren, or a trust, partnership, limited liability company or other entity established to hold such Person's interest in the Company or the applicable Member, the sole equity holders of which are such Member, another Member and/or its respective directors, officers, members, partners, spouses, children and grandchildren. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes hereof MARC Realty, LLC shall be deemed an affiliate of the MARC Members regardless of whether MARC Realty LLC would otherwise be deemed an Affiliate hereunder.

            (f) "Agreement" or "Operating Agreement" shall mean this Amended and Restated Operating Agreement, as amended from time to time, unless the context otherwise requires.

            (g) Applicable Rate" shall mean (i) .85% if the Capital Event occurs from the first anniversary of [the Loan Advance Date] to the second anniversary of [the Loan Advance Date] or (ii) at all other times, 1.35%.

            (h) "Approval Lease" shall mean any lease for space at the Property that (i) is for more than 3,000 rentable square feet, (ii) provides for a rental rate of less than 92.5% of the rental rate for the Property approved from time to time to time by the Company, or (iii) provides for the total cost of tenant improvements and leasing commissions in excess of 150% of the first years base rent, which base rent shall equal (x) the aggregate base rent to be received under the Lease for the term divided by the term of the Lease in months (including any free rental periods) multiplied by (y) 12.

            (i) "Articles of Organization" shall mean the Articles of Organization of the Company as filed with the Secretary of State of Illinois, as amended from time to time.

            (j) "Bankruptcy" shall mean with respect to any Member, (i) the filing by that Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of his debts under Title 11 of the United States Code or any other Federal or state insolvency law, or a Member's filing an answer consenting to or acquiescing in any such petition, (ii) the making by that Member of any assignment for the benefit of its creditors or (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver, trustee or custodian for the assets of that Member, or an involuntary petition seeking assets of that Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

            (k) "Capital Account" as of any given date shall mean the Capital Account as defined by Section 8.2.

            (l) "Capital Amount" shall mean for each Member the amount set forth under the heading "Capital Amount" on Schedule 1 hereto(1) plus any permitted Capital Contributions made by such Member from and after the date hereof less any Distributions pursuant to Section 9.4(a)(ii)(9) and
      (10).

            (m) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made.

            (n) "Capital Proceeds" shall mean all Net Proceeds, Net Sales Proceeds and Net Refinancing Proceeds.

            (o) "Code" shall mean the Internal Revenue Code of 1986, as amended or corresponding provisions of subsequent superseding federal revenue laws.

            (p) "Company" shall refer to Xxx LLC.

            (q) "Covered Loan" has the meaning ascribed thereto in the Omnibus Agreement.

            (r) "Distributions" shall mean any distribution of cash or other assets of the Company to the Members.

            (s) "Drag-Along Threshold Amount" shall mean an amount equal to the difference of (i) the sum of (1) the Capital Amount of the Non-Offering Party and (2) all Other JV Capital Amounts of the Non-Offering Party or its Affiliates under any Other JV Agreement for which an Other JV Drag-Along Right has been exercised by the Offering Party or its Affiliates and (ii) the sum of all distributions made pursuant to the Non-Offering Party and its Affiliates pursuant to Section 9.4(a)(ii)(9) and (10) hereof and Section 9.4(a)(ii)(9) and (10) of the Other JV Agreements for which an Other JV Drag-Along Right has been exercised by the Offering Party or its Affiliates.

            (t) "Entity" shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

            (u) "Existing Additional Capital Contributions" shall mean with respect to each Class A Member, the following amounts: [AMOUNTS TO BE INSERTED WILL BE THE AMOUNTS, IF ANY, OF ADDITIONAL CAPITAL CONTRIBUTIONS ON CONVERSION DATE]

            (v) "First Union Total Capital" means the sum of (i) the Capital Amount for First Union, plus (ii) the Other JV Capital Amount for First Union and its Affiliates in Joint Venture Entities whose properties have generated Capital Proceeds.

----------
(1) Amount equals the unreturned capital contribution of each Member with respect to an After-Acquired Property or, with respect to a converted Property Loan, the Loan Amount at conversion in the case of First Union and the Borrower Equity at conversion in the case of the MARC Members.

            (w) "Fiscal Year" shall mean the Company's fiscal year, which shall end on December 31 of each year.

            (x) "FUR" shall mean First Union Real Estate Equity and Mortgage Investments.

            (y) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managers, subject to obtaining the consent of First Union, which shall not be unreasonably withheld.

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers as of the following times:

                        (1) the acquisition of a Membership Interest in the
                  Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                        (2) the distribution by the Company to a Member of more
                  than a de minimis amount of Company money or property as consideration for a Membership Interest in the Company, if necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                        (3) the liquidation of the Company within the meaning of
                  Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and

                        (4) at such other times as necessary or advisable in
                  order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2.

                  (iii) The Gross Asset Value of any asset described in (i) or
            (ii) above shall be reduced by depreciation as computed for book purposes pursuant to Treasury Regulation Section
            1.704-1(b)(2)(iv)(g).

                  (iv) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Managers, subject to obtaining the consent of First Union, which shall not be unreasonably withheld.

                  (v) The Gross Asset Values of Company assets shall be
            increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury

            Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (v) to the extent that the Managers reasonably determine that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (v).

            (z) "Initiating Member" shall have the meaning set forth in Section 12.1(a).

            (aa) "Loan Agreement" as defined in the third WHEREAS clause.

            (bb) "Loan Call" shall have the meaning set forth in Section 8.4.

            (cc) "Loan Call Amount" shall have the meaning set forth in Section 8.4.

            (dd) "MARC Shortfall" shall mean the positive difference, if any, between (i) the product of (x) all interest paid to First Union under the Loan Agreement plus all amounts of principal paid to First Union pursuant to Section 9.4(a)(ii)(6) of the Original Agreement and (y) [GROUP A AND B PROPERTIES - 51%, with respect to payments made prior to the Subsequent Advance and 40% with respect to payments made after the Subsequent Advance] [GROUP D PROPERTIES - 40%] and (ii) the sum of (x) all amounts of Operating Cash Flow retained by the Company prior to the date hereof plus
      (y) all amounts of Capital Proceeds retained by the Company prior to the date hereof, together with interest thereon at a rate of 7.65% per annum non-compounded from the date hereof.

            (ee) "MARC Second Shortfall" shall mean the Class A Shortfall (as defined in the Original Agreement), if any, immediately prior to the entering into of this Agreement less any distributions paid from and after the date hereof pursuant to Section 9.4(a)(ii)(7) and Section 9.4(a)(ii)(7) of the Other JV Agreements, together with interest on that portion of the Class A Shortfall that bears interest at rate of 7.65% per annum non-compounded from the date hereof.

            (ff) "MARC Total Capital" shall mean the sum of (i) the Capital Amount for the MARC Members, plus (ii) the Other JV Capital Amount for the MARC Members and its Affiliates in Joint Venture Entities whose properties have generated Capital Proceeds.

            (gg) "Management Agreement" shall mean the property management agreement between the Company and the property manager of the Property as in effect from time to time.

            (hh) "Managers" shall mean those Persons designated by the Members to act as managers for the Company and any successor or replacement manager appointed or elected pursuant to this Agreement. References to the Managers in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

            (ii) "Member" shall mean the MARC Members and First Union, together with their respective permitted successors and assigns. References to a Member as it, itself or other like references shall also, where the context so requires, be deemed to include the masculine of feminine reference, as the case may be.

            (jj) "Membership Interest" shall mean a Member's entire interest in the Company, including the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Act.

            (kk) "Net Operating Income" shall mean for any period of determination, (i) net operating income generated by the Property for such period (i.e., gross operating income, inclusive of any proceeds received under any rent loss or business interruption insurance policies, less expenses of the Property (exclusive of ownership expenses and non-reimbursable operating expenses, debt service, capital expenditures, tenant improvements and leasing commissions and vacancy allowances)), as generated by, through or under all Leases, and (ii) all other income arising from direct operations of or licenses or operating agreements for any part of the Property, in all cases determined in a manner consistent with that customarily utilized by owners of office building properties.

            (ll) "Net Proceeds" shall mean the gross proceeds received from any insurance recovery or condemnation award relating to any casualty or taking of any asset less the aggregate of (i) all reasonable costs and expenses incurred in the collection of such amounts, including, but not limited to, reasonable attorney's fees, payable to third-parties who are not a Member or an Affiliate thereof, and (ii) in the case of a casualty, amounts required to repair the Property.

            (mm) "Net Profits" and "Net Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, and all fees and reimbursements payable to any Member shall be regarded as deductions), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal
            income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profit or Net Loss shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in Code Section
            705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Company asset is determined pursuant to subparagraph (i) or adjusted pursuant to subparagraph (ii) or subparagraph (iv) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses and depreciation with respect to such asset shall be as computed for book purposes pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

                  (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

                  (vi) Notwithstanding any other provision of this definition of
            Net Profits or Net Losses, any items which are specially allocated pursuant to Section 9.2 hereof shall not be taken into account in computing Net Profits or Net Losses.

            (nn) "Net Refinancing Proceeds" - means the gross proceeds received from the closing of the financing or refinancing of a specified asset less the reasonable closing costs payable to third-parties who are not a Member an Affiliate thereof other than the fees permitted by Section 12.2.2 of the Omnibus Agreement.

            (oo) "Net Sales Proceeds" - shall mean the gross sale proceeds received from the closing of the sale of a Company asset including the Property less the aggregate of (i) usual closing adjustments, and (ii) reasonable closing costs payable to third-parties who are not a Member an Affiliate thereof other than fees permitted by Section 12.2.2 of the Omnibus Agreement.

            (pp) "Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

            (qq) "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year of the Company shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(c).

            (rr) "Omnibus Agreement" shall mean that certain Amended and Restated Omnibus Agreement, dated _______________, among Gerald Nudo, Laurence Weiner and First Union REIT L.P.

            (ss) "Operating Cash Flow" shall mean, in each calendar month, in each instance determined in a manner satisfactory to First Union consistent with that approved by First Union prior to or at the Initial Loan Advance Date, (i) the Net Operating Income for such period less (ii) the sum of, without duplication, (a) non-reimbursable operating expenses at the Property, (b) ownership expenses, (c) tenant improvement costs, leasing commissions and capital expenditures to the extent funded from cash generated by the Property, (e) the fees as contemplated by Section
      12.2 of the Omnibus Agreement to the extent paid, and (f) if applicable, the asset management fees as contemplated by Section 12.3 of the Omnibus Agreement.

            (tt) "Operating Company" shall mean _________________, an Illinois
      _____________.

            (uu) "Other JV Agreement" shall mean the operating agreement for a Joint Venture Entity (as defined in the Omnibus Agreement) other than (i) the Company and (ii) a Joint Venture Entity that holds After-Acquired Properties.

            (vv) "Other JV Capital Amount" shall mean the "Capital Amount" for the applicable Person under an Other JV Agreement.

            (ww) "Other JV Demand Notice" shall mean a "Demand Notice" as defined in the applicable Other JV Agreement.

            (xx) "Other JV Drag-Along Rights" shall mean a "Drag-Along Right" as defined in the applicable Other JV Agreement.

            (yy) "Other JV ROFO Notice" shall mean a "ROFO Notice" as defined in the applicable Other JV Agreement

            (zz) "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

            (aaa) "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

            (bbb) "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company year shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(i)(2).

            (ccc) "Partnership Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company year shall be determined in accordance with Treasury Regulation Section 1.704-2(d).

            (ddd) "Percentage Interest" of a Member shall mean the percentages stated on Schedule 12 to this Operating Agreement opposite such Members name, as the same may be amended or modified from time to time to reflect transfers of Membership Interests and otherwise in accordance with this Operating Agreement.

            (eee) "Permitted Transferee" shall mean either (i) an Affiliate of such Member, so long as the Member is still controlled by, or in common control with, the ultimate controlling Person of the Member, or (ii) upon the liquidation or dissolution of a Member, such Member's partners, members or shareholders

            (fff) "Person" shall mean any individual or Entity, and their heirs, executors, administrators, legal representatives, successors and assigns where the context so permits.

            (ggg) "Prior Distributions/Payments" shall mean the sum of (i) all cash distributions made to the Members pursuant to Section 9.4(a)(ii)(9) of this Agreement, plus (ii) all cash distributions made to the Members or their Affiliates pursuant to Section 9.4(a)(ii)(9) of any Other JV Agreement, plus (iii) in the case of the MARC Members only, all cash distributions made to it pursuant to Section 9.4(a)(ii)(9) of this Agreement in excess of the distributions that would have been made to it pursuant to said Section had distributions been made strictly in accordance with Percentage Interests, plus (iv) in the case of the MARC Members only, all cash distributions made to the MARC Members or any of their respective Affiliates pursuant to Section 9.4(a)(ii)(9) of any Other JV Agreement relating to another property in excess of the distributions that would have been made to such person pursuant to said Section had distributions been made strictly in accordance with the ownership percentages of the members of the applicable Entity, plus (v) in the case of the MARC Members only, [13.8%/20%](3) of all Capital Proceeds distributed to an equityholder of the applicable Entity that is an Affiliate of a MARC Member pursuant to Section 9.4(a)(ii)(10) of an Other JV Agreement.

            (hhh) "Property" shall mean that certain real property located at __________________________, as more fully described on Exhibit A hereto, and the improvements located thereon.

            (iii) "Property Loan" shall mean the loan made by First Union to the Company pursuant to the Loan Agreement.

----------
(2) Percentage equals49% for First Union and 51% for the MARC Members unless the Subsequent Amount was advance and then 60% for First Union and 40% for the MARC Members.

(3) 13.8% with respect to the Group A and Group B Properties unless the Subsequent Advance had been made and 20% with respect to the Group D Properties.

            (jjj) "Put-Call Agreement" shall mean that certain Put-Call Option Agreement, dated ________, 2005, among __________.

            (kkk) "Regulatory Allocations" has the meaning set forth in Section 9.2(a)(vi).

            (lll) "REIT" shall mean a real estate investment trust within the meaning of Section 856(a) of the Code.

            (mmm) "Reposition Loan" has the meaning ascribed thereto in the Omnibus Agreement.

            (nnn) "Requisite Vote" shall mean the affirmative vote of Members holding more than seventy five percent (75%) of the aggregate Percentage Interests in the Company.

            (ooo) "Responding Member" shall have the meaning set forth in
      Section 12.1(a).

            (ppp) "ROFO Notice" shall have the meaning set forth in Section
      13.1.

            (qqq) "Sale Purchase Price" shall mean an amount equal to (A) (i) the gross purchase price paid for the Property or ownership interests in the Company plus (ii) the purchase price paid to an affiliate of the Purchasing Member for the assignment of any property management or asset management contract with respect to the Property or the Company plus (iii) the value attributable to any contracts with an affiliate of the Purchasing Member for property management, asset management, construction management, design or other services related to the Property, the Company or the purchaser, less (iv) the cost of all capital improvements made to the Property from the Closing Date to the Sale Closing Date (as defined in Section 12.5) divided by (B) 1 or, if such amount relates to less than the entire ownership interest in the Property or the Company, the percentage interest in the Property or Company acquired.

            (rrr) "Senior Loan" shall mean any loan obligation of the Company or the Operating Company that is senior in payment to the TI/Cap Ex Loans, Covered Loans and Reposition Loans

            (sss) "TI/Cap Ex Loan" has the meaning ascribed thereto in the Omnibus Agreement.

            (ttt) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      1.2 Other Terms Unless the context shall require otherwise:

            (a) All other capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Omnibus Agreement.

            (b) Words importing the singular number or plural number shall include the plural number and singular number respectively;

            (c) Words importing the masculine gender shall include the feminine and neuter genders and vice versa;

            (d) Reference to "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation"; and

            (e) Reference in this Agreement to "herein", "hereof", "hereby" or "hereunder", or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits.

                                    ARTICLE 2
                              FORMATION OF COMPANY

      2.1 Formation. The Company has been organized as an Illinois limited liability company by executing and delivering Articles of Organization to the Illinois Secretary of State in accordance with and pursuant to the Act.

      2.2 Name. The name of the Company is Xxx LLC. The Members may change the name of the Company or adopt such trade or fictitious names as they may determine by a the Requisite Vote of the Members. Upon the adoption of any trade or fictitious name, the Managers shall notify the Members.

      2.3 Principal Place of Business. The principal place of business of the Company shall be 55 E. Jackson Boulevard, Chicago, Illinois 60604. The Company may locate its places of business and registered office at any other place or places as the Managers may deem advisable, subject to obtaining the consent of First Union which shall not be unreasonably withheld.

      2.4 Registered Office and Registered Agent. The Company's registered office shall be at the office of its registered agent at 55 E. Jackson Boulevard, Chicago, Illinois 60604, and the name of its registered agent shall be Allen Glass. The registered office and registered agent may be changed by filing the address of the new registered office and/or the name of the new registered agent with the Illinois Secretary of State pursuant to the Act.

      2.5 Term. The term of the Company shall be thirty (30) years from and after the date of the formation of the Company in accordance with and pursuant to the Act, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

      2.6 Certificates of Membership Interests. The Membership Interests shall not be evidenced by certificates.

      2.7 Filing of Articles and Other Documents. The Members agree to execute such certificates or documents and to do such filings and recordings and all other acts, including the filing or recording of the Articles and any assumed name certificates in the appropriate offices in the State of Illinois and any other applicable jurisdictions as may be required to comply with applicable law.

      2.8 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member or Manager, individually, shall have any ownership interest in that property.

                                    ARTICLE 3
                               BUSINESS OF COMPANY

      3.1 Purpose of the Company. The sole purpose of the Company shall be to hold a [100%] ownership interest in the Operating Company; making prudent interim investments of Company funds, including, without limitation, investments in obligations of federal, state and local governments or their agencies, mutual funds, money market funds and bank certificates of deposit; and engaging in any and all activities related or incidental thereto.

      3.2 Authority of the Company. In order to carry out its purpose, the Company is authorized in furtherance of the Company business and subject to the other provisions of this Agreement to do any and all acts or take any actions necessary to carry out the purposes of the Company.

                                    ARTICLE 4
                         NAMES AND ADDRESSES OF MEMBERS

      The names and addresses of the Members are as set forth on Schedule 1 hereto

                                    ARTICLE 5
                          RIGHTS AND DUTIES OF MANAGERS

      5.1 Management. The business and affairs of the Company shall be managed by the Managers. A Manager may be a natural Person or Entity qualified to do business in the State of Illinois. If a Manager is a natural Person, then he shall be 18 years of age or older, but need not be a resident of the State of Illinois. A Manager need not be a Member, but must be a Person affiliated with a Member. The Managers shall direct, manage and control the business of the Company. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by nonwaivable provisions of the Act, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

      5.2 Managers. The number of Managers of the Company shall initially be [two] but may be increased by a Requisite Vote of Members, but in no event shall there be less than one (1) Manager. The initial Managers shall be Gerald L. Nudo and Laurence H. Weiner. Each such Manager shall hold office until a successor shall have been elected and qualified which election shall require a Requisite Vote of Members.

      5.3 Certain Powers of the Managers. Without limiting the general authority of the Managers provided in Section 5.1 hereof and except as otherwise provided in this Agreement, the Managers shall have the power and authority on behalf of the Company to:

            (a) take all action and executing and delivering all documents and agreements, in each case in the name and on behalf of the Company, which are customarily considered administrative in nature or are authorized by the Members in accordance with this Agreement or are authorized for the Managers to execute or deliver pursuant to this Agreement;

            (b) cause the Company to pay the fees under contracts to which the Company is a party or to professionals retained by the Company;

            (c) administer the day-to-day activities of the Company;

            (d) invest any and all cash reserves of the Company in short term securities issued by the United States Treasury or in such other investments as may be approved from time to time by the Members;

            (e) open bank accounts in the name of the Company; and

            (f) take such other actions as are authorized by the Members in accordance with this Agreement or are otherwise expressly authorized to be taken by the Managers pursuant to this Agreement.

      Unless authorized to do so by this Operating Agreement, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by a Requisite Vote. This Section
5.3 supersedes any authority granted to the Members pursuant to Section 15-1 of the Act. Any Member who takes any action or binds the Company in violation of this Section 5.3 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to such loss or expense.

      5.4 Limitations on the Rights of the Managers. Notwithstanding anything herein to the contrary, in no event shall a Manager or the Company be permitted to take any of the following actions without the consent of First Union, which consent shall not be unreasonably withheld:

            (a) amend the Management Agreement or consent on behalf of the Company to any matter requiring the consent of Owner under the Management Agreement;

            (b) enter into any agreement with an Affiliate of a Member except as permitted in Article 12 of the Omnibus Agreement;

            (c) enter into any Approval Lease; provided, however, the failure to comply with the provisions of this clause (c) for a Lease of less than 3,000 square feet shall not be deemed to trigger First Union's rights under Section 12.1 hereof unless First Union shall have notified the Managers of their failure to comply with this provision after First Union becomes aware of the third violation hereof and the Managers further fail to comply with such provision on two additional occasions in any calendar year and shall have received notice thereof and had the opportunity to cure. The Managers shall cause to be sent to First Union, at a minimum, the deal summary sheet which shall include the terms set forth on Exhibit B hereto. First Union shall have three Business Days following receipt of the foregoing information to either approve or disapprove of the entering into the Lease. If First Union fails to respond to any such request within such prescribed time period, such request shall be deemed approved by First Union. All requests to be made hereunder shall be made to those Persons designated from time to time by First Union. First Union hereby designates each of Michael Ashner, John Alba and Mark Smith as the Persons to whom a request for an Approval Lease is to be made;

            (d) approve the annual budget or any other budget for the Property including quarterly capital expense budgets, or any revision thereof prepared pursuant to the Management Agreement or otherwise;

            (e) approve the making of any capital expenditures other than (i) capital repairs budgeted for in a budget approved pursuant to Section 5.4(d) hereof to the extent the cost will not exceed 105% of the budgeted cost, (ii) capital repairs required to be made as a result of an emergency situation; provided, however, that the Managers shall cause prompt notice to be given to First Union of such emergency situation, and (iii) capital repairs the aggregate costs of which are not in excess of $10,000 in any calendar quarter;

            (f) make a Distribution;

            (g) retain legal counsel with respect to any material litigation other than those covered by insurance;

            (h) take any action requiring the consent of First Union under the definition of "Gross Asset Value";

            (i) change any material term or the carrier of any insurance maintained with respect to the Property or the Company;

            (j) incur any Debt;

            (k) change the Company's jurisdiction of organization , its organizational type or principal place of business;

            (l) incur, create or suffer to exist any Lien on the Property or the Company;

            (m) except as set forth in Section 5.11, sell, finance, merge or otherwise dispose of the Property or the Company's assets;

            (n) issuing any interest in the Company;

            (o) commencing a voluntary Bankruptcy or deciding not to contest an involuntary Bankruptcy;

            (p) change the ownership structure of the Property or modify the nature of the income derived from the Property; or

            (q) entering into any agreement which would cause First Union to be personally liable thereunder.

      5.5 Special REIT Concerns.

      Notwithstanding anything to the contrary herein, the Managers shall not have the right to cause the Company to enter into any transaction if consummating such transaction would cause FUR to fail to qualify as a REIT, cause FUR to have any additional assets at the end of any calendar quarter of any taxable year of FUR that are not described in Section 856(c)(4)(A) of the Code or cause FUR to have additional gross income for any taxable year of FUR unless at least 95% of such additional gross income consists of items listed in
Section 856(c)(3) of the Code and the balance of such additional gross income consists of items listed in Section 856(c)(2) of the Code.

      5.6 Resignation. Any Manager of the Company may not resign without the consent of First Union. The resignation of any Manager shall take effect upon receipt of First Union's consent thereto or at such later date specified by the Manager. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      5.7 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by a Requisite Vote of Members. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      5.8 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by a Requisite Vote of Members. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the election of a Manager at a meeting of Members called for that purpose or by the Requisite Vote of the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and qualified or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal. In the event of the death, disability or resignation of any Manager, the duties of such Manager may be performed by the remaining Manager(s) until such time as a successor may be elected by the Members as provided herein.

      5.9 Services of the Managers. The Managers shall devote such time and effort to the business of the Company as shall reasonably be necessary to promote adequately the interests of the Company and the mutual interests of the Members; however, it is specifically understood and agreed that no Manager shall be required to devote his full time to the business of the Company and, the Managers may at any time and from time to time engage in and possess interests in other business ventures of any and every type and description, including, without limitation, the ownership, operation, financing and management of real estate, interests in real estate or real estate-related securities, independently or with others, which may or may not compete with the Company, and neither the Company nor any Member shall by virtue of this Agreement or otherwise have any right, title or interest in or to such independent ventures.

      5.10 Liability and Indemnification.

            (a) To the fullest extent permitted by applicable law, the employees of the Company, each Manager, Member and each Manager and Member's respective Affiliates, and their respective partners, stockholders, members, directors, officers and employees (each, an "Indemnitee") shall each be indemnified and held harmless by the Company from and against any damages, losses, penalties, fines, settlement payments, obligations, liabilities, claims, actions and causes of action (actual or threatened, matured or unmatured, known or unknown, contingent or otherwise) and costs and expenses suffered, sustained, incurred or required to be paid by any Indemnitee, including without limitation, any costs of investigation and attorneys' or experts' fees and disbursements, based upon or arising from any and all civil or administrative claims, demands, actions, suits or proceedings, which arise primarily out of or relate primarily to the operations of the Company after the date hereof, in which the Indemnitee may be involved, or threatened to be involved, as a party, irrespective of whether the Indemnitee continues to be an employee of the Company or a Manager or Member or its Affiliate, or a partner, stockholder, member or director, officer or employee of a Manager or Member or of any Affiliate of a Manager or Member at the time any such obligation, liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner not opposed to the best interests of the Company, and (ii) the Indemnitee's conduct did not constitutes fraud, gross negligence or willful or wanton misconduct or willful breach, whether of this Agreement or of any obligation or duty of or to the Company whether undertaken by contract or otherwise. The termination of any third-party action, suit or proceeding by order or settlement, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in clauses (i) or (ii) above.

            (b) To the fullest extent permitted by applicable law, reasonable expenses (including attorneys' and experts' fees and disbursements) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding for which indemnification subject to this Section 5.10 is available shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee and, if the Indemnitee is not a Manager or Member, then in form and substance and from a Managers or Member or from a person whose credit worthiness is reasonably acceptable to the Managers or Members to repay such amount unless it shall be determined by the Managers or Members that such person is not entitled to be indemnified as authorized in this Section.

            (c) The indemnification provided by this Section 5.10 shall be in addition to any indemnification approved by the Requisite Vote of the Members, any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to action in the

      Indemnitee's capacity as an employee of the Company, a Manager, Member, an Affiliate of a Manager or Member or partner, stockholder, director, officer or employee of a Manager or Member or its Affiliates, or in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

            (d) All indemnifications set forth in this Section 5.10 shall be paid out of, and shall be limited to, the assets of the Company and shall otherwise be non-recourse as to any Manager, Member or its Affiliates or their respective assets.

      5.11 Personally Guaranteed Loans. In the event that a lender is seeking to foreclose on the Property and a Member or its Affiliate has unconditionally guaranteed the amounts due on such loan and neither party elects to make a Covered Loan to cure a default under the loan nor has either party exercised their respective rights in Article 12 hereof, then either (i) if the Member or Members who have not guaranteed the loan (the "Non-Guarantying Member") agree to indemnify the Member or Members who have guaranteed the loan (the "Guarantying Member") for any payments required under the applicable guaranty, then notwithstanding anything herein to the contrary, the Non-Guarantying Member shall have all rights in connection with seeking a resolution of the loan default or (ii) if the Non-Guarantying Member does not elect to indemnify the Guarantying Member for any payments required under the applicable guaranty, then notwithstanding anything herein to the contrary, the Guarantying Member shall have all rights in connection with seeking a resolution of the loan default.

                                    ARTICLE 6
                        RIGHTS AND OBLIGATIONS OF MEMBERS

      6.1 Limitation of Liability. A Member shall not be personally liable to creditors of the Company for any debts, obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond such Member's Capital Amount, except as otherwise required by law. Except as expressly provided to the contrary in this Agreement, the Members shall not have any liability to contribute money or make loans to, or with respect to the liabilities or obligations of the Company nor shall the Members be liable for any obligations of the Company.

      6.2 List of Members. Upon the written request of any Member, the Managers shall provide a list showing the names, addresses and Percentage Interests of all Members.

      6.3 Company Books. In accordance with Section 9.9 herein, the Managers shall maintain and preserve, during the term of the Company, the accounts, books and other relevant Company documents. Upon reasonable written request, each Member and his duly authorized representative shall have the right, at any time during ordinary business hours, as reasonably determined by the Managers, to inspect and copy such Company documents at the Member's expense, for any purpose reasonably related to the Member's Membership Interest.

      6.4 Priority and Return of Capital. Except as may be expressly provided in
Article 9, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section 6.4 shall not apply to the repayment by the Company of loans (as distinguished from Capital Contributions) which a Member has made to the Company.

      6.5 No Preemptive Rights. No Member shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Membership Interests, whether unissued or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Membership Interest; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

      6.6 No Management Rights. Except as specifically set forth in Article 5 hereof or otherwise in this Agreement, no Member shall take part in the management or control of the business of the Company or transact any business in the name of the Company. No Member shall have the power or authority to bind the Company or to sign any agreement or document in the name of the Company. No Member shall have any power or authority with respect to the operation of the Company, except insofar as the consent of the Member shall be expressly required by this Agreement or by the Act.

      6.7 Other Activities. The Members may engage in or possess interests in other business ventures of every kind and description including, without limitation, serving as general or limited member of other companies which own, either directly or through an interest in other companies, real estate projects similar to the Property. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                    ARTICLE 7
                          CONSENTS, VOTING AND MEETINGS

      7.1 Consents.

            (a) Any action required or permitted to be taken by the Members may be authorized by requisite written consent, without the necessity of meeting.

            (b) Any request for consent of the Members pursuant to this Agreement shall be made by delivery of a written request to each Member whose consent or approval is requested.

            (c) Each Member who receives a request for consent or approval shall respond by delivery of a written consent, approval or declination to the requesting party within fifteen (15) days of the delivery of the request for consent or approval unless another time period is specified in this Agreement. Failure to respond as provided in this Section 7.1(c) shall constitute a consent or approval for all purposes of this Agreement.

      7.2 Meetings of Members.

            (a) Meetings of Members shall be held at such location in Chicago, Illinois, at the address stated in any proper notice of a meeting. A notice of a meeting shall state, with reasonable particularity, the purposes of the meeting.

            (b) Meetings shall be held only when called by a Manager or by a Member.

      7.3 Submissions to Members. The Managers may give the Members notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Members. Such notice shall include any information required by the relevant provision of this Agreement or by law.

                                    ARTICLE 8
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

      8.1 Capital Contributions. The Members acknowledge that their respective Capital Amounts as of the date of this Agreement are set forth on Schedule 1 hereto.

      8.2 Capital Accounts.

            (a) There shall be established and maintained for each Member on the books of the Company a capital account (the "Capital Account") in accordance with the following provisions: A separate Capital Account will be maintained for each Member. As of the date hereof, the Capital Accounts of the Members are in the same ratio as their Percentage Interests. Each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Profits; (4) items in the nature of income or gain which are specially allocated pursuant to Section 9.2 hereof; and (5) allocations to such Member of income described in Code Section 705(a)(1)(B). Each Member's Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Losses; (4) allocations to such Member of expenditures described in Code Section 705(a)(2)(B); and (5) items in the nature of expenses or losses which are specially allocated pursuant to Section 9.2 hereof.

            (b) In the event of a permitted sale or exchange of a Membership Interest in the Company pursuant to Article 10 hereof, the Capital Account of the Transferring Member shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

            (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 8.2 is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder and the provisions herein regarding maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.2 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.2, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall properly reflect the economic agreement between or among the Members as set forth in this Operating Agreement.

      8.3 Additional Capital Contributions. No Member shall be required or permitted to make any further Capital Contributions to the Company, including on account of any deficit balance in such Member's Capital Account.

      8.4 Loan Calls. At such time or times as the Company shall require additional funds to pay the costs and expenses of the Company other than in connection with the expenses contemplated by Article 7 of the Omnibus Agreement, the Managers shall cause the Company to deliver to each Member a notice (the "Loan Call") setting forth the total amount of the funds so required to be made to the Company (the "Loan Call Amount") and the expected use for such funds. Within five days of receipt of the Loan Call, each Member shall make a loan to the Company in an amount equal to the product of (1) such Member's Percentage Interest and (2) the Loan Call Amount. If a Member shall fail to timely make its loan pursuant to this Section 8.4, the other Members shall have the right, but not the obligation, to satisfy such Member's funding obligation by making a loan to the Company equal to the product of (i) the amount not funded by the non-funding Member and (ii) a fraction, the numerator of which is the applicable funding Member's Percentage Interest and the denominator of which shall be the aggregate Percentage Interest of all funding Members. All loans made pursuant to this Section 8.4 shall bear interest at a rate of 15% per annum, compounded annually, and shall be payable from the assets of the Company prior to any Distributions to Members.

                                    ARTICLE 9
          ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

      9.1 Allocation of Profits and Losses.

            (a) Net Profits of the Company for each Fiscal Year shall be allocated as follows:

                  (i) First, to the Members in accordance with and so as to
            reverse all prior allocations of Net Loss pursuant to, first,
            Section 9.1(b)(iii) and then, Section 9.1(b)(ii);

                  (ii) Second, to each Member in accordance with the cumulative
            Distributions that have been or are being made to such Member for such fiscal year (or other period) other than Distributions made to such Member pursuant to Section 9.4(a)(ii) that cumulatively do not exceed the Member's Capital Account;

                  (iii) Third, to the Members in proportion to and to the extent of the excess of the cumulative Distributions made to them for all fiscal years completed prior to the commencement of the fiscal year (or other period) for which this allocation is being made, other than Distributions made to them pursuant to Section 9.4(a)(ii) for such completed fiscal years that cumulatively did not exceed their Capital Accounts, over the cumulative Net Profit allocated to them for the same periods pursuant to this Section 9.1(a), other than Net Profit allocated to them pursuant to Section 9.1(a)(i); and

                  (iv) Thereafter, to the Members in proportion to the
            Distributions that would be made to them if the Company were to make Distributions in an amount equal to the remaining Net Profit to be allocated for such fiscal year (or other period).

            (b) Losses. The losses shall be allocated among the Members as follows:

                  (i) First, in accordance with and so as to reverse all prior allocations of Net Profit pursuant to Section 9.1(a)(iv);

                  (ii) Second, in accordance with the Members' respective
            positive Capital Accounts until their Capital Accounts have been reduced to zero; and

                  (iii) Thereafter, in accordance with their Percentage
            Interests.

            (c) Notwithstanding the preceding Sections 9.1(a) and (b), items of Net Profit or Loss for any fiscal year ending with or after a sale or other disposition of all or substantially all the assets of the Company or the commencement of the liquidation and dissolution of the Company shall be allocated in such manner as shall cause the Members' respective Capital Accounts to most nearly equal the amounts that would be distributed to them pursuant to Section 11.2(b)(iv) if, immediately following such occurrence, all assets of the Company were then sold for cash and the cash proceeds thereof applied in accordance with Section 11.2(b).

      9.2 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 9:

            (a) Regulatory Allocations.

                  (i) Minimum Gain Chargeback. Except as otherwise provided in
            Treasury Regulation Section 1.704-2(f), notwithstanding the provisions of Section 9.1 of this Operating Agreement, or any other provision of this Article 9, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulation Section 1.704-2(g). The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This
            Section 9.2(a)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 9.2(a)(i).

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise
            provided in Treasury Regulation Section 1.704-2(i)(4), and notwithstanding the provisions of Section 9.1 of this Operating Agreement or any other provision of this Article 9 (except Section 9.2(a)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.2(a)(ii) is
            intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Treasury Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 9.2(a)(ii).

                  (iii) Partner Nonrecourse Deductions. Any Partner Nonrecourse
            Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation
            Section 1.704-2(i).

                  (iv) Qualified Income Offset. If any Member unexpectedly
            receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that causes such Member to have a Adjusted Capital Account Deficit, items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible provided that an allocation pursuant to this Section 9.2(a)(iv) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 9 have been tentatively made as if this Section 9.2(a)(iv) were not in the Agreement. It is intended that this Section 9.2(a)(iv) qualify and be construed as a "qualified income offset" within the meaning of treasury Regulation 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 9.2(a)(iv).

                  (v) Limitation on Allocation of Net Loss. The Net Losses
            allocation to any Member pursuant to Section 9.1 hereof shall not exceed the maximum amount of Net Losses that can be so allocated to such Member without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. To the extent an allocation of Net Losses would cause or increase an Adjusted Capital Account Deficit as to any Member, the limitation set forth in this
            Section 9.2(a)(v) shall be applied on a Member by Member basis in accordance with their respective Percentage Interests so as to allocate the maximum permissible Net Losses to each Member without causing any Member to have an Adjusted Capital Account Deficit.

                  (vi) Curative Allocations. The allocations set forth in
            Sections 9.2(a)(i), (ii), (iii), (iv) and (v) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of
            Section 9.1, the Regulatory Allocations shall be taken into account if necessary in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

      9.3 Tax Allocations.

            (a) In General. Except as otherwise provided in this Section 9.3, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 9.1 and 9.2.

            (b) Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 9.3(a), Tax Items with respect to Company property that is contributed to the Company by a Member shall be shared among the Members for income tax purposes pursuant to Treasury Regulation promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value. With respect to Company property, if any, that is initially contributed to the Company upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Treasury Regulation 1.704-3(b). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of tax items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code
      Section 704(c) and the applicable Treasury Regulation under the same method.

      9.4 Distributions. (a) No Distributions shall be made to Members prior to repayment in full of any outstanding loans made by Members to the Company. Thereafter, Distributions shall be made as follows:

                  (i) Operating Cash Flow. , Operating Cash Flow, if any, shall be applied and paid to the applicable Persons within five days of receipt thereof by the Company as follows:

                        (1) First, to all amounts then due on a Senior Loan;

                        (2) Second, to the payment of accrued interest at the
                  8.5% or 12% rate as the case may be on any TI/Cap Ex Loans pro rata to each of the lenders thereof or to the sole lender thereof, as applicable;

                        (3) Third, to the payment of accrued interest at the
                  8.5% or 12% rate as the case may be on any Covered Loans pro rata to each of the lenders thereof or to the sole lender thereof, as applicable;

                        (4) Fourth, to the payment of accrued interest at the
                  8.5% or 12% rate as the case may be on any Reposition Loans pro rata to each of the lenders thereof or to the sole lender thereof, as applicable;

                        (5) Fifth, to the Class A Members who have made Existing
                  Additional Capital Contributions prior to the date hereof in an amount equal to a 7.65% per annum return on the Existing Additional Capital Contributions plus the Existing Additional Capital Contributions less all amounts previously distributed to such Class A Members pursuant to this Section 9.4(a)(i)(5) and Sections 9.4(a)(i)(6) and 9.4(a)(ii)(7) of the Original Agreement, pro rata based on their respective Existing Additional Capital Contributions, which shall be applied first to accrued and unpaid interest and then to the Existing Additional Capital Contributions;

                        (6) Sixth, to the MARC Members until they have received
                  an aggregate amount equal to the MARC Shortfall in accordance with their respective Percentage Interests;

                        (7) Seventh, to the MARC Members until they have
                  received an amount equal to the MARC Second Shortfall in accordance with their respective Percentage Interests;

                        (8) [intentionally deleted]; and

                        (9) Eighth, pro rata to the payment of principal on all
                  TI/Cap Ex Loans, Reposition Loans and Covered Loans in the order in which such loans were made until repaid in full together with an amount, to the extent required, to provide the sole lender of any such TI/Cap Ex Loan, Reposition Loan or Covered Loan with its 15% internal rate of return;

                        (10) Thereafter, to the Members in accordance with their
                  respective Percentage Interests.

                  (ii) Capital Proceeds. Capital Proceeds shall be applied and paid to the applicable Persons within five days of receipt thereof by the Company, as follows, provided, however, no Distribution to the Members shall be made (other than the final liquidating Distribution) if it would cause the Company to have less than $100,000 in reserves for the operations of the Company, unless otherwise agreed to by First Union:

                        (1) First, to fully satisfy all Senior Loans

                        (2) Second, in an amount sufficient to fully satisfy all
                  amounts due on any outstanding TI/Cap Ex Loans with respect to the Property pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal;

                        (3) Third, in an amount sufficient to fully satisfy all
                  amounts due on any outstanding Covered Loans with respect to the Property pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal;

                        (4) Fourth, in an amount sufficient to fully satisfy all
                  amounts due on any outstanding Reposition Loans with respect to the Property pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal;

                        (5) Fifth, to the Class A Members who have made Existing
                  Additional Capital Contributions prior to the date hereof in an amount equal to a 7.65% per annum return on the Existing Additional Capital Contributions plus the Existing Additional Capital Contributions less all amounts previously distributed to such Class A Members pursuant to this Section 9.4(a)(ii)(5) and Section 9.4(a)(i)(5) and Sections 9.4(a)(i)(6) and 9.4(a)(ii)(7) of the Original Agreement, pro rata based on their respective Existing Additional Capital Contributions;

                        (6) Sixth, to the MARC Members until they have received
                  an aggregate amount equal to the MARC Shortfall in accordance with their respective Percentage Interests;

                        (7) Seventh, to the MARC Members until they have
                  received an amount equal to the MARC Second Shortfall; in accordance with their respective Percentage Interests

                        (8) Eighth, in accordance with their respective
                  Percentage Interests, until they have each received a cumulative return from [INSERT APPLICABLE LOAN ADVANCE DATE] equal to the Applicable Rate per annum on their Capital Amounts after deducting therefrom (A) all prior distributions made to such Member pursuant to this Section 9.4(a)(ii)(8) and
                  Section 9.4(a)(i)(8) and (B) in the case of First Union, any payments made to First Union on account of interest on the Property Loan and any distributions made to the Class B Member by the Company, and in the case of the MARC Members, any Operating Cash Flow or Capital Proceeds retained by the Company or distributed to its Members other than the Class B Member;

                        (9) Ninth, to each of the Members in proportion to the
                  amounts that they are entitled to receive pursuant to this
                  Section 9.4(a)(ii)(9) (without regard to the actual amount of Capital Proceeds available for distribution to them pursuant to this subparagraph (9)) until First Union shall have received pursuant to this Section 9.4(a)(ii)(9), an amount which, when added to the total amount of all Prior Distributions/Payments made to First Union and its Affiliates equals the First Union Total Capital, and the MARC Members shall have received pursuant to this Section 9.4(a)(ii)(9), an amount in the aggregate which, when added to the total amount of all Prior Distributions/Payments made to the MARC Members and their Affiliates equals the MARC Total Capital. For example purposes only, an example of the calculation set forth in this Section 9.4(a)(ii)(9) is set forth as Exhibit C hereto; and

                        (10) Thereafter, to the Members in accordance with their
                  respective Adjusted Percentage Interests.

            (b) The Company may offset against any Distribution payable to a Member any amount owed by a Member arising out of a breach of this Operating Agreement including, but not limited to, the indemnification obligations owed under Section 5.10 of this Agreement.

            (c) Upon liquidation of the Company, liquidating distributions shall be made in accordance with Section 11.2 below.

            (d) The Company may offset damages for breach of this Operating Agreement by a Member whose Membership Interest is liquidated (either upon the redemption of a Member's Membership Interest or the liquidation of the Company) against the amount otherwise distributable to such Member pursuant to this Section 9.4.

            (e) All taxes withheld or paid by the Company pursuant to the Code or any provisions of any state or local tax law with respect to any allocations or distributions to any Member shall be treated as amounts distributed to such Member pursuant to this Section 9.4 for all purposes under this Agreement.

            (f) A Member has no right to demand and receive any distribution in a form other than cash.

            (g) [intentionally omitted]

            (h) Notwithstanding anything in this Section 9.4 to the contrary, any distributions made from the amount determined pursuant to Section 3.2(a) of the Loan Agreement shall be deemed special distributions and shall not be deducted from any distributions otherwise payable to the MARC Members under this Section 9.4.

      9.5 Limitations Upon Distributions.

            (a) No distributions shall be made and paid if, after the distribution is made either;

                  (i) the Company would be insolvent; or

                  (ii) the net assets of the Company would be less than zero.

            (b) The Managers may base a determination that a distribution may be made under Section 9.4 in good faith reliance upon a balance sheet and profit and loss statement of the Company fairly reflecting the financial condition of the Company.

      9.6 Accounting Principles. The Company's financial statements shall be prepared and its profit and loss statement shall be determined on a consistent basis using the tax basis method of accounting.

      9.7 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution, except as otherwise specifically provided for herein.

      9.8 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Omnibus Agreement.

      9.9 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of the operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

            (a) A current list of the full name and last known address of each Member setting forth the amount of cash each Member has contributed, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future, and the date on which each became a Member;

            (b) A copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

            (c) Copies of the Company's financial statements and federal, state and local income tax returns and reports, if any, for the three (3) most recent years;

            (d) Copies of the Company's currently effective written Operating Agreement, as amended;

            (e) Minutes of every meeting; and

            (f) Any written consents obtained from Members for actions taken by Members without a meeting.

      9.10 Financial Report. The Company shall prepare such quarterly and annual financial reports, which, if requested by First Union shall be audited, and implement such internal accounting controls, including, without limitation, those which are necessitated by Sarbanes-Oxley Act of 2002, as may be required by First Union in order for FUR to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Reporting Requirements"). The officers, agents and representatives of FUR (including its attorneys and accountants) shall have unfettered access to such financial and other information of the Company at such times as such officer, agent or representatives may reasonably request to enable FUR to obtain the information required in order to timely comply with the Reporting Requirements. All costs associated with the Company's compliance herewith shall be borne by the Company except that any incremental cost associated with auditing such financial reports or material costs relating to Sarbanes-Oxley Act of 2002 compliance if requested by First Union solely shall be borne by First Union.

      9.11 Returns and Other Elections. The Company shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) all Federal, state or local tax returns required to be filed by the Company and shall utilize such accountants as the Managers shall designate (the "Manager Designee"), subject to First Union's reasonable consent; provided, however, if First Union so elects, First Union may designate the accountants to prepare such tax filings so long as First Union bears 100% of all of the costs associated with the preparation of such filings in excess of the cost that the Manager Designee would have charged for the same services. Such tax returns shall be prepared in compliance with the provisions of Section 12.7 of the Omnibus Agreement. Each Member agrees to prepare and file their respective tax returns in a manner consistent with the Company's income tax returns and Schedule K-1s. The Managers shall, after consultation with First Union, cause the Company to make such tax elections as the Managers and First Union shall deem beneficial for the Company and its Members. The Company shall make an election in accordance with Section 754 of the Code (and any corresponding provisions of state law) at the request of any Member.

      9.12 Tax Matters Partner. [Gerald Nudo] is designated the "Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings.

                                   ARTICLE 10
                            RESTRICTIONS ON TRANSFERS

      10.1 General. Except as set forth in Section 10.2 or Articles 12 or 13 below, no Member shall: (i) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration (collectively, "sale"), or (ii) gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy) (collectively "gift"), any of its Membership Interest, unless approved by a Requisite Vote of the remaining Members. Any sale or gift pursuant to this Section 10.1 shall only be effective to the extent set forth in Sections 10.2 and 10.3. In the event of an unpermitted transfer arising out of operation of law or Bankruptcy of a MARC Member, the transferee shall be required to pay the Company Twenty Five Thousand and No/100 Dollars ($25,000.00) for each one percent (1%) Membership Interest transferred to such transferee.

      10.2 Permitted Transfers of Membership Interests. A Member may sell or gift all or any part of its Membership Interest in the Company without the consent of a Requisite Vote of the remaining Members to a Permitted Transferee. Notwithstanding anything in this Section 10.2 to the contrary, any sale or gift under this Section 10.2 shall comply with the provisions of Section 10.3. In addition, such transferee shall not be deemed a Member of this Company unless the conditions of Section 10.6 are also satisfied.

      10.3 Further Requirements on Transfer. If a sale or gift is permitted under Section 10.1 or 10.2, no Member shall sell or gift any of his Membership
Interest: (i) without registration under applicable federal and state securities laws, or unless he delivers an opinion of counsel satisfactory to the Members that registration under such laws is not required; (ii) without any proposed transferee or donee agreeing to be bound by this Operating Agreement; (iii) without the proposed transferee or donee making all representations and delivering all such certificates, evidences or assurances reasonably requested by the other Members; and (iv) without the proposed transferee or donee paying any reasonable expenses in connection with its admission as a Member.

      10.4 Effectiveness of Transfer. Any sale, transfer or gift of any of a Member's Membership Interest(s) in the Company will take effect on the first day following receipt by the Manager of written notice that all of the requirements of Sections 10.1 and 10.2 have been met.

      10.5 Involuntary Transfers. In the event (i) of the death or adjudication of insanity or incompetency of an individual Member, or (ii) any Member shall be the subject of a Bankruptcy, the personal representative or trustee (or successor-in-interest) of the deceased, insane or incompetent Member or Bankrupt Member shall be an assignee of such Member's interest in the Company having the rights set forth in Section 10.6 and shall not become an additional or substituted Member unless and until the conditions set forth in Section 10.3 are satisfied; and any such Member's estate (or successor-in-interest) shall be liable for all of its obligations as a Member.

      10.6 Status of Assignee. Any person who acquires all or any portion of the interest of a Member in the Company in any manner (including, but not limited to, to a transfer permitted by Section 10.1, 10.2 or 10.5), shall not be a Member of the Company unless and until the conditions of Section 10.3 are satisfied. Unless and until such conditions are satisfied, such person shall, to the extent of the interest acquired, be entitled only to the transferor Member's rights, if any, in the Net Profits, Net Losses and Distributable Cash to the Members pursuant to this Operating Agreement, subject to the liabilities and obligations of the transferor Member hereunder; but such person shall have no right to participate in the management of the business and affairs of the Company and shall be disregarded in determining whether the approval, consent or any other action has been given or taken by the Members. Any such assignee shall have the same right, subject to the same limitations, as the transferor Member had under the provisions of this Article 10 to assign its interest as a Member (including the right to assign such interest to any person to which such Member could have assigned its interest pursuant to Sections 10.1, 10.2 or 10.5), but any such further assignee shall have only the rights set forth in this Section
10.6 and shall not become an additional or substituted Member of the Company unless and until the conditions of this Section 10.6 have been satisfied.

      10.7 Other Transfers Void. Any Transfer made in violation of the provisions of this Article 10 shall be null and void and shall not bind the Company or any Member.

                                   ARTICLE 11
                           DISSOLUTION AND TERMINATION

      11.1 Dissolution.

            (a) The Company shall be dissolved upon the occurrence of any of the following events:

                  (i) when the period fixed for the duration of the Company
            shall expire pursuant to Section 2.5 hereof; or

                  (ii) by the unanimous written agreement of all Members.

            (b) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his or her person or his or her property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights for the purpose of settling his or her estate or administering his or her property.

            (c) Dissolution of the Company shall be effective on the date of dissolution as set forth in Section 11.1(a) above, but the Company shall not terminate until the articles of dissolution shall be filed with the Secretary of State of the State of Illinois and the assets of the Company are distributed as provided in Section 11.2 below. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Operating Agreement.

      11.2 Winding Up, Liquidation and Distribution of Assets.

            (a) Upon dissolution, an accounting shall be made of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

            (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall:

                  (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable subject to the provisions of Section 5.4 hereof;

                  (ii) allocate any Net Profit or Net Loss resulting from such sales to the Member's Capital Accounts in accordance with Article 9 hereof;

                  (iii) discharge all liabilities of the Company, including
            liabilities to Members who are creditors of the Company to the extent permitted by law, excluding liabilities for distributions to Members under Sections 9.4(a); and

                  (iv) distribute the remaining assets to Members in accordance with Section 9.4(a)(ii) hereof.

            (c) Notwithstanding anything to the contrary in this Operating Agreement, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

            (d) Upon completion of the winding up, liquidation and distribution of the assets of the Company, the Company shall be deemed terminated.

            (e) The Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

      11.3 Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution as required by the Act, shall be executed in duplicate and filed with the Illinois Secretary of State.

      11.4 Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Illinois Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

      11.5 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.

                                   ARTICLE 12
                                 BUY/SELL RIGHTS

      12.1 Buy/Sell Rights.

            (a) So long as the provisions of Section 12.1(d) have been satisfied, either the MARC Members as a group, on the one hand, or First Union, on the other hand (such Member or Members being hereinafter referred to as the "Initiating Member") shall have the right to give written notice (the "Demand Notice") to First Union, if the Initiating Member is the MARC Members, or the MARC Members, if the Initiating Member is First Union (such Member or Members being hereinafter referred to as the "Responding Member") of the Initiating Member's intent to rely on this
      Article 12 and to purchase for all, but not less than all, of the Membership Interests owned by the Responding Member, whereupon the provisions set forth in this Article 12 shall apply. In the event that one or more Members is deemed to have delivered a Demand Notice, the Member who shall be deemed to have first delivered such Demand Notice pursuant to
      Section 14.1 hereof shall be deemed the Initiating Member or if more than one Member shall be deemed to have delivered a Demand Notice on the same date, the Member whose Demand Notice sets forth the highest price shall be deemed the Initiating Member.

            (b) The Demand Notice shall set forth the cash purchase price at which the Initiating Member would be willing to purchase (or to cause its designee to purchase) the Property.

            (c) The Responding Member shall have the option, exercisable by giving written notice (the "Exercise Notice") to the Initiating Member within 30 days after receipt of the Demand Notice, to agree to either (i) sell to the Initiating Member its Membership Interest on the terms and conditions set forth in Section 12.2, or (ii) purchase from the Initiating Member its Membership Interest at the price and on the terms and conditions set forth in Section 12.2. Failure to give notice within the required time period shall be deemed an election by the Responding Member to sell to the Initiating Member its Membership Interest.

            (d) Prior to exercising the rights set forth in this Article 12, the Initiating Member shall first have requested (the "Initial Request") that the Property be marketed for sale at a price set forth in the Initial Request. The Responding Member shall then have the right to cause the Company to market the Property for sale. If the Responding Member elects not to market the Property for sale, then the Initiating Member shall have the right to deliver a Demand Notice. If the Responding Member elects to market the Property for sale, the Initiating Member shall not be permitted to deliver a Demand Notice unless within 180 days of the Initial Request the Property shall not be subject to a binding contract for sale.

      12.2 Procedure for Purchase of Sale Interests Pursuant to Section 12.1.

            (a) As used in this Section 12.2 the following terms shall have the following meanings:

                  (i) "Closing Date" shall mean, as applicable, the number of days following the applicable date indicated below and shall be based on the aggregate value of the Sale Interests and subject to then existing Demand Notices during any calendar year by the MARC Members and its Affiliates, on the one hand, and First Union and its Affiliates, on the other hand, on account of the exercise of the rights set forth in Section 12.1 and 12.2 of this Agreement and the Operating Agreements of all Joint Venture Entities as follows:

            Total Value                        Number of Days Following Delivery
            of Sale Interests                          of Demand Notice
            -----------------                          ----------------

            Less than $10,000,000                           90 Days
            $10,000,000-$24,999,999                        120 Days
            $25,000,000-$149,999,999                       150 Days
            $150,000,000 or more                           240 Days

                  (ii) "Purchasing Member" shall mean either (x) the Initiating
            Member (or its designee) if the Responding Member shall have elected in its Exercise Notice not to purchase the Membership Interest of the Initiating Member, or (y) the Responding Member (or its designee) if it shall have indicated in its Exercise Notice its intent to purchase the Membership Interest of the Initiating Member.

                  (iv) "Purchase Price" means the amount that the Selling Member would have received with respect to the Sale Interests pursuant to
            Section 9.4(a)(ii) if the Property were sold for the price set forth in the Demand Notice pursuant.

                  (iv) "Selling Member" shall mean the Member or Members who are not Purchasing Members.

                  (v) "Sale Interests" shall mean the Membership Interest of the
            Selling Member, the interest held by the Selling Member and its Affiliates in the TI/CapEx Reserve, and all TI/Cap Ex Notes, Covered Notes and Reposition Notes held by the Selling Member and its Affiliates.

            (b) On the Closing Date, the Purchasing Member shall purchase from the Selling Member, and the Selling Member shall sell to the Purchasing Member, its Sale Interests at price equal to the Purchase Price, which Purchase Price shall be paid as follows:

                  (i) If First Union is the Purchasing Party, in cash.

                  (ii) If the MARC Members are the Purchasing Party, the
            Purchase Price shall be paid, at the MARC Members election as follows:

                        (1)   In cash; or

                        (2)   Either

                              (A) If the Demand Notice was delivered prior to _________ [insert date of 4th anniversary of Initial Loan Advance Date], (x) the lesser of: (I) First Union's unreturned Capital Amount; or (II) 50% of the Purchase Price; and (y) the balance in the form of a secured note that will bear interest at the greater of 8.5% or LIBOR plus 450 basis points (determined at the Closing Date), have a term of three years, require monthly payments of interest only and shall be secured by the MARC Members' entire interest in the Company pursuant to a pledge agreement which provides a first priority lien on such interest (the "Buy/Sell Note"); or

                              (B) If the Demand Notice was delivered on or after ____________ [insert date of 4th anniversary of Initial Loan Advance Date],
                                    (x) the greater of: (A) First Union's
                                    unreturned Capital Amount; or (B) 50% of the Purchase Price; and (y) the balance in the form of a Buy/Sell Note;

            (c) In connection with any sale pursuant to this Section 12.2, the Purchasing Member shall have the right to require the Selling Member to enter into agreements with the Purchasing Member containing terms and conditions relating to the sale that are customary for transactions of this type, including, without limitation, a representation and warranty that the Selling Member's Membership Interest is free and clear of all liens, claims or encumbrances.

            (d) If the Purchasing Member shall fail to consummate the acquisition of the Sale Interests on the Closing Date and the failure to acquire the Sale Interests within such time period is not caused, in whole or in part, by the actions or inactions of the Selling Member or the inability of the Selling Member to convey its Membership Interest to the Purchasing Member free and clear of all liens, claims, options and encumbrances of any kind, then the Selling Member shall have the right to acquire the Purchasing Member's Membership Interest pursuant to this
      Section 12.2 at a purchase price equal to 96% of the price which would have been paid to the Purchasing Member pursuant to this Section 12.2 hereof as if the Purchasing Member were the Selling Member. A Selling Member shall be deemed to have exercised its rights under this paragraph if it shall have delivered to the Purchasing Member a written notice of its intent to acquire the Purchasing Member's Membership Interest within 15 days (the "Second Option Period") following the date on which the Closing Date was schedule to occur. Upon the exercise by a Selling Member of its rights under this paragraph (d), for purposes of this Section 12.2, the Selling Member shall be deemed the Purchasing Member, the Purchasing Member shall be deemed the Selling Member and the Closing Date shall be based on the expiration of the Second Option Period.

      12.3 Cross-Collateralized or Cross-Defaulted Loans. Notwithstanding anything in this Article 12 to the contrary, in the event that the Property is subject to a loan that is cross-collateralized with an asset other than that owned by the Company or cross-defaulted with the loan, the borrower under which is not the Company, a Member may not exercise its rights under this Article 12 unless it shall have either (i) exercised its rights to acquire the interest in all other Joint Venture Entities holding a direct or indirect interest in a real property subject to such cross-collateralized or cross-defaulted loan or (ii) obtained the requisite releases from the applicable lender so that any loans encumbering the assets acquired are no longer cross-defaulted or cross-collateralized with the loans encumbering the assets not so acquired.

      12.4 Release from Guarantees. It shall be a condition precedent to the transfer of the Sale Interests that the Selling Member be released from any guaranty that the Selling Member or its Affiliates is party to guarantying an obligation of the Company or the Purchasing Member provides the Selling Member with an indemnification and such security as may be necessary to ensure that the Selling Member will be indemnified and made whole in the event of any payment required to be made by the Selling Member on account of such guaranty.

      12.5 Post Buy/Sell Sales. If the Purchasing Member subsequently sells the Property, or an interest therein at any time prior to the fourth anniversary of the Closing Date, and the Adjusted Purchase Price is greater than the price set forth in the Demand Notice, then the Purchasing Member shall be obligated to pay to the Selling Member within 30 days following the date on which the Property, or interest therein, is sold (the "Sale Closing Date") an amount equal to the positive difference, if any, between (i) the amount the Selling Member would have received on the Closing Date if the Purchase Price set forth in the Demand Notice was the Adjusted Purchase Price and (ii) the Purchase Price.

      12.6 Special Provisions.

            (a) The MARC Members shall be required to act as a single group under this Article 12 such that all the MARC Members are either Purchasing Members or Selling Members. The MARC Members hereby designate Gerald Nudo and Laurence Weiner as their sole representatives in connection with any rights or obligations of the MARC Members in this Article 12 and such persons are hereby authorized, empowered and directed to take such actions and make such elections on behalf of the MARC Members as they deem advisable including, without limitation, making the election provided for in Section 12(c) hereof.

            (b) In the event that an Other JV Demand Notice is delivered by either the MARC Members or their Affiliates, on the one hand, or First Union or its Affiliates, on the other hand, then the MARC Members and their Affiliates, on the one hand, or First Union and its Affiliates, on the other hand, must elect make the same election (i.e., to be either a Purchasing Member or Selling Member) under all Other JV Agreements for which Other JV Demand Notices have been given.

                                   ARTICLE 13
                  SALE OF MEMBERSHIP INTERESTS TO THIRD PARTIES

      13.1 Third Party Sale Rights. No Member shall be permitted to sell its Membership Interest to a non-Affiliated Person prior to the second anniversary of the [date hereof][Loan Advance Date]. Thereafter, no Member may sell all or a portion of its Membership Interest to a non-Affiliated third party unless prior to selling its Membership Interest, the selling Member (the "Offering Party") shall first offer the other Member (the "Non-Offering Party") the right to acquire the Offering Party's Membership Interest and its interest in the TI/CapEx Reserve, and all TI/Cap Ex Notes, Covered Notes and Reposition Notes held by the Selling Member and its Affiliates by giving notice thereof (the "ROFO Notice") to the Non-Offering Party and the purchase price for the Offering Party's interest in the Company and its interest in the TI/CapEx Reserve, and all TI/Cap Ex Notes, Covered Notes and Reposition Notes held by the Selling Member and its Affiliates (the "Offered Interests"). The Non-Offering Party shall have a period of 15 days from receipt of the ROFO Notice to either (i) accept the offer to acquire the Offered Interest for the price set forth in the ROFO Notice (the "Offered Price"), (ii) reject the offer to acquire the Offered Interest for the Offered Price, or (iii) reject the offer to acquire the Offered Interest for the Offered Price and require that the Non-Offering Party be permitted to participate in any sale to a non-Affiliated third party on the same terms and conditions, other than price adjustment to reflect actual ownership percentages, as the Offering Party sells its interests (the "Tag-Along Rights"). If the Offering Party is seeking to sell its interest in more than one Joint Venture Entity, the Non-Offering Party must make the same election for all such Joint Venture Entities.

      13.2 Acceptance of Offer. If the Non-Offering Party shall accept the offer set forth in the ROFO Notice, then the Non-Offering Party shall be required to acquire the Offered Interest in for the Offered Price not later than 90 days following receipt of the ROFO Notice, which purchase price shall be paid in cash. The Non-Offering Party shall have the right to cause the Offering Party to enter into agreements with containing terms and conditions relating to the sale that are customary for transactions of this type, including, without limitation, a representation and warranty that the Offering Party's Membership Interest is free and clear of all liens, claims or encumbrances. If the Non-Offering Party shall fail to consummate the acquisition of the Offered Interests within such 90 day period and the failure to acquire the Offered Interests within such time period is not caused, in whole or in part, by the actions or inactions of the Offering Party or the inability of the Offering Party to convey the Offered Interests to the Non-Offering Party free and clear of all liens, claims, options, then the Non-Offering Party will no longer have any rights with respect to a sale by the Offering Party of the Offered Interests and the Offering Party shall be permitted to sell the Offered Interest to non-Affiliated third party pursuant to Section 13.3 hereof.

      13.3 Rejection of Offer. If the Non-Offering Party shall elect not to accept the offer set forth in the ROFO Notice or as provided in the last sentence of Section 13.2, the Offering Party shall be permitted to sell the Offered Interests, and the Non-Offering Party's Membership Interests if the Non-Offering Party has elected to exercise its Tag-Along Right, to a non-Affiliated third party at any time within the 270 day period following the date of the ROFO Notice, or if permitted pursuant to Section 13.2, the expiration of the 90 day period provided for in Section 13.2, for a purchase price not less than the Offered Price, as increased to reflect the ownership percentage of the Non-Offering Party if the Tag-Along Rights have been exercised. If the Non-Offering Party has not elected to exercise its Tag-Along Right, the Offering Party shall have the right, but not the obligation, to cause the Non-Offering Party to sell its Membership Interest to a non-Affiliated third party on the same terms and conditions, other than price adjustment to reflect actual ownership percentages, as the Offering Party (the "Drag-Along Right"); provided that if the Drag-Along Right is exercised the total amount received by the Non-Offering Party and its Affiliates in connection with the transactions contemplated by this Article 13 and Article 13 of all Other JV Agreements for which Other JV Drag-Along Rights have been exercised by the same Offering Party or its Affiliate shall equal, in the aggregate, an amount not less than the Drag-Along Threshold Amount.

      13.4 Documentation. If the Non-Offering Party shall have elected to exercise its Tag-Along Right or the Offering Party shall have elected to exercise its Drag-Along Right, the Non-Offering Party shall transfer its Membership Interest to the non-Affiliated third party purchaser free and clear of all liens and encumbrances, against payment of the purchase price therefor pursuant to instruments of transfer reasonably required by the Offering Party.

      13.5 Substitute Member. The purchaser of any Offered Interest shall be admitted as a substitute member hereunder with all of the rights and obligations of the Offering Party without the need for any further action to be taken.

      13.6 Release from Guarantees. It shall be a condition precedent to the transfer of any Membership Interests pursuant to this Article 13 pursuant to a Drag-Along Right that the transferring Member be released from any guaranty that such Member is party to guarantying an obligation of the Company or be provided with such security as may be necessary to ensure that the transferring Member will be indemnified and made whole in the event of any payment required to be made by the transferring Member on account of such guaranty.

      13.7 Special Provisions.

            (a) The MARC Members shall be required to act as a single group under this Article 13 such that all the MARC Members are either an Offering Party or a Non-Offering Party. The MARC Members hereby designate Gerald Nudo and Laurence Weiner as their sole representatives in connection with any rights or obligations of the MARC Members in this
      Article 13 and such persons are hereby authorized, empowered and directed to take such actions and make such elections on behalf of the MARC Members as they deem advisable including, without limitation, making the election provided for in Section 13.1 hereof

            (b) In the event that either the MARC Members or their Affiliates, on the one hand, or First Union or its Affiliates, on the other hand, has delivered one or more Other JV ROFO Notices at or about the same time as the ROFO Notice, then the MARC Members and their Affiliates, on the one hand, or First Union and its Affiliates, on the other hand, must make the same election (i.e., to accept or not accept the Offered Interests) under
      Section 13.1 of this Agreement and Section 13.1 of the Other JV Agreements for which Other ROFO Notices have been given.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

      14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by overnight courier or registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given upon delivery, if personally delivered of if sent by overnight courier, or five business days after the date on which the same was deposited in the United States mail, addressed and sent as aforesaid.

      14.2 Application of Illinois Law. This Operating Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Illinois, and specifically the Act and the Articles of Organization. In the event of a direct conflict between the provisions of this Operating Agreement and the provisions of the Act or the Articles of Organization, such provisions of the Act or the Articles of Organization, as the case may be, shall be controlling.

      14.3 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

      14.4 Amendments. This Operating Agreement may not be amended except in writing by unanimous consent of the Members.

      14.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

      14.6 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

      14.7 Waivers. The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

      14.8 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

      14.9 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

      14.10 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

      14.11 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      14.12 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      14.13 Entire Agreement. This Agreement, together with schedules and exhibits attached hereto and any other documents executed concurrently herewith, sets forth all (and is intended by all parties to be an integration of all) of the promises, agreements and understandings among the parties hereto with respect to the Company, the Company business and the property of the Company, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

      IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.

                                            MEMBERS:

                                                                      Schedule 1

Member                         Percentage Interest            Capital Amount
------                         -------------------            --------------

                                                                       Exhibit A

                                    PROPERTY

                             [intentionally omitted]

                                                                       Exhibit B

                                   LEASE TERMS

                             [intentionally omitted]

                                    Exhibit B

                 OPERATING AGREEMENT FOR JOINT VENTURE ENTITIES

                             [intentionally omitted]

                                    Exhibit C

                                  FORM OF NOTE

                [TI/CAP EX/COVERED/REPOSITIONING] PROMISSORY NOTE

$_____________________                                 ___________________, 200_

1.    Promise To Pay.

      FOR VALUE RECEIVED, [MARC BORROWER], a ____________________________ having an address at ____________________________________________________ ("Borrower"),
promises to pay to the order of __________________________, a having an address at _____________________________ ("Lender"), the principal sum of ______________
($________), with interest thereon, until such principal sum shall be fully paid. Interest and principal shall be payable in installments as provided in the Omnibus Agreement (as defined below). The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on [Day prior to 5th Anniversary] ("Maturity Date"), which term is further defined in, and is subject to acceleration, in accordance with the Loan Agreement pursuant to which this [TI/Cap Ex/Covered/Repositioning] Note has been issued.

2.    Loan Agreement.

      This [TI/Cap Ex/Covered/Repositioning] Note is issued pursuant to Section ____ of that certain Amended and Restated Omnibus Agreement, dated as of March
__, 2005, among Gerald Nudo, Laurence Weiner and First Union REIT L.P. (the "Omnibus Agreement"), and evidences a [TI/Cap Ex Loan/Covered Loan/Repositioning Loan] made pursuant thereto. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

3.    Payments.

      All amounts due herein shall be payable as set forth in the Omnibus Agreement.

4.    Interest Calculation.

      All interest provided for herein shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.

5.    Method of Payment; Date of Credit.

      All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or set off and free and clear, and without any deduction or withholding for, any taxes (other than income taxes or franchise taxes of the Lender) or other payments by wire transfer to the Lender at such bank or address as the Lender may designate in a written notice to the Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to 2:00 p.m. Eastern

Time; payments received after 2:00 p.m Eastern Time shall be credited on the next Business Day; payments which are by check, or which are not in the form of immediately available funds shall not be credited until such funds become immediately available to the Lender, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payer bank.

6.    Billings.

      The Lender may submit monthly billings reflecting payments due from the Borrower; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of the Lender to submit a billing nor any error in any such billing shall excuse the Borrower from the obligation to make full payment of the Borrower's payment obligations when due.

7.    Default Rate.

      The Lender shall have the option of imposing, and the Borrower(s) shall pay upon billing therefor, an interest rate which is four percent (4%) per annum above the interest rate otherwise payable ("Default Rate"): (a) following any Event of Default, unless and until the Event of Default is cured or waived; and
(b) after the Maturity Date.

8.    Late Charges.

      The Borrower shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any regularly scheduled payment of interest, which is not paid within ten (10) days of the due date thereof (other than with respect to any payment as to which the said ten (10) day period expires after the implementation of the Default Rate). Late charges are: (a) except as provided above, payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate the Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

9.    Acceleration; Event of Default.

      At the option of the holder, this [TI/Cap Ex/Covered/Repositioning] Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time of the failure to make a payment when due hereunder, which failure shall continue uncured for 10 days following the date on which such payment is otherwise due.

10.   Certain Waivers, Consents and Agreements.

      Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees to pay all reasonable costs and expenses incurred by Lender or any other holder of this [TI/Cap Ex/Covered/Repositioning] Note in connection with the indebtedness evidenced hereby pursuant to the Loan Agreement, including, without limitation, all reasonable attorneys' fees and costs, for the closing of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this [TI/Cap Ex/Covered/Repositioning] Note and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this [TI/Cap Ex/Covered/Repositioning] Note.

11.   Delay Not A Bar.

      No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

12.   Partial Invalidity.

      The invalidity or unenforceability of any provision hereof, or of any other instrument, agreement or document now or hereafter executed in connection with the loan evidenced hereby shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

13.   Compliance With Usury Laws.

      All agreements between Borrower and Lender with respect to the loan evidenced hereby are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this [TI/Cap Ex/Covered/Repositioning] Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this [TI/Cap Ex/Covered/Repositioning] Note to contract in strict compliance with the laws of the State of ____________ from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby without any prepayment fees or charges and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower and Lender.

14.   Use of Proceeds.

      All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by Section ___ of the Omnibus Agreement.

15.   Notices.

      Any notices given with respect to this [TI/Cap Ex/Covered/Repositioning] Note shall be given in the manner provided for in the Omnibus Agreement.

16.   Governing Law and Consent to Jurisdiction.

      16.1. Substantial Relationship. It is understood and agreed that this [TI/Cap Ex/Covered/Repositioning] Note were negotiated, executed and delivered in the State of ___________, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied hereby.

      16.2. Place of Delivery. Borrower agrees to furnish to Lender at Lender's office in _________________ all further instruments, certifications and documents to be furnished hereunder.

      16.3. Governing Law. This [TI/Cap Ex/Covered/Repositioning] Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflicts of law.

      16.4. Consent to Jurisdiction. Borrower hereby consents to personal jurisdiction in any state or Federal court located within the State of Illinois.

17.   No Oral Change.

      This [TI/Cap Ex/Covered/Repositioning] Note may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this [TI/Cap Ex/Covered/Repositioning] Note.

18.   Rights of the Holder.

      This [TI/Cap Ex/Covered/Repositioning] Note and the rights and remedies provided for herein may be enforced by Lender or any subsequent holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to Lender or the then holder of this [TI/Cap
Ex/Covered/Repositioning] Note.

19.   Survival.

      This [TI/Cap Ex/Covered/Repositioning] Note shall survive and continue in full force and effect beyond and after the payment and satisfaction of the obligations evidenced hereby in the event that Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances but such survival and continuation shall be limited to the amount of such disgorgement or return and shall terminate upon payment thereof by Borrower.

      IN WITNESS WHEREOF, Borrower has caused this [TI/Cap
Ex/Covered/Repositioning] Note to be duly executed as of the date set forth above as a sealed instrument.

                                              [Borrower]


                                              By:_______________________________

                                    Exhibit D

                OPERATING AGREEMENT FOR PROPERTY LOAN PROPERTIES

                               OPERATING AGREEMENT

                                 [PROPERTY LOAN]

      THIS OPERATING AGREEMENT ("Agreement") of XXX, an Illinois limited liability company (the "Company"), is made and entered into as of the ____ day of ___________, 2005, by and among, _______________ ("Aaa"), _______________
("Bbb"), ______________ ("Ccc"), _____________ ("Ddd"), and FT-MARC Class B LLC,
a Delaware limited liability company ("FT-MARC").

                                R E C I T A L S:

      A. Aaa, Bbb, Ccc and Ddd previously formed a limited liability company under the laws of the State of Illinois known as Yyy LLC (the "Operating Company");

      B. The Operating Company was formed for the purpose of acquiring the ownership of an [____] building located at [_____________________] in the Village of [______], County of [__], State of Illinois, the parcel of land on which said building is located being legally described on Schedule B attached hereto and incorporated by reference, and the personal property related to the ownership and operation of said building, and thereafter owning, operating, leasing, financing and ultimately disposing of said parcel and improvements (the "Property").

      C. Pursuant to that certain Amended and Restated Omnibus Agreement (the "Omnibus Agreement"), dated ___________, 2005, between _______, _______ and
First Union REIT L.P., a Delaware limited partnership, (i) each of Aaa, Bbb, Ccc and Ddd is contributing its interest in the Operating Company to the Company in exchange for an interest in the Company and (ii) FT-MARC is making a capital contribution to the Company equal to $______ in exchange for a membership interest in the Company;

      D. The parties desire to set forth certain understandings relating to the Company;

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 General Terms

      The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein):

            (a) "Act" shall mean the Illinois Limited Liability Company Act at 805 ILCS 180/1-1, et seq., as amended from time to time.

            (b) "Additional Capital Preferred Return" as defined in Section 9.4(a)(i)(6).

            (c) "Adjusted Capital Account Deficit" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account that amount which such
            Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in Partnership Minimum Gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                  (ii) debit to such Capital Account the items described in
            Sections 1.704 l-(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

            (d) "Affiliate" shall mean any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with any other Person, with "control" meaning the power, directly or indirectly, to direct the management or policies of such Person, whether by the ownership of voting securities, by contract or otherwise.

            (e) "Agreement" or "Operating Agreement" shall mean this Operating Agreement as initially executed, or as amended from time to time, unless the context otherwise requires.

            (f) "Applicable Rate" shall mean (i) zero, if the Capital Event occurs prior to the first anniversary of the date hereof, (ii) .85% if the Capital Event occurs from the first anniversary of the date hereof to the second anniversary of the date hereof and (iii) 1.35% if the Capital Event occurs from and after the second anniversary of the date hereof.

            (g) "Articles of Organization" shall mean the Articles of Organization of the Company as filed with the Secretary of State of Illinois, as amended from time to time.

            (h) "Capital Account" as of any given date shall mean the Capital Account as defined by Section 8.2.

            (i) "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property by a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

            (j) "Capital Event" shall mean any transaction or occurrence that generates or is reasonably expected to generate Capital Proceeds.

            (k) "Capital Event Net Profit" and "Capital Event Net Loss" shall have the meanings set forth in Section 9.1.

            (l) "Capital Proceeds" shall mean all Net Proceeds, Net Sales Proceeds or Net Refinancing Proceeds

            (m) "Class A Member Amount" shall mean $____________ [WILL EQUAL THE INITIAL BORROWER EQUITY].

            (n) "Class A Members" shall mean each of Aaa, Bbb, Ccc and Ddd, and their permitted successors and assigns.

            (o) "Class A Shortfall" shall mean the positive difference, if any, of the aggregate of the Property Shortfall Amounts.

            (p) "Class B Member" shall mean FT-MARC and its permitted successors and assigns.

            (q) "Class B Member Amount" shall mean $____________ [WILL EQUAL THE LOAN AMOUNT PLUS THE AMOUNT PAID FOR THE CLASS B INTEREST].

            (r) "Code" shall mean the Internal Revenue Code of 1986, as amended or corresponding provisions of subsequent superseding federal revenue laws.

            (s) "Company" shall refer to Xxx LLC.

            (t) "Covered Loan" has the meaning ascribed thereto in the Omnibus Agreement.

            (u) "Entity" shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

            (v) "Fiscal Year" shall mean the Company's fiscal year, which shall end on December 31 of each year.

            (w) "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of the contribution referred to in clause (i) of Recital C shall be $_____, the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managers and consented to by the Class B Member, which consent shall not be unreasonably withheld.

                  (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers as of the following times:

                        (1) the acquisition of a Membership Interest in the
                  Company by a new or existing Member in exchange for more than a de minimis Capital Contribution, if such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                        (2) the distribution by the Company to a Member of more
                  than a de minimis amount of Company money or property as consideration for a Membership Interest in the Company, if necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                        (3) the liquidation of the Company within the meaning of
                  Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and

                        (4) at such other times as necessary or advisable in
                  order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2.

                  (iii) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Managers and consented to by the Class B Member, which consent shall not be unreasonably withheld.

                  (iv) The Gross Asset Values of Company assets shall be
            increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that the Managers reasonably determine that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
            (iv).

                  (v) The Gross Asset Value of any asset described in (i) or
            (ii) above shall be reduced by depreciation as computed for book purposes pursuant to Treasury Regulation Section
            1.704-1(b)(2)(iv)(g).

            (x) "Loan" shall mean the loan made pursuant to the Loan Agreement.

            (y) "Loan Agreement" shall mean that certain Loan Agreement, dated ____________, 2005, between the Company, as borrower, and FT-MARC Loan LLC, as lender.

            (z) "Majority Vote" shall mean the affirmative vote of the Class A Members holding more than fifty percent (50%) of the aggregate Percentage Interests in the Company.

            (aa) "Managers" shall mean those Persons designated by the Class A Members to act as managers for the Company and any successor or replacement manager appointed or elected pursuant to this Agreement. References to the Managers in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

            (bb) "Member" shall mean each of the Class A Members and the Class B Member and "Members" shall mean the Class A Members and the Class B Members, collectively. References to a Member as it, itself or other like references shall also, where the context so requires, be deemed to include the masculine of feminine reference, as the case may be.

            (cc) "Membership Interest" shall mean a Member's entire interest in the Company, including the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Act.

            (dd) "Net Profits" and "Net Losses" shall mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, and all fees and reimbursements payable to any Member shall be regarded as deductions), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal
            income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of Net Profit or Net Loss shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Company described in Code Section
            705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) (A) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or subparagraph
            (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses, and (B) in the event the Gross Asset Value of any Company asset is determined pursuant to subparagraph (i) or adjusted pursuant to subparagraph (ii) depreciation with respect to such asset shall be as computed for book purposes pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(g)

                  (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

                  (vi) Notwithstanding any other provision of this definition of
            Net Profits or Net Losses, any items which are specially allocated pursuant to Section 9.2 hereof and items relevant to determining Capital Event Net Profit or Capital Event Net Loss shall not be taken into account in computing Net Profits or Net Losses.

            (ee) "Net Proceeds" shall mean the gross proceeds received from any insurance recovery or condemnation award relating to any casualty or taking of any asset less the aggregate of (i) all reasonable costs and expenses incurred in the collection of such amounts, including, but not limited to, reasonable attorney's fees, payable to third-parties who are not a Class A Member or an Affiliate thereof, and (ii) in the case of a casualty, amounts required to repair the Property.

            (ff) "Net Refinancing Proceeds" shall mean the gross proceeds received from the closing of the financing or refinancing of a specified asset less the aggregate of reasonable closing costs payable to third-parties who are not a Class A Member an Affiliate thereof other than a fees permitted by Section 12.2.2 of the Omnibus Agreement.

            (gg) "Net Sales Proceeds" shall mean the gross sale proceeds received from the closing of the sale of an asset of the Company or the Operating Company less the aggregate of (i) usual closing adjustments, and
      (ii) reasonable closing costs payable to third-parties who are not a Class A Member an Affiliate thereof other than fees permitted by Section 12.2.2 of the Omnibus Agreement.

            (hh) "Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

            (ii) "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a fiscal year of the Company shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(c).

            (jj) "Omnibus Agreement" has the meaning set forth in the Recitals.

            (kk) "Operating Cash Flow" shall have the meaning ascribed thereto in the Loan Agreement.

            (ll) "Operating Company" has the meaning set forth in the Recitals.

            (mm) "Operating Net Profits" and "Operating Net Losses" shall have the meaning set forth in Section 9.1.

            (nn) "Other Operating Agreements" shall mean all other operating agreements, partnership agreements or joint venture agreements relating to a Group A Property, Group B Property or Group D Property (as such terms are defined in the Omnibus Agreement), other than this Agreement, to which the Class B Member or its affiliate is a party.

            (oo) "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

            (pp) "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

            (qq) "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company year shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(i)(2).

            (rr) "Partnership Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Company year shall be determined in accordance with Treasury Regulation Section 1.704-2(d).

            (ss) "Percentage Interest" shall mean, with respect to each Class A Member, the percentages stated on Schedule A to this Operating Agreement.

            (tt) "Person" shall mean any individual or Entity, and their heirs, executors, administrators, legal representatives, successors and assigns where the context so permits.

            (uu) "Property" has the meaning set forth in the Recitals.

            (vv) "Property Loan Agreements" shall mean those loan agreements entered into pursuant to Article 2 of the Omnibus Agreement.

            (ww) "Property Shortfall Amount" shall be the amount, which may be a negative amount, determined with respect to each Property Loan Agreement other than the Loan Agreement for Property Loan Agreements for which the underlying loan has previously been satisfied and for which there was insufficient Net Sales Proceeds to fully satisfy the distributions set forth in Sections 9.4(a)(ii)(1)-(9) of the applicable Other Operating Agreement as follows:

                  (i) the sum of (w) the Net Sales Proceeds (as defined in the applicable Other Operating Agreement) paid to the First Union Lender pursuant Section 9.4(a)(ii)(5) and (6) of the applicable Other Operating Agreement, (x) all payments made to the First Union Lender pursuant to Section 9.4(a)(i)(2) of the applicable Other Operating Agreement, (y) the Net Sales Proceeds retained by, or distributed to the members of, the applicable borrower pursuant to Sections 9.4(a)(ii)(7)-(9) of the applicable Other Operating Agreement and
            (z) all Operating Cash Flow (as defined in the applicable Other Operating Agreement) retained by, or distributed to the members of, the applicable borrower, multiplied by

                  (ii) either 51%, if the Property Loan Agreement relates to a
            Group A Property or Group B Property for which the Subsequent Advance (as defined in the applicable Property Loan Agreement) has not been made, or, in all other cases, 40%, less

                  (iii) all amounts previously distributed pursuant to Section
            9.4(a)(ii)(10) of the Other Operating Agreements, less

                  (iv) the product of (x) all amounts previously distributed to the Class A Members pursuant to Section 9.4(a)(ii)(12) of the Other Operating Agreements and (y) 13.8%, if 59.1667% of all distributions made pursuant to such Section 9.4(a)(ii)(12) were made to the Class A Members or 20%, if 50% of all distributions made pursuant to such
            Section 9.4(a)(ii)(12) were made to the Class A Members; plus

                  (v) a 7.65% per annum non-compounded return on the amount
            determined pursuant to clauses (i)-(iv) above from the date on which the distributions contemplated by Section 9.4(a)(ii)(6) of the applicable Other Operating Agreement are made from the applicable Net Sales Proceeds.

            (xx) "Regulatory Allocations" has the meaning set forth in Section 9.2(b)(viii).

            (yy) "Reposition Loan" has the meaning ascribed thereto in the Omnibus Agreement.

            (zz) "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the Managers for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

            (aaa) "Senior Loan" has the meaning ascribed thereto in the Loan Agreement.

            (bbb) "TI/Cap Ex Loan" has the meaning ascribed thereto in the Omnibus Agreement.

            (ccc) "Transferring Member" shall mean (i) any Member who sells, assigns, pledges, hypothecates, transfers, exchanges or otherwise transfers for consideration all or any portion of its Membership Interest or (ii) any Member who gifts, bequeaths or otherwise transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Membership Interests.

            (ddd) "Treasury Regulations" shall include proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            (eee) "Unreturned Class A Member Amount" shall mean the Class A Member Amount less any distributions paid pursuant to Section 9.4(a)(ii)(9).

      1.2 Other Terms Unless the context shall require otherwise:

            (a) Words importing the singular number or plural number shall include the plural number and singular number respectively;

            (b) Words importing the masculine gender shall include the feminine and neuter genders and vice versa;

            (c) Reference to "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation"; and

            (d) Reference in this Agreement to "herein", "hereby" or "hereunder", or any similar formulation, shall be deemed to refer to this Agreement as a whole, including the Exhibits.

                                    ARTICLE 2
                              FORMATION OF COMPANY

      2.1 Formation. The Company has been organized as an Illinois limited liability company by executing and delivering Articles of Organization to the Illinois Secretary of State in accordance with and pursuant to the Act.

      2.2 Name. The name of the Company is Xxx LLC. The Managers, with the consent of the Class B Member, which consent shall not be unreasonably withheld, may change the name of the Company or adopt such trade or fictitious names as they may determine. Upon the adoption of any trade or fictitious name, the Managers shall notify the Members.

      2.3 Principal Place of Business. The principal place of business of the Company shall be 55 E. Jackson Boulevard, Chicago, Illinois 60604. The Company may locate its places of business and registered office at any other place or places as the Managers may deem advisable, subject to obtaining the consent of the Class B Member which shall not be unreasonably withheld.

      2.4 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 55 E. Jackson Boulevard, Chicago, Illinois 60604, and the name of its initial registered agent shall be Allen Glass. The registered office and registered agent may be changed by filing the address of the new registered office and/or the name of the new registered agent with the Illinois Secretary of State pursuant to the Act.

      2.5 Term. The term of the Company shall be thirty (30) years from and after the date of the formation of the Company in accordance with and pursuant to the Act, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

      2.6 Certificates of Membership Interests. The Managers may make such rules and regulations as they may deem appropriate concerning the issuance and registration of Membership Interests of the Company. The Managers may authorize the issuance of any Membership Interests without certificates. Such authorization shall not affect Membership Interests already represented by certificates until they are surrendered to the Company.

      2.7 Filing of Articles and Other Documents. The Members agree to execute such certificates or documents and to do such filings and recordings and all other acts, including the filing or recording of the Articles and any assumed name certificates in the appropriate offices in the State of Illinois and any other applicable jurisdictions as may be required to comply with applicable law.

                                    ARTICLE 3
                               BUSINESS OF COMPANY

      3.1 Purpose of the Company. The sole purpose of the Company shall be to hold a [100%] ownership interest in the Operating Company and to engage in any and all activities related or incidental thereto.

      3.2 Authority of the Company. In order to carry out its purpose, the Company is authorized in furtherance of the Company business and subject to the other provisions of this Agreement to do any and all acts or take any actions necessary to carry out the purposes of the Company.

                                    ARTICLE 4
                         NAMES AND ADDRESSES OF MEMBERS

      The names and addresses of the initial Members are as set forth on Schedule C.

                                    ARTICLE 5
                          RIGHTS AND DUTIES OF MANAGERS

      5.1 Management. The business and affairs of the Company shall be managed by the Managers. A Manager may be a natural Person or Entity qualified to do business in the State of Illinois. If a Manager is a natural Person, then he shall be 18 years of age or older, but need not be a resident of the State of Illinois. A Manager need not be a Member, but must be a Person affiliated with a Member. The Managers shall direct, manage and control the business of the Company. Except as expressly set forth in this Operating Agreement or by nonwaivable provisions of the Act and subject to compliance with the Omnibus Agreement and the Loan Agreement, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

      5.2 Managers. The number of Managers of the Company shall initially be two
(2) but may be increased by a Majority Vote of Members, but in no event shall there be less than one (1) Manager. The initial Managers shall be Gerald L. Nudo and Laurence H. Weiner. Each such Manager shall hold office until a successor shall have been elected and qualified. Managers shall be elected by a Majority Vote of Members.

      5.3 Certain Powers of the Managers. Without limiting the generality of
Section 5.1, the Managers, except as expressly set forth in this Operating Agreement and subject to compliance with the terms of the Omnibus Agreement and the Loan Agreement, shall have the power and authority on behalf of the Company to:

            (a) borrow money for the Company from banks, other lending institutions, a Manager, Members, or Affiliates of a Manager or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums;

            (b) operate, maintain and improve any real and personal property owned by the Company;

            (c) sell, dispose, trade or exchange the assets of the Company in the ordinary course of the Company's business;

            (d) prepay, in whole or in part, refinance, amend, modify or extend any mortgages or trust deeds affecting the assets of the Company and in connection therewith to execute for and on behalf of the Company any extensions, renewals or modifications of such mortgages or trust deeds;

            (e) purchase liability and other insurance to protect the Company's property and business;

            (f) hold and own Company real and personal properties in the name of the Company;

            (g) invest Company funds in time deposits, short-term governmental obligations, commercial paper or other investments;

            (h) sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan as long as such disposition is not in violation of, or a cause of, a default under any other agreement to which the Company may be bound;

            (i) execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trusts; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments; bills of sale; leases; and any other instruments or documents necessary to the business of the Company;

            (j) employ accountants, legal counsel, managing agents or other Persons to perform services for the Company;

            (k) enter into any and all other agreements on behalf of the Company, in such forms as the Managers may approve; and

            (l) do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

      Unless authorized to do so by this Operating Agreement or by the Managers, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the preceding sentence. This Section 5.3 supersedes any authority granted to the Members pursuant to Section 15-1 of the Act. Any Member who takes any action or binds the Company in violation of this
Section 5.3 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to such loss or expense.

      5.4 Affiliates. Subject to the terms of the Omnibus Agreement and Loan Agreement, the Managers may directly perform or engage an Affiliate of a Manager or any Member to perform services for the Company at competitive charges and prices.

      5.5 Liability for Certain Acts. Each Manager shall perform his duties as Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence or willful misconduct by a Manager.

      5.6 Managers Have No Exclusive Duty to Company. The Managers shall not be required to manage the Company as their sole and exclusive function, and they may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of a Manager or to the income or proceeds derived therefrom.

      5.7 Bank Accounts. The Managers may from time to time open bank accounts in the name of the Company, and the Managers shall be the sole signatories thereon.

      5.8 Indemnity of the Managers, Employees and Other Agents. The Company shall, to the maximum extent permitted under Section 15-10 of the Act, indemnify and make advances for expenses to the Managers, their employees, and other agents. The Company shall, to the fullest extent to which it is empowered to do so by the Act or any other applicable law, indemnify and make advances for expenses to the Manager, for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Manager of the Company, against losses, damages, expenses (including attorneys' fees), judgments, fines and amounts reasonably incurred by him in connection with such action, suit or proceeding, except as a result of fraud, gross negligence or willful misconduct by a Manager.

      5.9 Reimbursement to Managers. The Company shall reimburse the Managers for all ordinary, necessary, and direct operating expenses incurred by the Managers on behalf of the Company in carrying out the Company's business activities.

      5.10 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      5.11 Removal. At a meeting called expressly for that purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by a Majority Vote of Class A Members. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      5.12 Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by a Majority Vote of Class A Members. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the election of a Manager at a meeting of the Class A Members called for that purpose or by the Class A Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and qualified or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal. In the event of the death, disability or resignation of any Manager, the duties of such Manager may be performed by the remaining Manager(s) until such time as a successor may be elected by the Members as provided herein.

      5.13 Manner of Acting.

            (a) If there is more than one Manager, all decisions of and actions to be taken by the Managers pursuant to this Agreement shall be determined by a unanimous vote of the Managers except as hereinafter provided.

      Notwithstanding the foregoing, Laurence H. Weiner shall have the sole right on behalf of the Company to enter into (i) leases in the ordinary course of business and (ii) normal and customary contracts for the repair, maintenance and operation of the Property (including contracts for the construction of tenant improvements). Any one of the Managers shall have the authority to exercise on behalf of the Company, all rights of the Company provided that any required approval of the Managers or Members, as applicable, is first obtained. Any document or instrument, of any and every nature, including without limitation, any agreement, contract, deed, promissory note, mortgage or deed of trust, security agreement, financing statement, pledge, assignment, bill of sale and certificate, which is intended to bind the Company or convey or encumber title to its real or personal property shall be valid and binding for all purposes if executed by a Manager, provided that any required approval of the Managers or Members, as applicable, is first obtained. Nothing herein contained shall impose any obligations on any Person doing business with the Company to inquire as to whether or not a Manager has authority to or has properly exercised its authority in acting for Company or in executing any documents referred to in this Section 5.13.

            (b) The Managers shall use all commercially reasonable efforts to operate the Company and the Operating Company so as to minimize the amount of any non-qualifying REIT assets and income to the Class B Member.

                                    ARTICLE 6
                        RIGHTS AND OBLIGATIONS OF MEMBERS

      6.1 Limitation of Liability. A Member shall not be personally liable to creditors of the Company for any debts, obligations, liabilities or losses of the Company, whether arising in contract, tort or otherwise, beyond such Member's Capital Contribution, except as otherwise required by law. Except as expressly provided to the contrary in this Agreement, the Members shall not have any liability to contribute money or make loans to, or with respect to the liabilities or obligations of the Company nor shall the Members be liable for any obligations of the Company.

      6.2 List of Members. Upon the written request of any Member, the Managers shall provide a list showing the names, addresses and Percentage Interests of all Members.

      6.3 Company Books. In accordance with Section 9.9 herein, the Managers shall maintain and preserve, during the term of the Company, the accounts, books and other relevant Company documents. Upon reasonable written request, each Member and his duly authorized representative shall have the right, at any time during ordinary business hours, as reasonably determined by the Managers, to inspect and copy such Company documents at the Member's expense, for any purpose reasonably related to the Member's Membership Interest.

      6.4 Priority and Return of Capital. Except as may be expressly provided in
Article 9, no Member shall have priority over any other Member, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section 6.4 shall not apply to the repayment by the Company of loans (as distinguished from Capital Contributions) which a Member has made to the Company.

      6.5 No Preemptive Rights. No Member shall have any preemptive or preferential right, including any such right with respect to (a) additional Capital Contributions; (b) issuance or sale of Membership Interests, whether unissued or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such unissued Membership Interest; (d) issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

      6.6 No Management Rights. Except as specifically set forth in Article 5 and in Section 6.8, no Member shall take part in the management or control of the business of the Company or transact any business in the name of the Company. No Member shall have the power or authority to bind the Company or to sign any agreement or document in the name of the Company. No Member shall have any power or authority with respect to the operation of the Company, except insofar as the consent of the Member shall be expressly required by this Agreement or by the Act.

      6.7 Other Activities. The Members may engage in or possess interests in other business ventures of every kind and description including, without limitation, serving as general or limited member of other companies which own, either directly or through an interest in other companies, real estate projects similar to the Property. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

      6.8 Rights of the Class B Member. Notwithstanding anything herein to the contrary, neither the Managers nor the Members shall have the right to take any of the following actions without the written consent of the Class B Member:

            (a) Change the name, jurisdiction or principal place of business of the Company;

            (b) Cause the Company or the Operating Company to be merged or consolidated with another entity;

            (c) Change the purpose of the Company or the Operating Company;

            (d) Acquire, or consent to the acquisition by the Operating Company of, any asset other than the Company's interest in the Operating Company and the Operating Company's interest in the Property;

            (e) Amend the provisions of the organizational documents of the Operating Company except as may be required by the terms of any loan secured by the Property which amendment does not change the purpose of the Operating Company or negatively affect the Class B Member;

            (f) Request or accept any Additional Capital Contribution or permit any additional capital contribution to be made by any Person to the Operating Company, or permit any loan to be made by a Class A Member or its Affiliate to the Company or the Operating Company except as contemplated by the Omnibus Agreement except as expressly permitted in
      Section 8.3;

            (g) Make any election to treat the Company or the Operating Company as an association taxable as a corporation;

            (h) Cause the Company or the Operating Company to enter into any transaction or engage in any activity if consummating such transaction or engaging in such activity could reasonably expected to (i) cause the Company or the Operating Company to have any assets at the end of any calendar quarter that are not described in Section 856(c)(4)(A) of the Code, (ii) cause the Company or the Operating Company to have gross income for any taxable year unless at least 95% of such gross income consists of items listed in Section 856(c)(3) of the Code and the balance of such additional gross income consists of items listed in Section 856(c)(2) of the Code, (iii) acquire any stock of a C corporation having more than 35% of the vote or value of such corporation, (iv) acquire any assets from a C corporation in a carryover basis transaction; or (v) engage in any transaction described in Section 857(b)(6)(B)(iii) of the Code;

            (i) Amend any provision of this Operating Agreement affecting the Class B Member.

                                    ARTICLE 7
                          CONSENTS, VOTING AND MEETINGS

      7.1 Consents.

            (a) Any action required or permitted to be taken by the Class A Members may be authorized by requisite written consent, without the necessity of meeting.

            (b) Any request for consent of the Class A Members pursuant to this Agreement shall be made by delivery of a written request to each Class A Member whose consent or approval is requested.

            (c) Each Class A Member who receives a request for consent or approval shall respond by delivery of a written consent, approval or declination to the requesting party within fifteen (15) days of the delivery of the request for consent or approval unless another time period is specified in this Agreement. Failure to respond as provided in this
      Section 7.1(c) shall constitute a consent or approval for all purposes of this Agreement.

      7.2 Meetings of Members.

            (a) Meetings of the Class A Members shall be held at such location in Chicago, Illinois, at the address stated in any proper notice of a meeting. A notice of a meeting shall state, with reasonable particularity, the purposes of the meeting.

            (b) Meetings shall be held only when called by a Manager or by a Class A Member.

      7.3 Submissions to Members. The Managers may give the Class A Members notice of any proposal or other matter required by any provision of this Agreement or by law to be submitted for consideration and approval of the Class A Members. Such notice shall include any information required by the relevant provision of this Agreement or by law.

                                    ARTICLE 8
                CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

      8.1 Initial Capital Contributions. The Members shall be deemed to have contributed as their initial capital contributions to the Company the amounts indicated on Schedule A attached hereto.

      8.2 Capital Accounts.

            (a) There shall be established and maintained for each Member on the books of the Company a capital account (the "Capital Account") in accordance with the following provisions: A separate Capital Account will be maintained for each Member. The initial Capital Account balance of each Member shall be the amount indicated on Schedule A. Thereafter, each Member's Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Profits and Capital Event Net Profits; (4) items in the nature of income or gain which are specially allocated pursuant to Section
      9.2 hereof; and (5) allocations to such Member of income described in Code
      Section 705(a)(1)(B). Each Member's Capital Account will be decreased by
      (1) the amount of money distributed to such Member by the Company; (2) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); (3) allocations to such Member of Net Losses and Capital Event Net Losses; (4) allocations to such Member of expenditures described in Code Section 705(a)(2)(B); and (5) items in the nature of expenses or losses which are specially allocated pursuant to Section 9.2 hereof.

            (b) In the event of a permitted sale or exchange of a Membership Interest in the Company pursuant to Article 10 hereof, the Capital Account of the Transferring Member shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

            (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 8.2 is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder and the provisions herein regarding maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such Regulations. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.2 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.2, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in this Operating Agreement.

      8.3 Additional Capital Contributions. If there is insufficient Operating Cash Flow to satisfy the amounts due under the Loan Agreement, the Members shall have the right to contribute as additional capital to the Company the amount required in proportion to each Member's Percentage Interest (such contribution being referred to as the "Additional Capital Contributions"). Except as set forth in the preceding sentence, no Member shall be permitted to make an additional capital contribution to the Company without the consent of the Class B Member.

                                    ARTICLE 9
          ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND REPORTS

      9.1 Allocation of Profits and Losses. For each Fiscal Year, the Company's Net Profit or Net Loss shall be separately calculated with respect to such Fiscal Year (such Net Profit or Net Loss not including Capital Event Net Profit or Capital Event Net Loss, the "Operating Net Profit" or "Operating Net Loss"). Upon the occurrence of a Capital Event, the Company's Net Profit or Net Loss related to such Capital Event shall be separately calculated (such Net Profit or Net Loss being the "Capital Event Net Profit" or "Capital Event Net Loss").

            (a) Operating Net Profits: Operating Net Profits of the Company for each Fiscal Year shall be allocated as follows:

                  (i) Operating Net Profits shall first be allocated among the
            Class A Members in the order, in the proportions and to the extent that Operating Net Losses were previously allocated to them.

                  (ii) Operating Net Profits shall then be allocated to the
            Class A Members to the extent that the accrued Additional Capital Preferred Return (whether or not paid) exceeds the Operating Net Profits previously allocated in respect thereof.

                  (iii) The remaining Operating Net Profits shall then be
            allocated to the Class A Members in such proportions and amounts as may be required so that their respective Capital Account balances will be proportionate to their Percentage Interests, or as nearly proportionate as possible.

            (b) Operating Net Losses. Operating Net Losses shall be allocated among the Class A Members as follows:

                  (i) The losses shall first be allocated to the Class A Members in proportion to and to the extent that their respective capital contributions exceeds the losses previously allocated in respect thereof.

                  (ii) The remaining losses shall be allocated to the Class A
            Members in proportion to their respective Percentage Interests.

            (c) Capital Event Net Profits; Capital Event Net Losses. Capital Event Net Profits and Capital Event Net Losses shall be allocated among the Members to the extent necessary to cause the Capital Account balance of each Member (determined after reflection therein of all allocations under Section 9.2 and after making the adjustments to Capital Accounts described in Section 9.1(b)(i) hereof) to equal, as nearly as possible, the amount of Capital Proceeds to be distributed to such Member under
      Section 9.4(a)(ii), and the balance, if any, so as to cause the Capital Account balance of each Member (as so adjusted) to equal, as nearly as possible, the amount of Capital Proceeds that would be distributed to such Member under Section 9.4(a)(ii) if the Company were then liquidated and its assets applied and distributed as provided in Section 9.4(a)(ii).

      9.2 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 9:

            (a) Allocation of Deductions Related to OID. Deductions of the Company related to original issue discount on the Loan made pursuant to the Loan Agreement shall be allocated 100% to the Class B Member for each Fiscal Year (or portion thereof).

            (b) Regulatory Allocations.

                  (i) Minimum Gain Chargeback. Except as otherwise provided in
            Treasury Regulation Section 1.704-2(f), notwithstanding the provisions of Section 9.1 of this Operating Agreement, or any other provision of this Article 9, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulation Section 1.704-2(g). The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). It is intended that, pursuant to this Section 9.2(b)(i) or Section 9.2(b)(ii) below, the Class B Member will be allocated items of income and gain attributable to funds applied by the [Company][Operating Company] to repay the Loan made pursuant to the Loan Agreement up to but not in excess of the deductions allocated to the Class B Member pursuant to Section 9.2(a). This Section 9.2(b)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 9.2(b)(i).

                  (ii) Partner Minimum Gain Chargeback. Except as otherwise
            provided in Treasury Regulation Section 1.704-2(i)(4), and notwithstanding the provisions of Section 9.1 of this Operating Agreement or any other provision of this Article 9 (except Section 9.2(b)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.2(b)(ii) is
            intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Treasury Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 9.2(b)(ii).

                  (iii) Nonrecourse Deductions and Partner Nonrecourse
            Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(i).

                  (iv) Qualified Income Offset. If any Member unexpectedly
            receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), that causes such Member to have a Adjusted Capital Account Deficit, items of Company income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Member as quickly as possible provided that an allocation pursuant to this Section 9.2(b)(iv) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 9 have been tentatively made as if this Section 9.2(b)(iv) were not in the Agreement. It is intended that this Section 9.2(b)(iv) qualify and be construed as a "qualified income offset" within the meaning of treasury Regulation 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 9.2(b)(iv).

                  (v) Gross Income Allocation. In the event any Member has a deficit balance in its Capital Account at the end of any Fiscal Year which is in excess of the sum of (1) the amount (if any) such Member is obligated to restore to the Company, and (2) the amount such Member is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.2(b)(v) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided in this Article 9 have been tentatively made as if this Section 9.2(b)(v) and Section 9.2(b)(iv) were not in this Operating Agreement.

                  (vi) Limitation on Allocation of Net Loss. The Net Losses
            allocated to any Member pursuant to Section 9.1 hereof shall not exceed the maximum amount of Net Losses that can be so allocated to such Member without causing such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. To the extent an allocation of Net Losses would cause or increase an Adjusted Capital Account Deficit as to any Member, the limitation set forth in this
            Section 9.2(b)(vi) shall be applied on a Member by Member basis in accordance with their respective Percentage Interests so as to allocate the maximum permissible Net Losses to each Member without causing any Member to have an Adjusted Capital Account Deficit.

                  (vii) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Section 1.704 l(b)(2)(iv)(m)(2) or Treasury Regulation
            Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulation Section 1.704 l(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  (viii) Curative Allocations. The allocations set forth in
            Sections 9.2(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 9.1, the Regulatory Allocations shall be taken into account if necessary in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

      9.3 Tax Allocations.

            (a) In General. Except as otherwise provided in this Section 9.3, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 9.1 and 9.2.

            (b) Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 9.3(a), Tax Items with respect to Company property that is contributed to the Company by a Member shall be shared among the Members for income tax purposes pursuant to Treasury Regulation promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value. With respect to Company property, if any, that is initially contributed to the Company upon its formation, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional method" as described in Proposed Treasury Regulation 1.704-3(b) and Treasury Regulation 1.704-1(c)(2). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of tax items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulation under the same method.

      9.4 Distributions.

            (a) Distributions shall be made as follows:

                  (i) Operating Cash Flow. Subject to Section 9.5 below,
            Operating Cash Flow, if any, shall be applied and paid to the applicable Persons by the Company as follows:

                        (1) First, to all amounts then due on a Senior Loan;

                        (2) Second, in an amount required to satisfy the
                  interest then due under the Loan;

                        (3) Third, to the payment of accrued interest at the
                  8.5% or 12% rate as the case may be on any TI/Cap Ex Loans pro rata to each of the lenders thereof or to the sole lender thereof, as applicable;

                        (4) Fourth, to the payment of accrued interest at the
                  8.5% or 12% rate as the case may be on any Covered Loans pro rata to each of the lenders thereof or to the sole lender thereof, as applicable;

                        (5) Fifth, to the payment of accrued interest at the
                  8.5% or 12% rate as the case may be on any Reposition Loans pro rata to each of the lenders thereof or to the sole lender thereof, as applicable;

                        (6) Sixth, to the Members who have made Additional
                  Capital Contributions in an amount equal to a 7.65% per annum return thereon (the "Additional Capital Preferred Return");

                        (7) Seventh, to the Members who have made Additional
                  Capital Contributions in an amount equal to the Additional Capital Contributions, to be distributed pro rata; and

                        (8) Thereafter, to the Class A Members pro rata in
                  proportion to their Percentage Interests.

                  (ii) Capital Proceeds. Capital Proceeds shall be applied and paid to the applicable Persons within five days of receipt thereof by the Company, as follows:

                        (1) First, to fully satisfy all Senior Loans;

                        (2) Second, in an amount sufficient to fully satisfy all
                  amounts due on any outstanding TI/Cap Ex Loans with respect to such Property pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal together with an amount, to the extent required, to provide the sole lender of any such TI/Cap Ex Loan with its 15% internal rate of return;

                        (3) Third, in an amount sufficient to fully satisfy all
                  amounts due on any outstanding Covered Loans with respect to such Property pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal together with an amount, to the extent required, to provide the sole lender of any such Covered Loan with its 15% internal rate of return;

                        (4) Fourth, in an amount sufficient to fully satisfy all
                  amounts due on any outstanding Reposition Loans with respect to such Property pro rata to the lenders thereof or to the sole lender thereof which shall be applied first to accrued and unpaid interest and then to principal together with an amount, to the extent required, to provide the sole lender of any such Reposition Loan with its 15% internal rate of return;

                        (5) Fifth, to the First Union Lender until it shall have
                  received all accrued and unpaid interest on the Loan;

                        (6) Sixth, to the First Union Lender until it shall have
                  received the outstanding principal balance due under the Loan;

                        (7) Seventh, to the Members who have made Additional
                  Capital Contributions in an amount, when added to all distributions made pursuant to Sections 9.4(a)(i)(6) and (7) equals the Additional Capital Preferred Return and the Additional Capital Contributions, to be distributed pro rata, which shall be applied first to accrued and unpaid interest and then to the Additional Capital Contributions; and

                        (8) Eighth, to the Class A Members (to be allocated
                  among them based on their respective Percentage Interests) until they shall have received, when added to all other distributions received by the Class A Members pursuant to this
                  Section 9.4(a)(ii)(8) and Section 9.4(a)(i)(8) an amount equal to a cumulative return of 7.65% per annum on the Class A Member Amount outstanding from time to time;

                        (9) Ninth, to the Class A Members (to be allocated among
                  them based on their respective Percentage Interests) until they shall have received an amount which when added to any amounts received pursuant to Section 9.4(a)(i)(8) hereof which are in excess of the amounts required to be distributed pursuant to Section 9.4(a)(ii)(8) is equal to the Unreturned Class A Member Amount;

                        (10) Tenth, to the Class A Members (to be allocated
                  among them based on their respective Percentage Interests) until they have received an amount equal to the Class A Shortfall;

                        (11) Eleventh, [51%/40%] to the Class A Members (to be
                  allocated among them based on their respective Percentage Interests) and [49%/60%] to the Class B Member, until they have each received a cumulative return equal to the Applicable Rate per annum on the Class A Member Amount and Class B Member Amount, as applicable, outstanding from time to time; and [PERCENTAGES WILL BE 51% - 49% IF SUBSEQUENT ADVANCE HAS NOT BEEN MADE]

                        (12) Thereafter, [59.1667%/50%] to the Class A Members
                  (to be allocated among them based on their respective Percentage Interests) and [40.8333%/50%] to the Class B Member. [PERCENTAGES WILL BE 59.1667% - 40.8333% IF THE SUBSEQUENT ADVANCE HAS NOT BEEN MADE]

            (b) The Company may offset against any distributions otherwise payable to a Member any amount owed by a Member arising out of a breach of this Operating Agreement including, but not limited to, the indemnification obligations owed under Section 5.8 of this Agreement.

            (c) [intentionally omitted].

            (d) The Company may offset damages for breach of this Operating Agreement by a Member whose Membership Interest is liquidated (either upon the redemption of a Member's Membership Interest or the liquidation of the Company) against the amount otherwise distributable to such Member pursuant to this Section 9.4.

            (e) A Member has no right to demand and receive any distribution in a form other than cash.

      9.5 Limitations Upon Distributions.

            (a) No distributions shall be made and paid if, after the distribution is made either;

                  (i) the Company would be insolvent; or

                  (ii) the net assets of the Company would be less than zero.

            (b) The Managers may base a determination that a distribution may be made under Section 9.4 in good faith reliance upon a balance sheet and profit and loss statement of the Company fairly reflecting the financial condition of the Company.

      9.6 Accounting Principles. The Company's financial statements shall be prepared and its profit and loss statement shall be determined in accordance with generally accepted accounting principles applied on a consistent basis using the tax basis method of accounting.

      9.7 Interest on and Return of Capital Contributions. No Member shall be entitled to interest on its Capital Contribution or to a return of its Capital Contribution, except as otherwise specifically provided for herein.

      9.8 Loans to Company. Subject to Section 6.8 and only as otherwise permitted by the Omnibus Agreement and the Loan Agreement, nothing in this Operating Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Managers.

      9.9 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of the operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

            (a) A current list of the full name and last known address of each Member setting forth the amount of cash each Member has contributed, a description and statement of the agreed value of the other property or services each Member has contributed or has agreed to contribute in the future, and the date on which each became a Member;

            (b) A copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

            (c) Copies of the Company's financial statements and federal, state and local income tax returns and reports, if any, for the three (3) most recent years;

            (d) Copies of the Company's currently effective written Operating Agreement, as amended;

            (e) Minutes of every meeting; and

            (f) Any written consents obtained from Members for actions taken by Members without a meeting.

      9.10 Special Reports Class B Members. The Company shall provide to the Class B Member in writing (i) no later than 15 days after the end of each calendar quarter, a statement signed by the Managers confirming that the Company is in compliance with the provisions of Section 6.8 (h) hereof and (ii) as soon as reasonably practicable, such additional information (if any) requested by the Class B Member in writing as is necessary, in the reasonable discretion of the Class B Member for the Class B Member to determine compliance by the Class B Member and/or FUR with the requirements applicable to qualification as a REIT

      9.11 Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns or pertinent information therefrom shall be furnished to the Members within a reasonable time after the end of the Company's Fiscal Year. Except as otherwise provided in this Operating Agreement, all elections permitted to be made by the Company under federal or state laws shall be made by the Managers in their sole discretion, subject to the provisions of Section 6.8. In making the determination, the Manager shall not discriminate against (or in favor of) one or more Members. Notwithstanding the foregoing, the Managers shall provide the Class B Member with copies of the Company's income tax returns, including any amended returns for its review and approval (not to be unreasonably withheld or delayed) at least 30 days prior to the filing thereof. The Class B Member shall provide its comments (if any) on such returns within 15 days after receiving the returns together with any supporting schedules and other information reasonably requested by the Class B Member in connection with its review; provided, however, the Class B Member shall only have the right to comment on any matters that affect its interest in the Company. In recognition of the fact that the Company expects to be treated as a partnership for U.S. federal income tax purposes, the Members agree to treat their Membership Interest as partnership interests for U.S. federal and state income tax reporting purposes.

      9.12 Tax Matters Partner. Gerald Nudo is designated the "Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. Notwithstanding the foregoing, the Tax Matters Partner agrees that in connection with any tax audit or tax litigation it shall: (A) provide the Class B Member a copy of any written notice of such audit or tax litigation received by the Tax Matters Partner on behalf of the Company; (B) provide the Class B Member with the right to participate in any tax audit or tax litigation, at its own expense (unless such participation is requested by the Tax Matters Partner in which event it shall be the Company's expense); (C) to the extent required, cause the Company to elect under Code
Section 6231(a)(1)(B)(ii) to have the provisions of subchapter C of chapter 63 of the Code apply; and (D) allow the Class B Member the option to elect not to participate in any tax settlement negotiated by the Tax Matters Partner on behalf of the Company.

                                   ARTICLE 10
                            RESTRICTIONS ON TRANSFERS

      10.1 General. Except as set forth in Section 10.2 below no Member shall:
(i) sell, assign, pledge, hypothecate, transfer, exchange or otherwise transfer for consideration (collectively, "sale"), or (ii) gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy) (collectively "gift"), any of its Membership Interest, unless approved by a Majority Vote of the remaining Class A Members. Any sale or gift pursuant to this Section 10.1 shall only be effective to the extent set forth in Sections 10.2 and 10.3. In the event of an unpermitted transfer arising out of operation of law or bankruptcy, the transferee shall be required to pay the Company Twenty Five Thousand and No/100 Dollars ($25,000.00) for each one percent (1%) Membership Interest transferred to such transferee.

      10.2 Permitted Transfers of Membership Interests. A Member may sell or gift all or any part of its Membership Interest in the Company without the consent of a Majority Vote of the remaining Members to (i) a limited liability company in which a Member is the sole or controlling member and all other members are members of the Member's Immediate Family (which term shall be defined to include for purposes of this Article 10 ancestors, descendants, spouses, nieces, nephews and siblings); (ii) a corporation of which all of the issued and capital stock of all classes is owned and controlled by a Member or members of the Member's Immediate Family, (iii) a trust for the benefit of members of Member's Immediate Family; (iv) members of a Member's Immediate Family or one or more beneficiaries of a Member acting as trustee under a trust;
(v) another Member; (vi) to any Person specified in (i) through (v) above by devise or bequest; (vii) in the case of the Class B Member, an Affiliate of the Class B Member, or (viii) as otherwise permitted under this Agreement. Notwithstanding anything in this Section 10.2 to the contrary, any sale or gift under this Section 10.2 shall comply with the provisions of Section 10.3. In addition, such transferee shall not be deemed a Member of this Company unless the conditions of Section 10.6 are also satisfied.

      10.3 Further Requirements on Transfer. If a sale or gift is permitted under Section 10.1 or 10.2, no Member shall sell or gift any of his Membership
Interest: (i) without registration under applicable federal and state securities laws, or unless he delivers an opinion of counsel satisfactory to the Members that registration under such laws is not required; (ii) if the Membership

Interest(s) subject to the sale or gift, when added to the total of all other Membership Interests subject to sales or gifts in the preceding twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code; (iii) without any proposed transferee or donee agreeing to be bound by this Operating Agreement; (iv) without the proposed transferee or donee making all representations and delivering all such certificates, evidences or assurances reasonably requested by the other Members; and (v) without the proposed transferee or donee paying any reasonable expenses in connection with its admission as a Member.

      10.4 Effectiveness of Transfer. Any sale, transfer or gift of any of a Member's Membership Interest(s) in the Company will take effect on the first day following receipt by the Manager of written notice that all of the requirements of Sections 10.1 and 10.2 have been met.

      10.5 Involuntary Transfers. In the event (i) of the death or adjudication of insanity or incompetency of an individual Member, or (ii) any Member shall be the subject of a bankruptcy, the personal representative or trustee (or successor-in-interest) of the deceased, insane or incompetent Member or bankrupt Member shall be an assignee of such Member's interest in the Company having the rights set forth in Section 10.6 and shall not become an additional or substituted Member unless and until the conditions set forth in Section 10.3 are satisfied; and any such Member's estate (or successor-in-interest) shall be liable for all of its obligations as a Member.

      10.6 Status of Assignee. Any person who acquires all or any portion of the interest of a Member in the Company in any manner (including, but not limited to, to a transfer permitted by Section 10.1, 10.2 or 10.5), shall not be a Member of the Company unless and until (i) the conditions of Section 10.3 are satisfied and (ii) in the case of Class A Members only, the remaining Class A Members approve by a Majority Vote the admission of such person as a Member in the Company. Unless and until such conditions are satisfied, such person shall, to the extent of the interest acquired, be entitled only to the transferor Member's rights, if any, in the Net Profits, Net Losses and Distributable Cash to the Members pursuant to this Operating Agreement, subject to the liabilities and obligations of the transferor Member hereunder; but such person shall have no right to participate in the management of the business and affairs of the Company and shall be disregarded in determining whether the approval, consent or any other action has been given or taken by the Members. Any such assignee shall have the same right, subject to the same limitations, as the transferor Member had under the provisions of this Article 10 to assign its interest as a Member (including the right to assign such interest to any person to which such Member could have assigned its interest pursuant to Sections 10.1, 10.2 or 10.5), but any such further assignee shall have only the rights set forth in this Section
10.6 and shall not become an additional or substituted Member of the Company unless and until the conditions of this Section 10.6 have been satisfied.

                                   ARTICLE 11
                           DISSOLUTION AND TERMINATION

      11.1 Dissolution.

            (a) The Company shall be dissolved upon the occurrence of any of the following events:

                  (i) when the period fixed for the duration of the Company
            shall expire pursuant to Section 2.5 hereof; or

                  (ii) by the unanimous written agreement of all Members.

            (b) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his or her person or his or her property, the Member's executor, administrator, guardian, conservator or other legal representative may exercise all of the Member's rights for the purpose of settling his or her estate or administering his or her property.

            (c) Dissolution of the Company shall be effective on the date of dissolution as set forth in Section 11.1(a) above, but the Company shall not terminate until the articles of dissolution shall be filed with the Secretary of State of the State of Illinois and the assets of the Company are distributed as provided in Section 11.2 below. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members shall continue to be governed by this Operating Agreement.

      11.2 Winding Up, Liquidation and Distribution of Assets.

            (a) Upon dissolution, an accounting shall be made of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

            (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall:

                  (i) sell or otherwise liquidate all of the Company's assets as promptly as practicable;

                  (ii) allocate any Net Profit or Net Loss resulting from such sales to the Member's Capital Accounts in accordance with Article 9 hereof;

                  (iii) discharge all liabilities of the Company, including
            liabilities to Members who are creditors of the Company to the extent permitted by law, excluding liabilities for distributions to Members under Sections 9.4(a); and

                  (iv) distribute the remaining assets to Members in accordance with Section 9.4(a)(ii).

            (c) Notwithstanding anything to the contrary in this Operating Agreement, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the deficit balance shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

            (d) Upon completion of the winding up, liquidation and distribution of the assets of the Company, the Company shall be deemed terminated.

            (e) The Managers shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

      11.3 Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, articles of dissolution as required by the Act, shall be executed in duplicate and filed with the Illinois Secretary of State.

      11.4 Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Illinois Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

      11.5 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

      12.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. Except as otherwise provided herein, any such notice shall be deemed to be given two business days after the date on which the same was deposited in the United States mail, addressed and sent as aforesaid.

      12.2 Application of Illinois Law. This Operating Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Illinois, and specifically the Act and the Articles of Organization. In the event of a direct conflict between the provisions of this Operating Agreement and the provisions of the Act or the Articles of Organization, such provisions of the Act or the Articles of Organization, as the case may be, shall be controlling.

      12.3 Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

      12.4 Amendments. This Operating Agreement may not be amended except in writing by unanimous consent of the Members.

      12.5 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

      12.6 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

      12.7 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

      12.8 Waivers. The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

      12.9 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

      12.10 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

      12.11 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

      12.12 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

      12.13 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      12.14 Entire Agreement. This Agreement, together with schedules and exhibits attached hereto and any other documents executed concurrently herewith, sets forth all (and is intended by all parties to be an integration of all) of the promises, agreements and understandings among the parties hereto with respect to the Company, the Company business and the property of the Company, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

      IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.

                                              MEMBERS:

                                    Exhibit E

                                  LAND PARCELS

                             [intentionally omitted]

                                    Exhibit F

                              MANAGEMENT AGREEMENT

                             [intentionally omitted]